Exhibit 2.1

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PURCHASE AND SALE AGREEMENT

among

TrailStone NA Oil & Refining Holdings, LLC

as Seller,

Par Petroleum, LLC

as Buyer

and

solely for purposes of Section 6.1, Section 6.12, Section 6.18, Section 6.3(f), Section 6.24, Section 6.25, Section 6.27, Article I and Article XI,

Par Pacific Holdings, Inc.

dated as of November 26, 2018

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TABLE OF CONTENTS

	ARTICLE I
	DEFINITIONS AND CONSTRUCTION

1.1	Definitions	1
1.2	Rules of Construction	23
ARTICLE II
PURCHASE AND SALE AND CLOSING

2.1	Purchase and Sale	24
2.2	Purchase Price	25
2.3	Closing	26
2.4	Closing Deliveries by Seller to Buyer	27
2.5	Closing Deliveries by Buyer to Seller	28
2.6	Purchase Price Adjustments	29
2.7	Adjustment Determination Disputes	29
ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING SELLER

3.1	Organization	30
3.2	Authority	30
3.3	No Conflicts	31
3.4	Title to Interests	31
3.5	Legal Proceedings	31
3.6	Brokers	32
3.7	Investment Intent	32
3.8	Ownership of Securities	32
3.9	No General Solicitation	33
ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING
THE ACQUIRED COMPANIES

4.1	Organization	33
4.2	No Conflicts	33
4.3	Ownership; Subsidiaries	34
4.4	Business	34
4.5	Bank Accounts	34
4.6	Legal Proceedings	34
4.7	Compliance with Laws and Orders	35
4.8	Financial Statements; No Undisclosed Liabilities	35
4.9	Taxes	36
4.10	Contracts	37
4.11	Real Property	39
4.12	Permits	40

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4.13	Environmental Matters	40
4.14	Insurance	41
4.15	Brokers	41
4.16	Employee Matters	41
4.17	Employee Benefits	42
4.18	Absence of Changes	44
4.19	Intellectual Property	44
4.20	Credit Support Obligations	45
4.21	Affiliate Contracts	45
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

5.1	Organization	45
5.2	Authority	45
5.3	No Conflicts	45
5.4	Legal Proceedings	46
5.5	Compliance with Laws and Orders	46
5.6	Brokers	47
5.7	Acquisition as Investment	47
5.8	Financial Resources	47
5.9	[***]	48
5.10	Exon Florio	49
5.11	Capitalization	49
5.12	Valid Issuance	50
5.13	SEC Documents	50
5.14	Investment Company	50
5.15	Internal Controls; Listing Exchange	51
5.16	Form S-3	52
5.17	Absence of Changes	52
5.18	No Stockholder Approval	52
5.19	Takeover Laws	52
5.20	Certain Transfer Restrictions	52
ARTICLE VI
COVENANTS

6.1	Regulatory and Other Approvals	53
6.2	Access of Buyer	55
6.3	Certain Restrictions	56
6.4	Use of Certain Names	60
6.5	Termination of Certain Services and Contracts	60
6.6	Distributions	60
6.7	Insurance	61
6.8	Casualty and Condemnation	61
6.9	Transfer Taxes	63

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6.10	[Reserved.]	63
6.11	Tax Matters	63
6.12	Public Announcements	66
6.13	Further Assurances	66
6.14	Employee and Benefit Matters	66
6.15	Resignation of Officers and Directors	69
6.16	Release of Support Obligations	69
6.17	Letters of Credit; Intermediation Agreement	70
6.18	Financing	71
6.19	Confidentiality	73
6.20	Title Insurance Policies; Surveys	74
6.21	Financial Statement Assistance	75
6.22	Excluded Litigation	76
6.23	RIN Payment	77
6.24	Listing Application	78
6.25	Buyer Parent Board Approval; Takeover Laws	78
6.26	Tax Insurance Policies	78
6.27	Guaranty	78
6.28	Return of Buyer LC	79
6.29	Delivery of Commitment Fee	79

ARTICLE VII
BUYER’S CONDITIONS TO CLOSING

7.1	Representations and Warranties	79
7.2	Performance	80
7.3	Officer’s Certificate	80
7.4	Orders and Laws	80
7.5	Consents and Approvals	80
7.6	Closing Deliverables	80
7.7	No Company Material Adverse Effect	80
7.8	Financing Failure	80

ARTICLE VIII
SELLER’S CONDITIONS TO CLOSING

8.1	Representations and Warranties	81
8.2	Performance	81
8.3	Officer’s Certificate	81
8.4	Orders and Laws	81
8.5	Consents and Approvals	81
8.6	Closing Deliverables	81
8.7	No Buyer Parent Material Adverse Effect	82
8.8	Listing	82
8.9	Buyer Parent Board Approval	82

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	ARTICLE IX TERMINATION

9.1	Termination	82
9.2	Effect of Termination	83

ARTICLE X
LIMITATIONS ON LIABILITY, WAIVERS AND INDEMNITY

10.1	Indemnity	84
10.2	Limitations of Liability	85
10.3	Indirect Claims	87
10.4	[Reserved]	87
10.5	[***]	87
10.6	[***]	89
10.7	Procedure with Respect to Third-Party Claims	90
10.8	Access to Information	91
10.9	Tax Characterization of Indemnity Payments	92
10.10	Indemnification Insurance Policies	92
10.11	Holdback Amount	92

ARTICLE XI
MISCELLANEOUS

11.1	Notices	94
11.2	Entire Agreement	96
11.3	Expenses	96
11.4	Disclosure	96
11.5	Waiver	97
11.6	Amendment	97
11.7	No Third Party Beneficiaries	98
11.8	Assignment; Binding Effect	98
11.9	Headings	98
11.10	Invalid Provisions	98
11.11	Counterparts; Facsimile	98
11.12	Governing Law; Venue; and Jurisdiction	99
11.13	Attorneys’ Fees	99
11.14	Specific Performance	99
11.15	Counsel Waiver	100
11.16	No Recourse to Debt Financing Parties	101

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EXHIBITS

Exhibit A	Form of Assignment Agreement

Exhibit B	Form of Title Affidavits

Exhibit C	Form of Registration Rights Agreement

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SCHEDULES

1.1-A	Sample Net Working Capital Calculation
1.1-KB	Buyer Knowledge Individuals
1.1-KS	Seller Knowledge Individuals
1.1-LOC	Existing Letters of Credit
1.1-R	Refinery
1.1-TC	Terminated Contracts
1.1-SO	Seller Support Obligations
2.6(b)	Hydrocarbon Inventory Determination
3.3(c)	Seller Approvals
4.2(b)	Company Consents
4.3	Ownership
4.5	Bank Accounts
4.6	Legal Proceedings
4.10(a)	Material Contracts
4.11	Real Property
4.12	Permits
4.13(b)	Environmental Matters
4.14	Acquired Company Policies
4.16(b)	Collective Bargaining Agreements
4.17(a)	Acquired Company Benefit Plans
4.17(i)	Non-Terminable Acquired Company Benefit Plans
4.19	Intellectual Property
5.3(c)	Buyer Approvals
5.11	Outstanding Buyer Parent Equity Interest
5.11(e)	Other Registration Rights
6.3	Exceptions to Conduct of Business
7.5	Buyer Approvals
8.5	Seller Approvals and Company Consents

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement dated as of November 26, 2018 (this “Agreement”) is made and entered into by and among TrailStone NA Oil & Refining Holdings, LLC, a Delaware limited liability company (“Seller”), Par Petroleum, LLC, a Delaware limited liability company (“Buyer”), and, solely for purposes of Section 6.1, Section 6.3(f), Section 6.12, Section 6.18, Section 6.24, Section 6.25, Section 6.27, Article I and Article XI, Par Pacific Holdings, Inc., a Delaware corporation (“Buyer Parent”).

RECITALS

1. Seller is the direct owner of all of the Equity Interests (collectively, the “Interests”) in TrailStone NA Asset Finance I, LLC, a Delaware limited liability company (the “Company”).

2. The Company is the direct or indirect owner of (i) one hundred percent (100%) of the issued and outstanding capital stock of U.S. Oil and Refining Co., a Delaware corporation (“USOR”), (ii) one hundred percent (100%) of the issued and outstanding capital stock of McChord Pipeline Co., a Washington corporation (“McChord”) and (iii) one hundred percent (100%) of the issued and outstanding equity interests of USOT WA, LLC (“USOT” and together with the Company, USOR and McChord, the “Acquired Companies”).

3. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Interests on the terms and subject to the conditions set forth herein.

STATEMENT OF AGREEMENT

Now, therefore, in consideration of the premises and the mutual representations, warranties, covenants and agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Acceptable Issuing Bank” means a United States commercial bank having, at the time of such issuance ratings of at least “A-” by Standard & Poor’s and at least “A3” by Moody’s Investor Services, Inc. and capital, surplus and undivided profits in excess of $10,000,000,000.

“Acquired Companies” has the meaning given to it in the Recitals to this Agreement.

“Acquired Company Benefit Plan” means a Benefit Plan that is sponsored, maintained or contributed to by an Acquired Company, for the benefit of the Acquired Company Employees.

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“Acquired Company Employee” means an individual who is employed by an Acquired Company.

“Acquired Company Policies” has the meaning given to it in Section 4.14.

“Adjustment Determination” has the meaning given to it in Section 2.6(b).

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities or ownership interests, by Contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than fifty percent (50%) of the voting securities in such corporation or of the voting interest in a partnership or limited liability company or the general partner interest in a partnership.

“Affiliate Contracts” means any Contract between Seller or any Non-Company Affiliate, on the one hand, and any Acquired Company, on the other hand.

“Agreement” has the meaning given to it in the introduction to this Agreement.

“Alternative Financing” has the meaning given to it in Section 6.18(e).

“Article 11 Legend” means the following restrictive legend to be placed on the Buyer Parent Common Stock:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE 11 OF THE CERTIFICATE OF INCORPORATION OF PAR PACIFIC HOLDINGS, INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM PAR PACIFIC HOLDINGS, INC. UPON REQUEST.

“Assets” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

“Assignment Agreement” has the meaning given to it in Section 2.4(a).

“Base Purchase Price” has the meaning given to it in Section 2.2(a)(i).

“Benefit Plan” means (a) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, (b) each plan that would be an “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, if it were subject to ERISA, such as foreign plans and plans for directors, (c) each stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), (d) each bonus or incentive compensation plan, and (e) each change in control benefit, retention benefit, severance or separation benefit, perquisite or fringe benefit agreement or plan.

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“Bespoke Hedging Facility” means that certain Bespoke Hedging ISDA 2002 Master Agreement, dated as of March 17, 2016, by and between USOR and MLC, including the schedules, exhibits, annexes, ancillary agreements and credit support documents thereto, and the transactions thereunder.

“Business” means the direct or indirect ownership, operation, maintenance, financing, administration and improvement of each of the Refinery, the Dock and the McChord Pipeline, including the purchase and sale of Hydrocarbon Inventory and the conduct of other activities by the Acquired Companies related or incidental to the foregoing.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Buyer” has the meaning given to it in the introduction to this Agreement.

“Buyer Approvals” has the meaning given to it in Section 5.3(c).

“Buyer Fundamental Representations” means, collectively, the representations and warranties in [***].

“Buyer Indemnified Parties” has the meaning given to it in Section 10.1(a).

“Buyer LC” means an irrevocable, standby letter of credit issued by an Acceptable Issuing Bank, in an amount at least equal to three and three quarters percent (3.75%) of the Base Purchase Price and otherwise in a form and substance reasonably satisfactory to Seller.

“Buyer Parent” has the meaning given to it in the introduction to this Agreement.

“Buyer Parent Board Approval” has the meaning given to it in Section 5.20.

“Buyer Parent Charter” means that certain Restated Certificate of Incorporation of Buyer Parent, dated as of October 20, 2015, as amended.

“Buyer Parent Covenants” means, collectively, the covenants in Section 6.1 (Regulatory and Other Approvals), Section 6.3(f) (Certain Restrictions – Buyer Parent), Section 6.12 (Public Announcements), Section 6.18 (Financing), Section 6.24 (Listing Application), Section 6.25 (Buyer Parent Board Approval; Takeover Laws) and Section 6.27 (Guaranty).

“Buyer Parent Common Stock” means the common shares of Buyer Parent, par value $0.01 per share.

“Buyer Parent Entities” means Buyer Parent and its Subsidiaries (including Buyer).

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“Buyer Parent Equity Plan” means Par Pacific Holdings, Inc. Amended and Restated 2012 Long Term Incentive Plan.

“Buyer Parent Financial Statements” has the meaning set forth in Section 5.13.

“Buyer Parent Material Adverse Effect” means any occurrence, condition, change, development, event or effect that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, properties, condition (financial or otherwise) or results of operations of the Buyer Parent Entities, taken as a whole; provided, however, in no event shall any occurrence, condition, change, development, event or effect resulting from any of the following be considered or taken into account for purposes of determining whether there has been or will be a Buyer Parent Material Adverse Effect: (a) any change in economic conditions generally or in the industry in which the Buyer Parent Entities operate, including any change in markets for commodities or supplies; (b) any change in general regulatory, social or political conditions, including any acts of war, sabotage or terrorist activities; (c) any change in the financial, banking, credit, securities or capital markets (including any suspension of trading in, or limitation on prices for, securities on any stock exchange or any changes in interest rates) or any change in the general national or regional economic or financial conditions; (d) any change in GAAP or in any applicable Laws (including applicable Environmental Laws); (e) any effects of weather, geological or meteorological events or other natural disaster; (f) any increases in the costs of commodities or supplies; (g) any actions taken pursuant to or in accordance with the express terms of this Agreement or any actions to which Seller consents pursuant to this Agreement; (h) the announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Buyer Parent Entity with employees, labor unions, customers, suppliers or partners, and including any Proceeding with respect to the transactions contemplated hereby; or (i) any failure, in and of itself, by Buyer or Buyer Parent to meet internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; provided that clause (j) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts, estimates or predictions has resulted in a Buyer Parent Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Buyer Parent Material Adverse Effect); provided, however, that any Loss, Claim, occurrence, change or effect that is cured prior to the Closing shall not be considered or taken into account for purposes of determining whether there has been or will be a Buyer Parent Material Adverse Effect; provided, further, that any item set forth in clauses (a), (b), (c), (e) and (f) above shall be taken into account in determining whether a “Buyer Parent Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such condition, circumstance, change, event or effect has, or would reasonably be expected to have, a disproportionate impact on the Buyer Parent Entities, taken as a whole, as compared to similarly situated businesses in the same industry and markets.

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“Buyer Parent Representations” means, collectively, the representations and warranties in Article V as made with respect to Buyer Parent (including, for the avoidance of doubt, all representations and warranties in Section 5.5 (Compliance with Laws and Order), Section 5.11 (Capitalization), Section 5.12 (Valid Issuance), Section 5.13 (SEC Documents), Section 5.14 (Investment Company), Section 5.15 (Internal Controls; Listing Exchange), Section 5.16 (Form S-3), Section 5.17 (Absence of Changes), Section 5.18 (No Stockholder Approval), Section 5.19 (Takeover Laws) and Section 5.20 (Certain Transfer Restrictions)).

“Buyer Parent SEC Documents” has the meaning given to it in Section 5.13.

“Buyer Taxes” means any and all Losses arising with respect to (a) Taxes imposed on the Acquired Companies for any Tax period beginning after the Closing Date, (b) Taxes imposed on the Acquired Companies and attributable to the portion of any Straddle Period beginning immediately after the Closing Date (determined in accordance with Section 6.11(b)), (c) a breach of any covenant by Buyer set forth in Section 6.11, (d) Transfer Taxes allocated to Buyer pursuant to Section 6.9, (e) Taxes resulting from any action taken (or failure to take action) by, or at the direction of, a Buyer Indemnified Party on or after the Closing Date, other than to the extent such action is taken in the ordinary course of business or is required to be taken under applicable Law, and (f) Taxes imposed on Seller or the Acquired Companies as a result of Buyer’s organization or residence in a particular jurisdiction.

“Buyer Termination Fee” has the meaning given to it in Section 9.2(b).

“CAA” has the meaning given to it in the definition of “Environmental Law” in this Section 1.1.

“Cash Purchase Price” has the meaning given to it in Section 2.2(a)(i)(A).

“Charter Documents” means, with respect to any Person, the articles or certificate of incorporation, formation or organization and by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement, or such other organizational documents of such Person, including those that are required to be registered or kept in the place of incorporation, organization or formation of such Person and which establish the legal personality of such Person.

“Citi Hedging Facility” means that Institutional Futures and Swap Clearing Account Agreement and Forms, by and between USOR and Citigroup Global Markets Inc., including the schedules, exhibits, annexes, ancillary agreements and credit support documents thereto, and the transactions thereunder.

“Claim” means any claim or Proceeding.

“Claiming Party” has the meaning given to it in Section 10.7(a).

“Closing” means the closing of the transactions contemplated by this Agreement, as provided for in Section 2.3.

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“Closing Date” means the date on which Closing occurs.

“Closing Date Transaction Expenses” means, without duplication, an amount equal to the difference between (it being understood that “Closing Date Transaction Expenses” may be a negative number) (a) the expenses incurred prior to Closing by any Acquired Company in connection with the transactions contemplated by this Agreement, including with respect to (but excluding in all cases the Closing Date Transaction Exclusions) (i) payments or other distributions required to be made by any Acquired Company pursuant to any employment or compensation arrangement or other Contract to any current or former directors, officers, employees or agents of any Acquired Company as a result of the transaction contemplated by this Agreement (but, for the avoidance of doubt, shall not include any severance costs) and (ii) its legal counsel, financial advisors and accountants, in each case, to the extent such expenses are incurred by any of the Acquired Companies and unpaid as of 11:59 p.m. Pacific Time on the day before the Closing Date and (b) the Closing Date Transaction Exclusions; provided, however, that the amount of any Closing Date Transaction Expense in clause (a) shall be reduced by any Tax Benefit arising from or with respect to such Closing Date Transaction Expense.

“Closing Date Transaction Exclusions” means, without duplication, any of the following incurred by the Acquired Companies at or prior to the Closing (a) costs, fees and expenses that are expressly required to be paid by Buyer and its Affiliates pursuant to this Agreement (including Section 6.18), (b) any change or control or assignment payments to third parties (including with respect to the Company Consents) or (c) any severance costs.

“Closing Indebtedness” means, with respect to the Acquired Companies and determined as of 11:59 p.m. Pacific Time on the day before the Closing Date, the aggregate amount of outstanding Indebtedness, but excluding (x) any Indebtedness that is paid or satisfied at the Closing from proceeds of the Purchase Price, (y) any Indebtedness that is paid or satisfied prior to 11:59 p.m. Pacific Time the day before the Closing Date and (z) any undrawn amounts under letters of credit, or unused commitments.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreements” has the meaning given to it in Section 4.16(b).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given to it in the Recitals to this Agreement.

“Company Consents” has the meaning given to it in Section 4.2(b).

“Company Material Adverse Effect” means any occurrence, condition, change, development, event or effect that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, properties, condition (financial or otherwise) or results of operations of the Acquired Companies, taken as a whole; provided, however, in no event

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shall any occurrence, condition, change, development, event or effect resulting from any of the following be considered or taken into account for purposes of determining whether there has been or will be a Company Material Adverse Effect: (a) any change in economic conditions generally or in the industry in which the Acquired Companies operate, including any change in markets for commodities or supplies; (b) any change in general regulatory, social or political conditions, including any acts of war, sabotage or terrorist activities; (c) any change in the financial, banking, credit, securities or capital markets (including any suspension of trading in, or limitation on prices for, securities on any stock exchange or any changes in interest rates) or any change in the general national or regional economic or financial conditions; (d) any change in GAAP or in any applicable Laws (including applicable Environmental Laws); (e) any effects of weather, geological or meteorological events or other natural disaster; (f) any increases in the costs of commodities or supplies; (g) any change caused by the pending sale of the Acquired Companies to Buyer, including changes due to the credit rating of Buyer or Buyer Parent; (h) any actions taken pursuant to or in accordance with the express terms of this Agreement or any actions to which Buyer consents pursuant to this Agreement; (i) the announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Acquired Company with employees, labor unions, customers, suppliers or partners, and including any Proceeding with respect to the transactions contemplated hereby; or (j) any failure, in and of itself, by any Acquired Company to meet internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; provided that clause (k) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts, estimates or predictions has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect); provided, however, that any Loss, Claim, occurrence, change or effect that is cured prior to the Closing shall not be considered or taken into account for purposes of determining whether there has been or will be a Company Material Adverse Effect; provided, further, that any item set forth in clauses (a), (b), (c), (e) and (f) above shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such condition, circumstance, change, event or effect has, or would reasonably be expected to have, a disproportionate impact on Seller (prior to the Closing) or the Acquired Companies, taken as a whole, as compared to similarly situated businesses in the same industry and markets.

“Company Taxes” means any and all Losses arising with respect to Taxes imposed on any of the Acquired Companies attributable to any Tax period, or any portion of a Straddle Period, ending on or before the Closing Date (for the avoidance of doubt, including any income Taxes imposed on any Acquired Company arising from, or with respect to, any final “determination” (as defined in Section 1313 of the Code or similar provision of state or local income Tax law) that the amount of the current (on the Closing Date) built-in gain in the inventory of the Acquired Companies had been inappropriately deferred as a result of either (a) the use of the “Hybrid LIFO” method of tax accounting (as described in IRS Private Letter Ruling 9832020) by the Acquired Companies with respect to such inventory on or prior to the Closing Date, or (b) any failure of the Acquired Companies to comply with Code Sections 472(c) and 472(e) in respect of such inventory

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on or prior to the Closing Date (such tax positions described in clauses (a) and (b) historically taken by the Acquired Companies, the “Covered Inventory Tax Position”)); provided, however, that no such Loss will constitute a Company Tax to the extent such Loss: (i) is a Buyer Tax or (ii) was included as a current liability in Net Working Capital as finally determined pursuant to Section 2.6.

“Confidential Information” has the meaning given to it in Section 6.19(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement between Buyer Parent and the Company, dated as of March 6, 2018.

“Continuing Employee” has the meaning given to it in Section 6.14(b).

“Contract” means any legally binding written contract, lease (including the Leases), license, easement (including the Easements), evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement or other written and legally binding arrangement.

“Contract Legend” means the following restrictive legend to be placed on the shares of Buyer Parent Common Stock constituting the Holdback Amount:

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 10.11 OF THE PURCHASE AND SALE AGREEMENT DATED AS OF NOVEMBER 26, 2018, AS AMENDED FROM TIME TO TIME, BY AND AMONG TRAILSTONE NA OIL & REFINING HOLDINGS, LLC, PAR PETROLEUM LLC AND FOR LIMITED PURPOSES SPECIFIED THEREIN, PAR PACIFIC HOLDINGS, INC., AND THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SECTION 10.11 THEREOF.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Sections 206(g), 302, 303 or 4068(a) of ERISA, (c) under Sections 412, 430, 431, 436 or 4971 of the Code and (d) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

“Current Price” means the closing price per share of Buyer Parent Common Stock as reported by Bloomberg, L.P. (or its equivalent successor) on the Trading Day immediately prior to the applicable release instructions date.

“Credit Agreement” means that certain Credit Agreement, dated as of March 11, 2016, by and among USOR, Bank of America, N.A. and MLC, including the schedules, exhibits, annexes, ancillary agreements and credit support documents thereto, and the transactions thereunder.

“Debt Commitment Letter” has the meaning given to it in Section 5.8(a).

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“Debt Financing” has the meaning given to it in Section 5.8(a).

“Debt Financing Conditions” has the meaning given to it in Section 5.8(c).

“Debt Financing Documents” has the meaning given to it in Section 6.18(a).

“Debt Financing Party” has the meaning given to it in Section 11.12(d).

“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange the Debt Financing pursuant to the Debt Commitment Letter.

“Dock” means docks and related facilities for the loading and unloading of petroleum and petroleum products which are located on the Real Property, including two (2) docks located on the Blair Waterway.

“Easement Real Property” has the meaning given to it in Section 4.11(a).

“Easements” has the meaning given to it in Section 4.11(a).

“Eligible Letter of Credit” means an irrevocable, standby letter of credit issued by an Acceptable Issuing Bank, in each case in a form and substance reasonably satisfactory to Seller.

“Eligible Shares” has the meaning given to it in Section 10.11(d).

“Environmental Claim” means any Claim or Loss arising out of or related to any violation of or any liability under applicable Environmental Law.

“Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq. (the “CAA”); the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws of any Governmental Authority having jurisdiction over the Assets in question addressing the prevention of pollution or protection of the environment.

“EPA” means the Environmental Protection Agency.

“Equity Backstop Amount” means $113,010,451; provided, however, such amount shall be reduced (but in no event less than zero) by the aggregate amount of net cash proceeds received by any Buyer Parent Entity resulting from the issuance of any Equity Interests of any Buyer Parent Entity during the Interim Period.

“Equity Cap” has the meaning given to it in Section 2.2(a).

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“Equity Excess Amount” has the meaning given to it in Section 2.2(a).

“Equity Financing” means the equity financing of Buyer Parent that is necessary to consummate the transactions contemplated hereby, including the payment of the Cash Purchase Price in accordance with Section 2.2.

“Equity Interests” means capital stock, partnership or membership interests, units, profits interests or any other equity interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of, the issuing entity.

“Equity Purchase Price” has the meaning given to it in Section 2.2(a)(i)(B).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such first entity, or that is a member of the same “controlled group” as such first entity pursuant to Section 4001(a)(14) of ERISA.

“Estimated Adjustment” has the meaning given to it in Section 2.5(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Litigation” means (a) U.S. Oil & Refining Co. v. City of Tacoma, Washington Department of Public Utilities, a municipal corporation, Pierce County, Washington, Superior Court No. 18-2-07232-3 and (b) NuStar Energy Services, Inc / U.S. Oil Trading LLC v. ING Bank, N.V., et al., United States District Court Southern District of NY No. 14-CV-9949 and 15-CV-6718.

“Excluded Litigation Proceeds” has the meaning given to it in Section 6.22(d).

“Excluded Records” means all files, records, information and data whether written or electronically stored, concerning (a) this Agreement, the sale process or the transactions contemplated by this Agreement and (b) any Assets of Seller other than the Acquired Companies (including the Excluded Litigation).

“Existing Letters of Credit” means each letter of credit, performance or surety bond or similar credit support arrangement set forth on Schedule 1.1-LOC. Notwithstanding anything to the contrary in this Agreement, Seller may update Schedule 1.1-LOC for all purposes of this Agreement at any time prior to one (1) Business Day prior to the Closing.

“Facilities” means the Refinery, the Dock and the McChord Pipeline.

“FCC” means the Federal Communications Commission.

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“Financial Statements” has the meaning given to it in Section 4.8(a).

“Financing Failure” means any failure of the Debt Financing Sources to consummate and fund to Buyer the proceeds of Debt Financing contemplated by the Debt Commitment Letter (a) when all of the conditions precedent under the Debt Commitment Letter (including Annex C thereof) to the availability of such Debt Financing have been satisfied or waived or (b) due to the occurrence and continuance of a Company Material Adverse Effect.

“Financing” means the Debt Financing and the Equity Financing.

“Financing Information” means (a) audited consolidated balance sheets and related statements of income and cash flows of the Company for the fiscal year ended December 31, 2016 and December 31, 2017, (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for the period ended September 30, 2018, and (c) such other financial information relating to the Acquired Companies as is reasonably requested by the Buyer or the Debt Financing Sources solely to the extent customarily provided in similar financings to assist in the preparation of the Marketing Material or as otherwise is reasonably necessary to receive from the Company’s auditors customary comfort letters (including negative assurance and change period comfort).

“Financing Sources” means the Debt Financing Sources and the initial purchasers or underwriters that have committed to arrange the Equity Financing.

“Fraud” means, with respect to Seller, an actual and intentional fraud with respect to the making of the representations and warranties in Article III and Article IV of this Agreement, provided that such actual and intentional fraud shall only be deemed to exist with respect to Seller if any of the individuals included in the definition of “Knowledge” with respect to Seller had actual conscious awareness (as opposed to imputed, implied, or constructive knowledge, and without any duty or obligations of inquiry) that such representations and warranties, as qualified by the Schedules delivered as of the date of this Agreement, were actually breached when made with the intention that Buyer rely thereon to its detriment, and the Buyer actually relied on such representations and warranties to its detriment.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Authority” means, with respect to any Person, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any other foreign country, or any state, county, city or other political subdivision or similar governing, regulatory or administrative entity to the extent applicable, and of competent jurisdiction with respect, to such Person.

“Guaranteed Obligations” has the meaning given to it in Section 6.27(a).

“Guaranty” has the meaning given to it in Section 6.27(a).

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“Guaranty Cap” has the meaning given to it in Section 6.27(a).

“Hardship Application” has the meaning given to it in Section 6.23(a).

“Hazardous Material” means each substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any applicable Environmental Law and any petroleum or petroleum products that have been Released by an Acquired Company into the environment in amounts or concentrations or at locations for which reporting or response actions are required under any applicable Environmental Law.

“Holdback Amount” means a number of shares of Buyer Parent Common Stock (rounded up to the nearest whole share) equal to the quotient of (i) ten percent (10%) of the Base Purchase Price and (ii) the Weighted Share Price.

“Holdback Deadline” means the date that is six (6) months after the Closing Date.

“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976.

“Hydrocarbon Inventory” means, at any time, the hydrocarbon inventory owned at such time by the Acquired Companies, including pipeline fill, crude oil, blendstock, feedstock additives and other raw materials, intermediate stocks, finished and unfinished products (excluding free water, water, basic sediment and water (determined by Standard D-4007 for crude oil published by the American Society for Testing and Materials (ASTM) and ASTM Standard D-1796 for fuel oils, sludge, and sediment, but including linefill propellant, unit fill and tank heels)), in each case, whether then located at the Refinery or terminals, in transit by the McChord Pipeline, other pipelines, vehicle, rail car or vessel or located elsewhere (including offsite storage), whether in the possession of the Acquired Companies or any other Person. Hydrocarbon Inventory shall also include exchange balances owed to or receivable from third parties that are reflected as inventory on the Acquired Companies’ financial books and records in accordance with GAAP.

“Hydrocarbon Inventory Amount” means, determined as of 11:59 p.m. Pacific Time on the day before the Closing Date, the volumes and quantities of the Hydrocarbon Inventory as of, measured and valued in accordance with the valuation methodologies and procedures set forth in Schedule 2.6(b), in any case after giving effect to the termination of the Terminated Contracts.

“Hydrocarbon Inventory Estimate” has the meaning given to it in Section 2.5(a).

“Indebtedness” means, without duplication, (a) any indebtedness for borrowed money, together with all accrued interest and fees associated therewith, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, together with all accrued interest and fees associated therewith, excluding any surety bonds, (c) any reimbursement obligations with respect to drawn letters of credit, (d) any liabilities or obligations under or related to any agreement that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward

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foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, currency option or other similar agreement (including any option to enter into any of the foregoing), including any mark-to-market valuation thereof and breakage fees associated therewith, (e) any capital lease obligations, (f) any liability for the deferred purchase price of property or services (other than accounts payable in the ordinary course of business included in Net Working Capital), and (g) guarantees with respect to any Indebtedness of the types specified in clauses (a) through (f). For purposes of this Agreement, Indebtedness shall (x) include any and all accrued interest, success fees, prepayment premiums, make-whole premiums, prepayment or other penalties, breakage fees, and fees and expenses (including attorneys’ fees) associated with any Indebtedness (other than any Closing Date Transaction Exclusions) and (y) not include any liabilities under the Intermediation Agreement included as a current liability in Net Working Capital as finally determined pursuant to Section 2.6.

“Indebtedness Estimate” has the meaning given to it in Section 2.5(a).

“Indemnification Insurance Policy” means any (i) representation and warranty insurance policy (if any) obtained by Buyer or any Buyer Parent Entity and issued by an Indemnification Insurer in connection with the transactions contemplated by this Agreement or (ii) Tax Insurance Policy.

“Indemnification Insurer” means any insurer that issues an Indemnification Insurance Policy to Buyer or a Buyer Parent Entity or the Acquired Companies.

“Initial Ownership Date” means June 5, 2014.

“Intellectual Property” has the meaning given to it in Section 4.19.

“Interests” has the meaning given to it in the Recitals to this Agreement.

“Interim Period” has the meaning given to it in Section 6.1.

“Intermediation Agreement” means that certain First Lien ISDA 2002 Master Agreement, dated as of March 17, 2016, by and between USOR and MLC, including the schedules, exhibits, annexes, ancillary agreements and credit support documents thereto, and the transactions thereunder. For the avoidance of doubt, the “Intermediation Agreement” does not include (a) the Bespoke Hedging Facility or (b) the Credit Agreement.

“Intermediation True-up Cash” means an amount in cash that satisfies clause (iii) of the definition of “Discharge of Lien Package” in the Intermediation Agreement.

“Involuntary Termination” means any termination of a Continuing Employee’s employment with Buyer or its Affiliates (including an Acquired Company following the Closing), other than as set forth in the following sentence, that (a) does not result from a resignation by such Continuing Employee (other than a resignation pursuant to the following clause (b)) or (b) results

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from a resignation by such Continuing Employee on or before the date which is seventy five (75) days after the date when such Continuing Employee receives notice of a (i) reduction in such Continuing Employee’s base salary or base wages, as applicable, as in effect immediately prior to the Closing Date, material diminution in such Continuing Employee’s authority compared to immediately prior to the Closing Date, or (ii) change in the location of such Continuing Employee’s principal place of employment by more than 40 miles from the location where such Continuing Employee was principally employed immediately prior to the Closing Date; provided, that such change in location arose without such Continuing Employee’s written consent. Notwithstanding the foregoing, the term “Involuntary Termination” shall not include a termination of a Continuing Employee’s employment as a result of (A) his or her death or disability, as determined under the long-term disability plan in which such Continuing Employee participates (or, if he or she does not participate in any long-term disability plan, as determined under the long-term disability plan maintained by Buyer or its applicable Affiliates for similarly situated employees, as if the Continuing Employee participated in such plan), or (B) such Continuing Employee’s (1) refusal to perform lawful directives of Buyer or its Affiliates or bad faith conduct that was intended to or was likely to injure the business, prospects, assets or financial position of Buyer or any of its Affiliates, (2) conviction for, or plea of guilty or no contest to, a crime that enriches any Person at the expense of Buyer or any of its Affiliates, a crime of moral turpitude, or any felony, (3) embezzlement or other misappropriation of funds or material assets of Buyer or any of its Affiliates, (4) material breach of any written policy or code of conduct established by Buyer or its Affiliates and applicable to such Continuing Employee, or (5) material and repeated failure to meet the material, reasonable performance expectations of Buyer or its Affiliates.

“Knowledge” when used in this Agreement with respect to (a) Seller, means the actual knowledge of the individuals listed on Schedule 1.1-KS and (b) Buyer or Buyer Parent, means the actual knowledge of the individuals listed on Schedule 1.1-KB.

“Laws” means any or all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental Authority.

“Leased Real Property” has the meaning given to it in Section 4.11(a).

“Leases” has the meaning given to it in Section 4.11(a).

“Lien” means any mortgage, deed of trust, hypothecation, pledge, assessment, security interest, equitable interest, lien, easement, charge, preferential purchase right, restriction or other similar property interest or encumbrance, whether imposed by Law, agreement, understanding, or otherwise.

“Loss” means any and all judgments, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of any Proceeding, default or assessment), but only to the extent such items (a) are net of any payment from a third party or by insurance or otherwise actually received from third parties, taking into

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account any expenses to obtain such amounts and (b) are net of any associated benefits arising in connection therewith, including any associated Tax Benefit resulting from or arising out of such Loss. For all purposes in this Agreement, the terms “Loss” and “Losses” shall not include any Non-Reimbursable Damages.

“Lowest Market Price” means, if Buyer Parent sells Buyer Parent Common Stock during the Interim Period, the lowest of any net cash proceeds amount to Buyer Parent on a per share basis excluding any issuance of Buyer Parent Common Stock to IES Downstream, LLC pursuant to the Topping Unit Purchase Agreement (without giving any effect to any amendment after the date of this Agreement).

“Marketing Material” means each of the following: (a) customary bank books, information memoranda and other information packages and marketing materials prepared in connection with the Financing or the syndication or other marketing thereof, which may contain information regarding the business, operations, financial condition, projections and prospects of the Acquired Companies and the Facilities, including all information relating to the transactions contemplated by this Agreement, that are contemplated by the Debt Commitment Letter, (b) a customary “lender presentation,” term sheet that is suitable for use in a customary financing of the type contemplated by the Debt Financing and (c) the information required by the second and third paragraphs of Section 3 of the Debt Commitment Letter and Section A.6. of Annex C of the Debt Commitment Letter.

“Material Contracts” has the meaning given to it in Section 4.10(a).

“McChord” has the meaning given to it in the Recitals to this Agreement.

“McChord Pipeline” means the approximately 14.25 mile, six (6) inch diameter, petroleum pipeline (including all appurtenant facilities and equipment) owned by McChord.

“MLC” means Merrill Lynch Commodities, Inc., a Delaware corporation.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Working Capital” means (without duplication), with respect to the Acquired Companies on a consolidated basis, the amount as of the Closing (expressed as a positive or negative number) equal to (a) the total current assets of the Acquired Companies, minus (b) the total current liabilities of the Acquired Companies, in the case of clauses (a) and (b): (i) excluding current assets and current liabilities associated with or relating to (A) deferred Tax assets or Tax liabilities, (B) any mark to market accounting impacts and (C) the RIN Inventory and the Renewable Volume Obligation; (ii) including as a current asset (A) all cash and cash equivalents, including cash collateral posted as credit support by or on behalf of any Acquired Company and any cash deposited by or on behalf of an Acquired Company in any reserve account and the amount of any prepayments made by or on behalf of an Acquired Company for assets or services

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anticipated to be received by an Acquired Company after Closing (including any prepayments for Permits but excluding any prepayments under Contracts terminated with respect to the periods following the Closing and Contracts of which Buyer will not receive the benefit following the Closing) and (B) the book value of any Non-Hydrocarbon Inventory (including any inventory not otherwise classified as a current asset, but excluding any capital spares); (iii) excluding as a current asset, (A) the Hydrocarbon Inventory, (B) the amount of Intermediation True-Up Cash deposited by any Acquired Company pursuant to Section 6.17(a), if any, and (C) the pipe inventory relating to the “NextGen” project of the Acquired Companies; (iv) excluding from current liabilities, (A) any Closing Date Transaction Expenses and any Closing Date Transaction Exclusions, (B) any Closing Indebtedness, (C) Terminated Contracts, (D) any liabilities associated with or relating to any asset retirement obligations or related balances, (E) any Indebtedness discharged or extinguished under the Terminated Contracts or otherwise, in any case at or prior to Closing, and (F) any current liabilities associated with any casualty or condemnation event (which are addressed in Section 6.8); (v) after giving effect to the termination of the Terminated Contracts; (vi) measured as of 11:59 p.m. Pacific Time on the day before the Closing Date, and without giving effect to the transactions contemplated hereby (other than the termination of the Terminated Contracts); and (vii) as determined in accordance with Schedule 1.1-A (a sample calculation of Net Working Capital as of September 30, 2018), and otherwise in accordance with GAAP.

“Non-Company Affiliate” means any Affiliate of Seller other than the Acquired Companies.

“Non-Hydrocarbon Inventory” means all inventory owned by any Acquired Company and used in, processed by, consumed in, or produced in connection with the Business other than the Hydrocarbon Inventory (wherever located and including such items in railcars, offsite storage or terminal facilities or in transit), including catalysts and precious metals (excluding catalyst and precious metals, if any, owned by any Acquired Company and located in process units), chemicals, spare parts, store stocks, supplies and consumables.

“Non-Reimbursable Damages” has the meaning given to it in Section 10.6(b).

“Notice of Claim” has the meaning given to it in Section 10.2(h).

“NWC Estimate” has the meaning given to it in Section 2.5(a).

“Order” means any writ, judgment, award, decree, injunction or order of any Governmental Authority.

“Owned Real Property” has the meaning given to it in Section 4.11(a).

“Parties” means each of Buyer and Seller.

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“Permits” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted by a Governmental Authority.

“Permitted Lien” means (a) any Lien for Taxes (i) not yet due or delinquent or (ii) that are being contested in good faith by or on behalf of an Acquired Company and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) any Lien arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due or delinquent, or that is bonded over or that is being contested in good faith by or on behalf of an Acquired Company in appropriate proceedings and for which amounts have been appropriately reserved in accordance with GAAP, (c) with respect to any Real Property, any defect, exception, restriction, easement, right of way or other encumbrance that is disclosed in (i) any existing title insurance policy insuring title to the Real Property or any title reports or commitments that have been made available to Buyer or obtained by or on behalf of Buyer prior to the date of this Agreement or any survey of the Real Property that has been made available to Buyer or obtained by or on behalf of Buyer prior to the date of this Agreement, or (ii) any Title Insurance Policy or any survey of the Real Property that has first been made available to Buyer or obtained by or on behalf of Buyer subsequent to the date of this Agreement, which defect, exception, restriction, easement, right-of-way or other encumbrance, in either case, would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the value of or the use of the Real Property, taken as a whole, (d) with respect to any Real Property, the terms and provisions of any vesting deed or similar instrument (as to Owned Real Property applicable thereto), Lease (as to the Leased Real Property applicable thereto), or Easement (as to the Easement Real Property applicable thereto), which terms and provisions would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the value of or the use of any material Real Property for its current purpose, (e) purchase money Liens arising in the ordinary course of business, (f) any imperfection or irregularity of title or other Lien that would not reasonably be expected to materially detract from the value of or materially interfere with the current use of any material Asset or the Real Property, (g) any landlord’s, warehouseman’s, mechanic’s, carrier’s, worker’s, repairer’s or similar Lien arising or incurred in the ordinary course of business with respect to a liability that is not yet due or delinquent, or that is bonded over or that is being contested in good faith by or on behalf of an Acquired Company in appropriate proceedings and for which amounts have been appropriately reserved in accordance with GAAP, (h) with respect to any Real Property, any zoning, planning, entitlement, land use and other similar limitations and restrictions, all rights of any Governmental Authority to regulate the Real Property and all matters of public record that exist generally with respect to properties of a similar character in the jurisdiction in which the applicable Real Property is located and which do not materially interfere with the ability of the Acquired Companies to conduct the Business as currently conducted, (i) the terms and conditions of the Permits of any Acquired Company or any Contract listed on Schedule 4.10(a), (j) any pledge or deposit made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws, or to secure the performance of bids, tenders, or government contracts, leases, licenses, statutory obligations, surety bonds, performance bonds, completion bonds or other obligations of a like level, or as otherwise incurred in the ordinary course of business, (k) title of a lessor under any capital or operating lease and (l) any Lien which is released at or prior to Closing.

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“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Pre-Closing Surviving Covenants” means the covenants in Section 6.3 (Certain Restrictions), Section 6.5 (Termination of Certain Services and Contracts), Section 6.6(b) (Affiliate Transactions), Section 6.15 (Resignation of Officers and Directors), Section 6.16(a) (Release of Support Obligations), Section 6.17 (Letters of Credit; Intermediation Agreement) and Section 6.27 (Guaranty).

“Proceeding” means any lawsuit, action, complaint, petition, investigation, subpoena, hearing, mediation, arbitration or other proceeding at law or in equity, in each case, by or before any Governmental Authority.

“Purchase Price” has the meaning given to it in Section 2.2(a).

“Purchased Assets” means all of the Assets owned by the Acquired Companies, excluding the Terminated Contracts, the Excluded Records, the Excluded Litigation and the Terminated Services.

“Real Property” has the meaning given to it in Section 4.11(a).

“Records” means the books, records and files of the Acquired Companies, other than the Terminated Contracts, the Excluded Records and the Terminated Services.

“Refinery” means the petroleum refinery located in Tacoma, Washington (as further described on Schedule 1.1-R).

“Registration Rights Agreement” means the Registration Rights Agreement in substantially the form of Exhibit C to be executed and delivered by Seller and Buyer Parent at the Closing.

“Reimbursable Capital Expenditures” means an amount equal to all expenditures incurred or paid by any Acquired Company or by Seller or its Affiliates on behalf of any Acquired Company prior to the Closing relating to the repairs and upgrades of the Refinery in October and November of 2018 up to $[***].

“Reimbursable Capital Expenditures Estimate” has the meaning given to it in Section 2.5(a).

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“Release” means any release, spill, emission, leaking, pumping, injection, disposal or discharge of any Hazardous Material into the environment, to the extent prohibited under applicable Environmental Laws.

“Renewable Volume Obligation” means USOR’s obligations under the Renewable Fuel Standard program, 40 C.F.R. Part 80, Subparts K and M.

“Renewable Volume Obligation Determination Date” means the date on which EPA makes a final, nonappealable determination that results in (i) the elimination of USOR’s Renewable Volume Obligation for calendar year 2018, (ii) no change to any component of USOR’s Renewable Volume Obligation for calendar year 2018 or (iii) a reduction in part of USOR’s Renewable Volume Obligation for calendar year 2018.

“Representatives” means, as to any Person, its officers, directors, employees, managers, members, partners, shareholders, owners, counsel, accountants, financial advisers, sources of financing (including counsel to such sources) and consultants.

“Responding Party” has the meaning given to it in Section 10.7(a).

“RIN Inventory” means, determined as of 11:59 p.m. Pacific Time on the day before the Closing Date, all unexpired and unretired renewable identification numbers owned or controlled by USOR, including those generated, banked, carried-over from the prior compliance year, acquired by trade, or acquired by purchase to comply with the Renewable Volume Obligation.

“Schedules” means the disclosure schedules attached to this Agreement.

“Securities Act” means the Securities Act of 1933.

“Seller” has the meaning given to it in the introduction to this Agreement.

“Seller Approvals” has the meaning given to it in Section 3.3(c).

“Seller Company Marks” has the meaning given to it in Section 6.4.

“Seller Counsel” has the meaning given to it in Section 11.15.

“Seller Fundamental Representations” means, collectively, the representations and warranties in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.3(a) (No Conflicts), Section 3.4 (Title to Interests), Section 3.6 (Brokers), Section 4.1 (Organization), Section 4.2(a) (No Conflicts), Section 4.3 (Ownership), and Section 4.15 (Brokers).

“Seller Indemnified Parties” has the meaning given to it in Section 10.1(b).

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“Seller Loan Agreement” means that certain Loan Agreement, dated as of June 5, 2014, by and between the Company and Swilux S.A. (as successor to Astra Transcor Energy N.V. and TAGAM, LTD) and U.S. Oil Holding Partnership as Lenders, including the schedules, exhibits, annexes, ancillary agreements and credit support documents thereto, and the transactions thereunder.

“Seller Marks” has the meaning given to it in Section 6.4.

“Seller Support Obligations” means each guaranty, letter of credit, indemnity, performance or surety bond or similar credit support arrangement provided by or on behalf of Seller or any Non-Company Affiliate in relation to the Business, or otherwise related to the Acquired Companies (including those set forth on Schedule 1.1-SO as of the date of this Agreement).

“Seller Taxes” means any and all Losses arising with respect to: (a) income Taxes imposed on Seller or any of its Affiliates or any combined, unitary or consolidated group of which any of the foregoing is or was a member that are not Company Taxes, and (b) Transfer Taxes allocated to Seller pursuant to Section 6.9; provided, however, that no such Loss will constitute a Seller Tax to the extent such Loss: (i) is a Buyer Tax or Company Tax or (ii) was included as a current liability in Net Working Capital as finally determined pursuant to Section 2.6.

“Severance Payment” has the meaning given to it in Section 6.14(e).

“Straddle Period” means, with respect to Taxes imposed on or relating to the Acquired Companies, any Tax period beginning on or before and ending after the Closing Date.

“Subsidiary” when used with respect to any Person, means any other Person of which Equity Interests or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a limited partnership or a limited liability company with one or more managing members, more than 50% of the general partnership interests or the managing member interests) are owned by such original Person or one or more Subsidiaries of such original Person.

“Tacoma CBA” means that certain 2015-2019 Agreement between USOR and the Union.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state antitakeover Laws and regulations, including Section 203 of the General Corporation Law of the State of Delaware.

“Tax Benefit” means, at the relevant time of determination, with respect to any event, occurrence, loss or expense, an amount equal to the cash benefit (including, but not limited to, a Tax refund, reduction in Tax that would otherwise be owed as a result of a deduction or other reduction of taxable income, or offset, credit or other reduction in Tax that would otherwise be

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owed) actually realized (or reasonably expected to be actually realized) by one or more Acquired Companies or Affiliates with respect to the taxable year in which the event, loss, or expense occurs or in the next succeeding year following such year, to the extent such cash benefit directly relates to the relevant event, occurrence, loss or expense; provided, however, that if the Parties cannot agree with respect to the determination of any Tax Benefit with respect to any event, occurrence, loss or expense, then either Party may elect to apply procedures substantially similar to those provided for in Section 2.7 to resolve such disagreement.

“Tax Insurance Policy” means any tax insurance policy, independently or in the aggregate with other policies, obtained at or prior to Closing by Buyer or any Buyer Parent Entity in connection with the transactions contemplated by this Agreement.

“Tax Insurance Policy Costs” means an amount equal to the (a) the sum of the documented premium and other fees, costs, and expenses incurred by Buyer or any Buyer Parent Entity in connection with obtaining the Tax Insurance Policy and (ii) 50% of the retention amount under the Tax Insurance Policy; provided, however, the “Tax Insurance Policy Costs” shall in no event be in excess of $[***].

“Tax Insurance Policy Costs Estimate” has the meaning given to it in Section 2.5(a).

“Tax Proceeding” has the meaning given to it in Section 6.11(c).

“Tax Refunds” has the meaning given to it in Section 6.11(e).

“Tax Return” means any declaration, report, statement, form, return or other document or information required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means (a) all taxes, duties, levies, imposts or other similar charges, including any federal, state, local or foreign income, gross receipts, ad valorem, sales, use, employment, social security, disability, occupation, property, severance, value added, goods and services, documentary, stamp duty, transfer, conveyance, capital stock, excise, withholding or other taxes, imposed by or on behalf of any Governmental Authority, (b) any interest, penalty or addition thereto and (c) any liability of another Person in respect of any item described in clause (a) arising by Contract, transferee or successor liability, assumption, operation of law, Treasury Regulation Section 1.1502-6 (or analogous state, local or foreign law) or otherwise.

“Terminated Services” has the meaning given to it in Section 6.6(b).

“Terminated Contracts” has the meaning given to it in Section 6.5.

“Terminated Contracts Notice” has the meaning given to it in Section 6.17(b).

“Termination Date” has the meaning given to it in Section 9.1(d).

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“Third Party Claim” has the meaning given to it in Section 10.7(a).

“Title Affidavits” has the meaning given to it in Section 6.20(a).

“Title Company” means First American Title Insurance Company (Attn.: Larry Cantor and Jeff Carusone).

“Title Insurance Policy” has the meaning given to it in Section 6.20(a).

“Topping Unit Purchase Agreement” means that certain Topping Unit Purchase Agreement dated as of August 29, 2018 by and among IES Downstream, LLC, Eagle Island, LLC, Par Hawaii Refining, LLC and for the limited purposes set forth therein Buyer Parent.

“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Buyer Parent Common Stock is listed or admitted to trading is open for the transaction of business or, if such Buyer Parent Common Stock is not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“Transfer” has the meaning set forth in the Buyer Parent Charter.

“Transfer Agent” means American Stock Transfer & Trust Company or any successor transfer agent of Buyer Parent.

“Transfer Agent Documentation” means a stock medallion guaranty and an incumbency certificate, in each case only to the extent required by the procedures of the Transfer Agent.

“Transaction Documents” means, collectively, this Agreement, the Assignment Agreement, the Registration Rights Agreement, any certificate delivered at Closing to a Party by the other Party pursuant to this Agreement and all other agreements between the Parties or their Affiliates entered into pursuant to the terms hereof in order to carry out the transactions contemplated by this Agreement.

“Tranche A Share Price” means $15.6485. For the avoidance of doubt, the 2,363,776 shares of Buyer Parent Common Stock referenced in Section 2.2(a)(i)(B) are being issued based on the Tranche A Share Price.

“Tranche B Share Price” means the lesser of (a) the product of (i) .95 and (ii) the VWAP for one share of Buyer Parent Common Stock for the 10 Trading Days ending (but including) the Trading Day immediately prior to the Closing Date and (b) the Lowest Market Price.

“Transaction Expenses Estimate” has the meaning given to it in Section 2.5(a).

“Transfer Legend” means the following restrictive legend to be placed on the Buyer Parent Common Stock:

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

“Transfer Taxes” means any transfer, sales, use, excise, gross receipts, goods and services, value added, real property transfer or gain, filing, recording, purchase, documentary, stamp, conveyance, registration, retailer occupation, or other similar Taxes, duties, fees or charges.

“Union” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union on behalf of Local 592.

“Union Employees” has the meaning given to it in Section 6.14(b).

“USOR” has the meaning given to it in the Recitals to this Agreement.

“USOT” has the meaning given to it in the Recitals to this Agreement.

“VWAP” per share of Buyer Parent Common Stock on any Trading Day shall mean the per share volume-weighted average price as reported by Bloomberg, L.P. (or its equivalent successor) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Buyer Parent Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Parties for this purpose.

“WARN Act” has the meaning given to it in Section 4.16(d).

“Weighted Share Price” means the quotient of (i) the sum of (A) the product of (I) the number of shares of Buyer Parent Common Stock issued to Seller under this Agreement at Closing based on the Tranche A Share Price and (II) the Tranche A Share Price and (B) the product of (I) the number of shares of Buyer Parent Common Stock issued to Seller under this Agreement at Closing based on the Tranche B Share Price and (II) the Tranche B Share Price and (ii) the aggregate number of shares of Buyer Parent Common Stock issued to the Seller under this Agreement at Closing.

1.2 Rules of Construction.

(a) All article, section, subsection, schedules and exhibit references used in this Agreement are to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The exhibits and schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

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(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, and any reference to a Law shall include such Law and any rules and regulations promulgated thereunder, in each case, including any successor thereto, and as it may be amended, modified, or supplemented from time to time. The word “or” shall not be exclusive. Currency amounts referenced herein are in U.S. Dollars. Any reference to a Contract set forth in this Agreement shall be construed as a reference to such Contract as amended, supplemented or otherwise modified from time to time, in accordance with the provisions thereof and hereof. Terms defined in the singular have the corresponding meaning in the plural and vice versa. The term “in the ordinary course of business” shall mean in the ordinary course of business consistent with past practices.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Time is of the essence in this Agreement. Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

(f) The phrases “provided,” “delivered” or “made available,” when used herein, mean that the information or materials referred to have been physically or electronically delivered to the applicable Party or its Representatives (including information or materials that have been posted to an on-line “virtual data room” established by or on behalf of one of the Parties and to which the other Parties or their respective counsel have access) in each case, prior to the execution of this Agreement.

ARTICLE II

PURCHASE AND SALE AND CLOSING

2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer agrees to purchase from Seller, and Seller agrees to convey to Buyer, the Interests.

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2.2 Purchase Price.

(a) Subject to Sections 6.8(b) and 6.8(c), the aggregate purchase price for the purchase and sale described in Section 2.1 is equal to the sum of (the “Purchase Price”):

(i) $358,000,000 (the “Base Purchase Price”), which consideration amount shall consist of the following:

(A) $321,010,451 in cash (as adjusted pursuant to this Agreement, the “Cash Purchase Price”); and

(B) 2,363,776 shares of Buyer Parent Common Stock (such Buyer Parent Common Stock, as adjusted pursuant to the paragraph immediately succeeding this Section 2.2(a)(i)(B), the “Equity Purchase Price”).

Notwithstanding the above, Buyer may elect, by delivery of written notice to the Seller no later than three (3) Business Days prior to the Closing Date, to decrease the Cash Purchase Price by an amount not to exceed the Equity Backstop Amount and to correspondingly increase the Equity Purchase Price by a number of shares (rounded up to the nearest whole share) equal to the dollar amount of such decrease divided by the Tranche B Share Price; provided, however, in the event that the number of shares of Buyer Parent Common Stock comprising the Equity Purchase Price were to exceed 19.9% of the outstanding shares of Buyer Parent Common Stock as of the date of this Agreement (such 19.9% threshold calculated in shares, the “Equity Cap” and such excess number of shares, the “Equity Excess Amount”), (x) the “Equity Purchase Price” shall be equal to the Equity Cap and (y) the Cash Purchase Price shall be increased by an amount equal to the product of (a) the Equity Excess Amount and (b) the Tranche B Share Price.

(ii) plus the Net Working Capital;

(iii) plus the Hydrocarbon Inventory Amount;

(iv) plus the Reimbursable Capital Expenditures;

(v) minus the Closing Indebtedness;

(vi) minus the Closing Date Transaction Expenses; and

(vii) minus the Tax Insurance Policy Costs.

with all such amounts identified in this Section 2.2 paid, issued or otherwise transferred to Seller free and clear of, and without any withholding or deduction for or on account of, any Tax; provided that Buyer shall be entitled to deduct and withhold any and all Taxes as required by applicable Law. To the extent that amounts are so withheld and paid over to, or deposited with, the relevant Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person otherwise entitled to receive such payments pursuant to this Agreement.

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(b) Notwithstanding anything to the contrary contained herein, if, at any time on or after the date of this Agreement and prior to the Closing, (x) Buyer Parent makes (or any record date occurs with respect thereto) (A) any Buyer Parent dividend or distribution on the Buyer Parent Common Stock in Buyer Parent Common Stock, (B) subdivision or split of any Buyer Parent Common Stock, (C) combination or reclassification of Buyer Parent Common Stock into a smaller number of shares of Buyer Parent Common Stock or (D) issuance of any securities by reclassification of Buyer Parent Common Stock (including any reclassification in connection with a merger, consolidation or business combination in which Buyer Parent is the surviving person) or (y) any merger, consolidation, combination, or other transaction is consummated pursuant to which Buyer Parent Common Stock is converted to cash or other securities, then the Tranche A Share Price, the Tranche B Share Price and the number of shares of Buyer Parent Common Stock to be issued to Buyer Parent and transferred to Seller pursuant to this Agreement shall be proportionately adjusted, including, for the avoidance of doubt, in the cases of clauses (x)(D) and (y) to provide for the receipt by Seller, in lieu of any Buyer Parent Common Stock, the same number or amount of cash and/or securities as is received in exchange for each share of Buyer Parent Common Stock in connection with any such transaction described in clauses (x)(D) and (y) hereof. An adjustment made pursuant to the foregoing shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, split, combination, reclassification or other transaction.

(c) Notwithstanding anything to the contrary in this Agreement, any adjustment to the Purchase Price pursuant to Section 2.2(a)(ii) through 2.2(a)(vii) shall adjust the cash portion of the Purchase Price payable to Seller (and not the Equity Purchase Price).

2.3 Closing. Subject to the terms and conditions hereof, the Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Houston, Texas 77002 at 10:00 A.M. local time, on the fifth Business Day after the conditions to Closing set forth in Articles VII and VIII (other than actions to be taken or items to be delivered at Closing, but subject to satisfaction or waiver by the Party or Parties entitled to waive such condition, of such conditions at the Closing) have been satisfied or waived by the Party or Parties entitled to waive such conditions, or on such other date and at such other time and place as the Parties mutually agree in writing; provided, however, (a) without the mutual consent of Buyer and Seller (which may withheld, conditioned or delayed by Buyer or Seller in its sole discretion), the Closing shall not occur prior to January 10, 2019 and (b) without the consent of Buyer (which may be withheld, conditioned or delayed by Buyer in its sole discretion), the Closing shall not occur prior to January 25, 2019. All actions listed in Section 2.4 or 2.5 that occur on the Closing Date shall be deemed to occur simultaneously at the Closing, unless otherwise specified herein.

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2.4 Closing Deliveries by Seller to Buyer. At the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer the following:

(a) a counterpart of an assignment of the Interests in substantially the form of Exhibit A (“Assignment Agreement”) evidencing the assignment and transfer to Buyer of the Interests, executed by Seller;

(b) the Title Affidavits, executed by Seller or the applicable Acquired Company, as applicable;

(c) a counterpart of the Registration Rights Agreement, executed by Seller;

(d) evidence of (i) the payment of all obligations of the Acquired Companies outstanding pursuant to, and the termination of each Terminated Contract (with the exception of any true-up, reconciliation or other payments required to be made following the Closing pursuant to any Terminated Contract) and (ii) the release of all Liens on the Assets of the Acquired Companies securing such obligations;

(e) if Buyer has timely delivered to Seller the Terminated Contracts Notice, evidence that the Intermediation True-up Cash has been deposited in accordance with Section 6.17(a);

(f) the officer’s certificate set forth in Section 7.3, executed by Seller;

(g) a certification of non-foreign status with respect to Seller (or if Seller is disregarded as a separate entity from any other Person for such purposes, with respect to such other Person) in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2);

(h) evidence of the applicable Acquired Company’s corporate action taken in accordance with Section 6.14(h);

(i) the resignations of (or evidence of the removal of) the directors, managers and officers (as applicable) of each Acquired Company (in such director’s, member’s or officer’s capacity as such) effective by the Closing required pursuant to Section 6.15;

(j) the Buyer LC; and

(k) any other agreements, instruments, certificates and documents which are required by the other terms of this Agreement to be executed and/or delivered at the Closing by Seller or its Affiliates.

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2.5 Closing Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

(a) a wire transfer to Seller or its designee of immediately available funds to such account(s) as Seller shall have notified Buyer of at least two Business Days prior to the Closing Date, in an amount in the aggregate equal to the sum of (A) the Cash Purchase Price, plus (B) Seller’s good faith estimate of the Reimbursable Capital Expenditures (such estimated amount being the “Reimbursable Capital Expenditures Estimate”), plus (C) Seller’s good faith estimate of the Net Working Capital (such estimated amount being the “NWC Estimate”), plus (D) Seller’s good faith estimate of the Hydrocarbon Inventory Amount (such estimated amount being the “Hydrocarbon Inventory Estimate”), minus (E) Seller’s good faith estimate of the Closing Indebtedness (such estimated amount being the “Indebtedness Estimate”), minus (F) Seller’s good faith estimate of the Closing Date Transaction Expenses (such estimated amount being the “Transaction Expenses Estimate”), minus (G) Buyer’s good faith estimate of the Tax Insurance Policy Costs (such estimated amount being the “Tax Insurance Policy Costs Estimate” and the aggregate amounts in clauses (B)-(G), the “Estimated Adjustment”);

(b) the issuance of the number of shares of Buyer Parent Common Stock in book entry form equal to (x) the number of shares of Buyer Parent Common Stock comprising the Equity Purchase Price minus (y) the number of shares of Buyer Parent Common Stock included in the Holdback Amount, to Seller, which shares of Buyer Common Stock shall bear the Transfer Legend and the Article 11 Legend on the books and records of the Transfer Agent;

(c) the issuance of the number of shares of Buyer Parent Common Stock in book entry form included in the Holdback Amount to Seller, which shares of Buyer Parent Common Stock (x) Seller shall have sole and exclusive voting power over unless and until surrendered to Buyer in accordance with this Agreement and (y) shall bear the Contract Legend, the Transfer Legend and the Article 11 Legend on the books and records of the Transfer Agent;

(d) a counterpart of the Registration Rights Agreement, executed by Buyer Parent;

(e) evidence that Buyer has caused Eligible Letters of Credit to be issued in accordance with Section 6.17(a);

(f) a counterpart of the Assignment Agreement, executed by Buyer;

(g) the officer’s certificate set forth in Section 8.3, executed by an officer of Buyer; and

(h) any other agreements, instruments, certificates and documents which are required by the other terms of this Agreement to be executed and/or delivered at the Closing by Buyer or its Affiliates.

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2.6 Purchase Price Adjustments.

(a) After Closing, each Party shall cooperate and shall provide the other Party and its Representatives access to the books, records and employees of the Acquired Companies (other than the Excluded Records) as are reasonably requested by the requesting Party and directly related to the matters addressed in this Section 2.6. Within three (3) Business Days prior to the expected Closing Date, (i) Seller shall in good faith determine the Reimbursable Capital Expenditures Estimate, NWC Estimate, the Hydrocarbon Inventory Estimate, the Indebtedness Estimate, and the Transaction Expenses Estimate, in each case, consistent with the requirements in this Agreement, and shall provide Buyer with notice of such determinations and (ii) Buyer shall in good faith determine the Tax Insurance Policy Costs Estimate, consistent with the requirements in this Agreement, and shall provide Seller with notice of such determination. The existence of any such dispute with respect to the NWC Estimate, the Hydrocarbon Inventory Estimate, the Indebtedness Estimate, the Transaction Expenses Estimate, and the Tax Insurance Policy Costs Estimate shall not delay or otherwise affect the Closing, it being understood that the respective amounts determined by each of Seller and Buyer pursuant to this Section 2.6(a) shall be used for purposes of determining the amount to be paid by Buyer pursuant to Section 2.5(a).

(b) Within seventy five (75) days after the Closing Date, Buyer shall in good faith determine the actual Reimbursable Capital Expenditures, Net Working Capital, Hydrocarbon Inventory Amount, Closing Indebtedness, Closing Date Transaction Expenses, and Tax Insurance Policy Costs and shall provide Seller with notice of such determinations, along with reasonable supporting information and calculations (the “Adjustment Determination”).

(c) If the Adjustment Determination (as agreed between the Parties or as determined in accordance with Section 2.7) is (i) greater than the Estimated Adjustment, then Buyer shall pay (or cause to be paid) to Seller within five (5) Business Days after such amounts are so agreed or determined, by wire transfer of immediately available funds to an account or accounts designated by Seller, the amount of such difference or (ii) less than the Estimated Adjustment, then Seller shall pay (or cause to be paid) to Buyer, within five (5) Business Days after such amounts are agreed or determined, by wire transfer of immediately available funds to an account designated by Buyer, the amount of such difference.

2.7 Adjustment Determination Disputes. If Seller objects to the Adjustment Determination prepared by Buyer pursuant to this Article II, then it shall provide Buyer with notice of its objection within forty-five (45) days after receiving the Adjustment Determination and shall include reasonable detail regarding such specific objections together with supporting documentation. If the Parties are unable to agree on such disputed items contained in the Adjustment Determination on or prior to the 100th day following receipt of a notice of objection to the Adjustment Determination, then either Party may refer such dispute to PricewaterhouseCoopers LLP or, if that firm declines to act as provided in this Section 2.7, another nationally recognized firm of independent public accountants, mutually agreed upon by the Parties, which firm shall make a final and binding determination as to all matters in dispute (and only such matters) on a timely basis (and in any event within 145 days following receipt of a notice of objection to the Adjustment Determination) and as promptly as reasonably practicable shall notify

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the Parties in writing of its determination; provided that such firm may not assign a value to any particular item greater than the greatest value for such item claimed by either Party or less than the lowest value claimed by either Party. Such accounting firm handling the dispute resolution shall not have the power to modify or amend any term or provision of this Agreement. All fees and expenses charged by such accounting firm pursuant to this Section 2.7 will be allocated fifty percent (50%) to Seller and fifty percent (50%) to Buyer. If no objection to the Adjustment Determination is made by Seller within the time period and in the manner set forth in the first sentence of this Section 2.7 or if the Adjustment Determination is accepted by Seller, then the Reimbursable Capital Expenditures, the Net Working Capital, the Hydrocarbon Inventory Amount, the Closing Indebtedness, the Closing Date Transaction Expenses and the Tax Insurance Policy Costs, as applicable and in each case as set forth in the Adjustment Determination, shall become final and binding upon the Parties for all purposes hereunder. If an objection to the Adjustment Determination is made by Seller within the time period and in the manner set forth in the first sentence of this Section 2.7, then the Reimbursable Capital Expenditures, the Net Working Capital, the Hydrocarbon Inventory Amount, the Closing Indebtedness, the Closing Date Transaction Expenses and the Tax Insurance Policy Costs, as applicable and in each case as set forth in the Adjustment Determination, shall become final and binding upon the Parties for all purposes hereunder except with respect to, and only to the extent of, those matters expressly objected to by the Party making such objection.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Seller hereby represents and warrants to Buyer as of the date of this Agreement that:

3.1 Organization. Seller is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to do so would not reasonably be expected to result in a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement. Seller is duly qualified or licensed to do business and in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so duly qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement.

3.2 Authority. Seller has all requisite company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is, or at the Closing will be, a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary entity action, and no other authorization on the part of Seller is necessary. This

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Agreement has been, and each other Transaction Document to which it is, or at the Closing will be, a party will be, duly and validly executed and delivered by Seller and, assuming the due and valid execution and delivery of this Agreement by Buyer, constitutes, or, with respect to each other Transaction Document to which it will be a party at the Closing, at the Closing will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

3.3 No Conflicts. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is, or at the Closing will be, a party, the performance by Seller of its obligations under this Agreement and the other Transaction Documents and the consummation by Seller of the transactions contemplated hereby and thereby do not:

(a) violate or result in a breach of the Charter Documents of Seller;

(b) assuming all of the Company Consents have been obtained or made, violate or result in or constitute (with or without notice or lapse of time or both) a default under, or result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any material Contract to which Seller is a party, except for any such matters which would not reasonably be expected to result in a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement;

(c) assuming all required filings, waivers, approvals, consents, authorizations and notices disclosed on Schedule 3.3(c) (collectively, the “Seller Approvals”) and the Company Consents have been made, obtained or given, (i) violate or result in a breach of any Law or Order applicable to Seller, except for such violations or breaches as would not reasonably be expected to result in a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement or (ii) require any consent or approval of, or registration, notice, declaration or filing with, any Governmental Authority under any Law or Order applicable to Seller, other than in each case any such consent or approval which, if not made or obtained, would not reasonably be expected to result in a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement; or

(d) result in (with or without notice or lapse of time or both) the imposition or creation of any Lien on any of the Interests.

3.4 Title to Interests. Seller is the record and beneficial owner of the Interests free and clear of all Liens and restrictions on transfer other than Liens to be released prior to Closing pursuant to Section 2.4(d) and those arising pursuant to (i) this Agreement, (ii) the Charter Documents of the Acquired Companies or (iii) applicable securities Laws.

3.5 Legal Proceedings. There is no Proceeding (filed by any Person other than Buyer or any of its Affiliates) pending or, to Seller’s Knowledge, threatened against Seller before or by any Governmental Authority, which seeks an Order restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement.

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3.6 Brokers. Seller has no liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer or any Acquired Company could become liable or obligated at or after the Closing.

3.7 Investment Intent. Seller is (a) an experienced and knowledgeable investor, (b) able to bear the economic risks of the acquisition and ownership of the Buyer Parent Common Stock, including the complete loss of such investment, and (c) is capable of evaluating (and has evaluated) the merits and risks of investing in the Buyer Parent Common Stock and its acquisition and ownership thereof. The Buyer Parent Common Stock received by Seller hereunder is being obtained by Seller for its own account for investment purposes, and not with a view to any distribution thereof in violation of any applicable securities laws. Seller understands and acknowledges that no federal or state agency has passed upon the merits or risks of the acquisition and ownership of the Buyer Parent Common Stock or made any finding or determination concerning the fairness or advisability of such acquisition and ownership. Seller acknowledges that (i) it has reviewed the Buyer Parent SEC Documents and (ii) it is relying only upon the information contained in the Buyer Parent SEC Documents and the representations and warranties of the Buyer in this Agreement and not upon any other information in connection with its decision to acquire and own the Buyer Parent Common Stock. Seller understands and acknowledges that the acquisition and ownership of the Buyer Parent Common Stock involve risks, including those described in the Buyer Parent SEC Documents and the Seller has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of the acquisition and ownership of the Buyer Parent Common Stock. Seller has considered the suitability of the Buyer Parent Common Stock as an investment in light of its own circumstances and financial condition and is able to bear the risks associated with an investment in the Buyer Parent Common Stock, including the total loss of its investment. Seller is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Seller acknowledges and understands that (A) the acquisition of the Buyer Parent Common Stock has not been registered under the Securities Act in reliance on an exemption therefrom, (B) that the shares of Buyer Parent Common Stock will, upon their acquisition by Seller at Closing, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws and (C) except as contemplated by the Buyer Parent Board Approval, the shares of Buyer Parent Common Stock are subject to restrictions on transferability under Article 11 of the Buyer Parent Charter.

3.8 Ownership of Securities. Seller and its Affiliates do not, as of the date of this Agreement, and will not immediately prior to the issuance of the Buyer Parent Common Stock to Seller on the Closing Date, beneficially own (as contemplated by Rule 13d-3 of the Exchange Act) any of Buyer Parent’s issued and outstanding Equity Interests (other than any such Equity Interests held by pension plans or nuclear decommissioning trusts, if any).

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3.9 No General Solicitation. Seller acknowledges and agrees that neither Buyer Parent, Buyer nor any other Person offered to sell the Buyer Parent Common Stock to it by means of any form of general solicitation or advertising. Seller further acknowledges and agrees that it was solicited or became aware of the investment in Buyer Parent Common Stock through direct contact with Buyer Parent or its agents outside of any public offering effort.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING

THE ACQUIRED COMPANIES

Seller hereby represents and warrants to Buyer as of the date of this Agreement that:

4.1 Organization.

(a) Each Acquired Company is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite company power and authority to conduct the Business as it is now being conducted. Each Acquired Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or operation of its Assets or the character of its activities makes such qualification or licensing necessary, except in any jurisdiction where the failure to be so duly qualified or licensed would not reasonably be expected to result in a Company Material Adverse Effect.

(b) Buyer has been provided with complete and accurate copies of the Charter Documents of the Acquired Companies.

4.2 No Conflicts. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by Seller of its obligations under this Agreement and the other Transaction Documents and the consummation by Seller of the transactions contemplated hereby and thereby do not:

(a) violate or result in a breach of any of the Charter Documents of the Acquired Companies;

(b) assuming the consents disclosed on Schedule 4.2(b) (the “Company Consents”) have been obtained or made, violate or result in or constitute (with or without notice or lapse of time or both) a material default under, or result in a material breach of, or give any Person any rights of termination, acceleration or cancellation of or a right to payment under, any Material Contract;

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(c) assuming the Seller Approvals, the Company Consents and other notifications provided in the ordinary course of business have been made, obtained or given, (i) violate in any material respect or result in a material breach of any Law or Order applicable to any Acquired Company or (ii) require the consent or approval of, or registration, notice, declaration or filing with, any Governmental Authority under any Law or Order applicable to any Acquired Company; or

(d) result in (with or without notice or lapse of time or both) the imposition or creation of any Lien on the Interests or any Lien (other than Permitted Liens) on any material Asset of any Acquired Company, other than Liens created by or on behalf of Buyer.

4.3 Ownership; Subsidiaries. Schedule 4.3 sets forth the ownership structure of the Acquired Companies. All of the Equity Interests in the Acquired Companies are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with Law and not in violation or breach of any preemptive or similar rights. None of the Acquired Companies has subsidiaries or owns Equity Interests in any Person except as disclosed on Schedule 4.3. The Equity Interests in the Acquired Companies are held by the applicable Person set forth on Schedule 4.3 free and clear of all Liens and restrictions on transfer other than Liens to be released prior to Closing pursuant to Section 2.4(d) and those arising pursuant to (a) this Agreement,(b) the Charter Documents of the Acquired Companies, or (c) applicable securities Laws. No Acquired Company is a party to any Contract for the future purchase, redemption, subscription, allotment or issue of any Equity Interests of any Acquired Company or any securities or rights convertible into or exchangeable for Equity Interests of any Acquired Company other than those arising pursuant to the Material Contracts (including the Charter Documents of the Acquired Companies), and no Equity Interests of any Acquired Company are reserved for issuance for any such purpose. Except for the Charter Documents of the Acquired Companies, there is no voting trust agreement, voting agreement, stockholders agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any Equity Interests of any Acquired Company.

4.4 Business. The Assets owned, leased, licensed or contracted by the Acquired Companies include all of the material tangible Assets that are sufficient to operate the Business after the Closing in substantially the same manner in all material respects as conducted as of the date of this Agreement, except for Terminated Contracts, the Terminated Services and the Excluded Litigation. Each of the Acquired Companies owns, or in the case of leased property, has valid leasehold interests in, all of its material tangible Assets, free and clear of all Liens except for Permitted Liens.

4.5 Bank Accounts. Schedule 4.5 sets forth a list as of the date of this Agreement of any bank accounts maintained by the Acquired Companies at any bank, trust company or other financial institution and the persons authorized to sign checks drawn on such accounts.

4.6 Legal Proceedings. Except as disclosed on Schedule 4.6, (a) there is no Proceeding pending or, to Seller’s Knowledge, threatened against any Acquired Company before or by any Governmental Authority that would reasonably be expected to result in any material liability to an Acquired Company, or impose any material restrictions on the use of any Assets that are material to the Business or any Acquired Company, or that seeks an Order restraining, enjoining or

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otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement, and (b) there is no Order issued, or otherwise in effect and outstanding against any of the Acquired Companies, that imposes restrictions on operations that are material and adverse to the Business or any Acquired Company; provided, however, that this Section 4.6 does not address Proceedings or Orders relating to (i) Environmental Laws or Environmental Claims, which are exclusively addressed by Section 4.13, (ii) Taxes, which are exclusively addressed by Section 4.9, (iii) Permits which are exclusively addressed by Section 4.12, (iv) labor and employment, which are exclusively addressed by Section 4.16, or (v) Acquired Company Benefit Plans, which are exclusively addressed by Section 4.17.

4.7 Compliance with Laws and Orders. Each Acquired Company is, and at all times since the Initial Ownership Date has been, in compliance in all material respects with all Laws and Orders applicable to it; provided, however, that this Section 4.7 does not address compliance with Laws or Orders relating to (i) Environmental Laws or Environmental Claims, which are exclusively addressed by Section 4.13, (ii) Taxes, which are exclusively addressed by Section 4.9, (iii) Permits which are exclusively addressed in Section 4.12, (iv) labor and employment, which are exclusively addressed by Section 4.16, or (v) relating to Acquired Company Benefit Plans, which are exclusively addressed by Section 4.17.

4.8 Financial Statements; No Undisclosed Liabilities.

(a) Seller has made available to Buyer (i) the audited consolidated balance sheet of USOR as of December 31, 2017 and the related audited statements of income and cash flows for the year then ended, (ii) the unaudited consolidated balance sheet of USOR as of September 30, 2018 and the related unaudited statements of income and cash flows for the nine-month period then ended, (iii) the audited consolidated and consolidating balance sheet of the Company as of December 31, 2017 and 2016 and the related audited statements of income and cash flows for the year then ended and (iv) the unaudited consolidated and consolidating balance sheet of the Company as of September 30, 2018 and the related unaudited statements of income and cash flows for the nine-month period then ended (such audited and unaudited financial statements collectively being referred to herein, as applicable, as the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of USOR and the Company, as applicable, as of the respective dates covered thereby.

(b) The Acquired Companies have no material liabilities that would be required by GAAP to be included on a consolidated balance sheet of the Company except (i) liabilities as reflected or reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business since December 31, 2017, (iii) liabilities included in the calculation of Net Working Capital, (iv) liabilities that have been incurred in connection with the transactions contemplated by this Agreement and that have been paid or will be paid prior to Closing, (v) liabilities that were fully satisfied at or prior to Closing and will not be applicable to the Acquired Companies, the Business, or Buyer after the Closing or (vi) liabilities that have not resulted, and would not reasonably be expected to result, in a Company Material Adverse Effect.

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4.9 Taxes. Except as would not reasonably be expected to result in a Company Material Adverse Effect:

(a) all Tax Returns required to have been filed by each Acquired Company have been duly and timely filed, and all such Tax Returns are true, correct and complete in all respects;

(b) all Taxes that are required to have been paid by each Acquired Company have been duly and timely paid in full;

(c) all Tax withholding requirements imposed on or with respect to the Acquired Companies have been satisfied in full;

(d) there are no Liens (other than Permitted Liens) on any of the Assets of the Acquired Companies or any of the Equity Interests in the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax;

(e) no Acquired Company has in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency;

(f) there are no pending or active audits, disputes, claims or Proceedings involving Tax matters, and no audits or proposed deficiencies or other Claims for unpaid Taxes of the Acquired Companies have been threatened by a Governmental Authority in writing. All deficiencies proposed as a result of any past examinations or audits have been paid or finally settled. No claim has ever been made by an applicable Governmental Authority in a jurisdiction where any Acquired Company does not file Tax Returns that any such Acquired Company is or may be subject to taxation by that jurisdiction;

(g) none of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local, or non-U.S. income tax law) entered into by an Acquired Company on or prior to the Closing Date, (ii) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (iii) the use of an improper method of accounting by an Acquired Company for a taxable period (or portion thereof) ending on or prior to the Closing Date, (iv) an intercompany transaction or excess loss account described in the Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or non-U.S. income Tax law) arising on or prior to the Closing Date, (v) an installment sale or open transaction disposition entered into by an Acquired Company on or prior to the Closing Date or (vi) any prepaid amount received by an Acquired Company on or prior to the Closing Date, provided that, for the avoidance of doubt, this Section 4.9(g) shall not apply with respect to any items of income or deduction arising as a result of actions taken by Buyer or any of its Affiliates on or prior to Closing Date;

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(h) none of the Acquired Companies is or has been a party to any “reportable transaction” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4(b) that was not properly disclosed in the appropriate Tax Returns;

(i) none of the Acquired Companies is a party to any Tax allocation or sharing agreement, except to the extent any such agreement was entered into in the ordinary course of business or does not primarily relate to Taxes;

(j) Seller is, or if Seller is a disregarded entity, its regarded owner is, a “United States person” within the meaning of Treasury Regulation section 1.1445-2;

(k) USOT is, and has been at all times since its acquisition by Seller, an entity disregarded from its single owner for U.S. federal income tax purposes;

(l) each of the Company, USOR and McChord is, and has been at all times since the acquisition of USOR by the Company, Seller and their Affiliates, a corporation for U.S. federal income tax purposes; and

(m) the aggregate amount of the unpaid Tax liabilities of the Acquired Companies for all Tax periods ending on or before the date of the most recent Financial Statements are reflected on the Financial Statements as of the dates thereof (excluding any reserves for deferred Taxes). The aggregate amount of the unpaid Tax liabilities of the Acquired Companies for all Tax periods (or portions thereof) ending on or prior to the Closing Date will not materially exceed the aggregate amount of the unpaid Tax liabilities of the Acquired Companies as reflected on the Financial Statements as of the date of the most recent Financial Statements (excluding any reserves for deferred Taxes), as adjusted for the operations and transactions in the ordinary course of business of the Acquired Companies for the period from the date of the most recent Financial Statements to and including the Closing Date consistent with the past custom and practice of the Acquired Companies.

To the extent any other representation or warranty in Article III or Article IV not contained in this Section 4.9 relates to Taxes, such representation or warranty shall, to the extent and only to the extent such representation or warranty relates to Taxes, be qualified by the flush language at the beginning of this Section 4.9.

4.10 Contracts.

(a) Excluding the Terminated Contracts, the Terminated Services, the Leases, the Easements and insurance policies, Schedule 4.10(a) sets forth a complete and accurate list as of the date of this Agreement of the following Contracts to which any Acquired Company is a party or by which any of its Assets are bound (the Contracts listed on Schedule 4.10(a) that meet the descriptions in this Section 4.10(a) and including the Contracts entered into after the date of this Agreement in accordance with Section 6.3 that would have been required to be listed on Schedule 4.10(a)), being collectively, the “Material Contracts”):

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(i) any Contract for the future purchase, sale or processing of crude oil, feed stock, raw materials, blendstocks and refined and intermediate petroleum products by or to any Acquired Company (A) involving the purchase, sale or processing of more than 500 barrels per day or (B) that has a term greater than three (3) months;

(ii) any Contract involving the future terminalling, transportation or storage of refined products involving payments of more than $1,000,000 during the remaining term of such Contract;

(iii) other than Contracts of the nature addressed by Section 4.10(a)(i)-(ii), any Contract (A) for the future sale of any Asset or (B) that grants a right or option to purchase in the future any Asset or service, other than in each case any Contract with a remaining value of less than $1,000,000;

(iv) other than Contracts of the nature addressed by Section 4.10(a)(i)- (ii), any Contract for the future receipt of any Assets or services requiring payments in excess of $2,000,000 during the remaining term of such Contract;

(v) any Contract under which it has created, incurred, assumed or guaranteed any outstanding Indebtedness, or under which it has imposed, granted or created a Lien on any of its Assets, which Lien secures outstanding Indebtedness in an amount in excess of $1,000,000;

(vi) outstanding futures, swap, collar, put, call, floor, cap, option or other Contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in interest rates or the price of commodities;

(vii) any Contract that restricts the freedom of any Acquired Company to compete or engage in any line of business or in any geographic area;

(viii) any Contract that provides for any asset management, energy management, or operation and maintenance services; and

(ix) any Contract (A) for the employment or the personal services of any individual performing services for any of the Acquired Companies on a full-time, part-time, consulting or other basis that provides for annualized compensation in excess of $300,000 and is not terminable without any financial obligation or other liability, or (B) providing for severance to any Acquired Company Employee.

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(b) Seller has made available to Buyer complete and accurate copies of all Material Contracts, including all amendments, restatements, supplements or modifications and exhibits, annexes and schedules thereto.

(c) (i) Each of the Material Contracts is in full force and effect in all material respects and constitutes a legal, valid and binding obligation of the Acquired Company party thereto and, to the Knowledge of Seller, of the other parties thereto and (ii) assuming that the Company Consents are obtained at or prior to the Closing, no Acquired Company or, to the Knowledge of Seller, any other Person is in material default or material breach under any such Material Contract (and no event has occurred that with notice or lapse of time or both would constitute such a breach or default).

4.11 Real Property.

(a) Each Acquired Company has (i) good and marketable fee title to all real property (including all buildings, improvements, fixtures and other structures located thereon which constitute real property under the laws of the jurisdiction in which they are located) shown as being owned by such Acquired Company on Schedule 4.11 (“Owned Real Property”), (ii) good and valid leasehold, license or similar interests in all real property shown as being leased, licensed, granted or occupied by written contract by such Acquired Company on Schedule 4.11, if any (“Leased Real Property”) pursuant to the lease agreement, license, occupancy agreement or similar agreement referenced on Schedule 4.11 for such real property (the “Leases”), and (iii) a good and valid easement or similar real property interest in the real property shown on Schedule 4.11 as being an easement or other similar real property interest granted to such Acquired Company, if any (“Easement Real Property”; collectively with the Owned Real Property and the Leased Real Property, the “Real Property”) pursuant to the easement, license or other instrument referenced on Schedule 4.11 for such real property (the “Easements”), in each case, free and clear of any Liens, except for Permitted Liens, pursuant to this Agreement and the Contracts listed, or as otherwise noted, on Schedule 4.11.

(b) The Real Property constitutes (i) all of the material real property interests and rights owned by or used by each Acquired Company and (ii) all of the material real property interests and rights necessary to operate, maintain and repair each Facility and the Business, as each Facility and the Business is presently operated.

(c) (i) Each of the Leases and Easements is in full force and effect in all material respects and constitutes a legal, valid and binding obligation of the Acquired Company party thereto and, to the Knowledge of Seller, of the other parties thereto and (ii) no Acquired Company or, to the Knowledge of Seller, any other Person is in material default or material breach under any such Lease or Easement (and to the Knowledge of Seller, no event has occurred that with notice or lapse of time or both would constitute such a breach or default).

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(d) Except to the extent constituting a Permitted Lien, none of the interests of any Acquired Company in any Real Property is subject to or encumbered by any purchase option, right of first refusal or other contractual right or obligation to sell, assign or dispose of all or any portion of such interests of such Real Property or to lease, sublease or otherwise grant rights to use its interest in such Real Property or the Contracts applicable thereto to any other Person.

(e) True and complete copies of all current deeds, leases (including the Leases), easement agreements (including the Easements), mortgages, deeds of trust, certificates of occupancy, title insurance policies, title commitments, surveys and similar documents, and all amendments thereof, with respect to the Real Property and in the possession of Seller, the Company or any Acquired Company, in each case that are material to the Business, have been made available to Buyer.

4.12 Permits. The Acquired Companies possess all material Permits (other than Permits required under Environmental Laws, which are addressed solely in Section 4.13) that are required for the ownership and operation of the Facilities or the Business by the Acquired Companies in the manner in which they are currently owned and operated, and Schedule 4.12 sets forth a complete and accurate list of such material Permits. All such material Permits are in full force and effect and each Acquired Company is, and at all times since the Initial Ownership Date has been, in compliance in all material respects with each such material Permit, and, as of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Seller, threatened that would jeopardize the validity of any such material Permit. Except as set forth in Schedule 4.12, as of the date of this Agreement, no Acquired Company has received, since the Initial Ownership Date, any notification from any Governmental Authority alleging that it is in violation in any material respect of any of such material Permits and that remains outstanding or unresolved.

4.13 Environmental Matters.

(a) [***]

(b) [***]

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4.14 Insurance. Schedule 4.14 sets forth as of the date of this Agreement a complete and accurate list of all material insurance policies held by or issued specifically on behalf of and for the benefit of the Acquired Companies (collectively, the “Acquired Company Policies”). All premiums due and payable under the Acquired Company Policies have been paid in a timely manner. As of the date of this Agreement, (a) no notice of cancellation or non-renewal of any Acquired Company Policy or a reservation of rights with respect to a particular claim or any Acquired Company Policy in general has been received by any Acquired Company or Seller, that remains outstanding or unresolved and (b) there is no material claim under any Acquired Company Policy as to which coverage has been denied or disputed by the underwriters or issuers thereof.

4.15 Brokers. The Acquired Companies do not have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement at or after Closing, other than as a result of any Contract entered into by Buyer or any of its Affiliates.

4.16 Employee Matters.

(a) Buyer has been provided with a complete and accurate list, as of the date of this Agreement, of all Acquired Company Employees, which list provides the following information for each such Acquired Company Employee: (i) name, (ii) date of hire, (iii) job title, (iv) principal job location, (v) current annualized base salary or base hourly pay rate, (vi) target annual cash bonus amount, (vii) exempt or non-exempt classification under the Fair Labor Standards Act, (viii) work status (e.g., full-time, part-time, temporary, leave), and (ix) paid time off accrued (e.g., vacation, sick, other).

(b) Except for the Union, none of the Acquired Companies currently recognize any labor union or labor organization as a representative of Acquired Company Employees, nor has any labor union or labor organization other than the Union been certified as the exclusive bargaining representative of any Acquired Companies with respect to their work for an Acquired Company, nor to Seller’s Knowledge is there any labor union or labor organization or group of employees seeking to organize employees of an Acquired Company who are not now represented by the Union for the purpose of collective bargaining. Schedule 4.16(b) sets forth each collective bargaining agreement and any similar Contract between an Acquired Company and the Union (such agreement(s), the “Collective Bargaining Agreements”). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, USOR is in compliance with the terms of the Collective Bargaining Agreements.

(c) For the past three (3) years, there has been no actual or, to the Knowledge of Seller, threatened labor strike, walk-out, work stoppage, slowdown or lockout with respect to any Acquired Company Employees. With respect to the Acquired Companies, there is no, and during the past three (3) years there has not been any, material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other agreement with any labor union, or other material labor-related grievance.

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(d) Since the Initial Ownership Date, none of the Acquired Companies has engaged in any employee layoff activities with respect to which there are unsatisfied liabilities under the Worker Adjustment Retraining Notification Act of 1988, and any other applicable similar Laws relating to employment losses or mass layoffs (collectively, the “WARN Act”).

(e) There is no Proceeding pending or, to Seller’s Knowledge, threatened against any Acquired Company before or by any Governmental Authority, relating to the employment, or termination thereof, of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Acquired Companies (specifically including any Acquired Company Employees) that is reasonably expected to result in a material liability to any Acquired Company.

(f) Each Acquired Company is, and at all times in the past three (3) years has been, in compliance with all applicable Laws in all material respects pertaining to employment and employment practices to the extent they relate to current or former employees, interns, consultants, and independent contractors of the Acquired Companies, including, but not limited to, all Laws relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee or independent contractor classification, classification as exempt or non-exempt under the Fair Labor Standards Act, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, whistleblowing, and unemployment insurance.

4.17 Employee Benefits.

(a) Schedule 4.17(a) sets forth a list, as of the date of this Agreement, of all Acquired Company Benefit Plans. Seller has made available to Buyer with respect to each Acquired Company Benefit Plan and to the extent applicable and permitted by applicable Law complete and accurate copies of: (i) such Acquired Company Benefit Plan and related trusts; (ii) the most recent annual or other report filed with each Governmental Authority; (iii) the insurance contract and other funding agreement; (iv) the most recent summary plan description or scheme booklet; and (v) the most recent audited accounts and actuarial report or valuation required to be prepared under applicable Law.

(b) With respect to each Acquired Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code, the Internal Revenue Service has issued favorable determination letter or such Acquired Company Benefit Plan is maintained pursuant to a prototype or volume submitter document approved by the Internal Revenue Service, and is entitled to rely on a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype document or volume submitter document, and, to Seller’s Knowledge, no circumstances exist and no events have occurred that would reasonably be expected to adversely affect the qualified status of such qualified Acquired Company Benefit Plan or the related trust.

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(c) (i) Since the Initial Ownership Date and except as would not reasonably be expected to result in any material liability, each Acquired Company Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with applicable Laws, (ii) all contributions required under any Acquired Company Benefit Plan since the Initial Ownership Date by any Acquired Company or its employees have been made or properly accrued and reflected in the applicable Acquired Company’s financial statements, (iii) no Acquired Company has incurred any liability in connection with the termination, or withdrawal from, any Acquired Company Benefit Plan, (iv) each Acquired Company Benefit Plan has been registered as required and has been maintained in good standing with applicable Governmental Authorities, and (v) with respect to each Acquired Company Benefit Plan, (A) no Proceedings are pending or, to the Knowledge of Seller, threatened and (B) all reports (including 5500s) and filings with a Governmental Authority required in connection with each Acquired Company Benefit Plan have been timely made.

(d) With respect to each Acquired Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, except as would not reasonably be expected to result in, individually or in the aggregate, any material Loss for the Acquired Companies, taken as a whole, (i) each Acquired Company and its ERISA Affiliates (A) have complied with the minimum funding requirements under Sections 412, 430 and 431 of the Code and Sections 302, 303 and 304 of ERISA and (B) have not been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year, (ii) there are no funding-based limitations or restrictions on the payment or accrual of benefits under Section 436 of the Code currently in effect, (iii) such Acquired Company Benefit Plan has not been determined to be in “at-risk” status (as defined in Section 430 of the Code or Section 303 of ERISA), (iv) no reportable event within the meaning of Section 4043 of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the PBGC have been timely paid in full, (vi) no current liability under Title IV of ERISA has been or would reasonably be expected to be incurred by any Acquired Company or any of their respective ERISA Affiliates (other than for premiums to the PBGC), and (vii) proceedings to terminate any such Acquired Company Benefit Plan have not been instituted under Sections 4041 and 4042 of ERISA.

(e) Each Acquired Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has in all material respects been maintained and operated in good faith compliance with Section 409A of the Code and all applicable guidance promulgated thereunder so as to avoid any material Taxes, penalty or interest under Section 409A of the Code.

(f) No Acquired Company Benefit Plan is a “voluntary employees beneficiary association” (within the meaning of Section 501(c)(9) of the Code), and since the Initial Ownership Date, there have been no other “welfare benefit funds” of the Acquired Companies relating to employees or former employees within the meaning of Section 419 of the Code.

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(g) No Acquired Company Benefit Plan is subject to or maintained under the laws of a jurisdiction outside the United States of America.

(h) With respect to any current or former employee, director or service provider to the Acquired Companies or their subsidiaries, the execution of this Agreement or the consummation of the transactions contemplated by the Agreement (whether alone or in connection with any other event(s)), will not result in: (i) any obligation to pay severance or increase the amount of severance pay upon any termination of employment, (ii) acceleration of the time of payment or vesting, or any payment (through a grantor trust or otherwise) of any compensation or benefits, or an increase of the amount of compensation or benefits payable or (iii) any limitation or restriction on the right of Buyer or its Affiliate to merge, amend or terminate any of the Acquired Company Benefit Plans. There is no Acquired Company Benefit Plan, contract, agreement or arrangement with any Person which provides for any payment or for any benefit, which payment or benefit would fail to be deductible by the Acquired Companies or any of their subsidiaries by reason of Section 280G of the Code. No Acquired Company Benefit Plan provides for a gross-up, make whole or other payment as a result of the imposition of Taxes under Sections 409A or 4999 of the Code pursuant to any agreement or arrangement with the Acquired Companies or any of their subsidiaries.

(i) Except for the Acquired Company Benefit Plans listed on Schedule 4.17(i), each Acquired Company Benefit Plan may be terminated at any time.

(j) No Acquired Company Benefit Plan provides for, and the Acquired Companies are not obligated to provide, any material post-employment health or other welfare benefits to any current or former employees, directors, or service providers of the Acquired Companies (or dependents or beneficiaries thereof) except as otherwise required by the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or any other Laws.

4.18 Absence of Changes. Since December 31, 2017 through the execution of this Agreement, there has been no occurrence, condition, change, development, event or effect affecting the Business that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

4.19 Intellectual Property. Except for any “off the shelf” or other similar standard end-user licenses or as set forth on Schedule 4.19, each Acquired Company owns or possesses adequate and sufficient licenses or other valid rights to use all material existing rights in software, trade secrets, technology, trademarks, trade names, service marks, materials subject to copyright Laws and other intangible intellectual property rights (the “Intellectual Property”) currently used in the operation of the Business. Except as would not have a Company Material Adverse Effect, (a) no Acquired Company has received any written notice or other written communication that such Acquired Company is infringing any Intellectual Property of any other Person and that remains outstanding or unresolved and (b) to the Knowledge of Seller, no Person is infringing upon any Intellectual Property owned by any Acquired Company.

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4.20 Credit Support Obligations. Except for the Seller Support Obligations and the Existing Letters of Credit, as of the date of this Agreement, there are no guarantees, letters or credit, performance or surety bonds or similar credit support arrangements issued by or for the account of any Acquired Company related to contractual commitments or other liabilities of any Acquired Company.

4.21 Affiliate Contracts. Except for the Terminated Services, there are no Affiliate Contracts.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date of this Agreement that:

5.1 Organization. Each of Buyer and Buyer Parent is an entity duly formed, validly existing and in good standing under the Laws of Delaware. Each of Buyer and Buyer Parent is duly qualified or licensed to do business and in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so duly qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Buyer’s or Buyer Parent’s ability to consummate the transactions contemplated by this Agreement.

5.2 Authority. Each of Buyer and Buyer Parent has all requisite company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is, or at the Closing will be, a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The execution and delivery by each of Buyer and Buyer Parent of this Agreement and the other Transaction Documents to which it is a party, the performance by Buyer and Buyer Parent of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, and have been duly and validly authorized by all necessary entity action, and no other authorization on the part of Buyer or Buyer Parent is necessary. This Agreement has been, and each other Transaction Document to which it is, or at the Closing will be, a party will be, duly and validly executed and delivered by Buyer or Buyer Parent and, assuming the due and valid execution and delivery of this Agreement by Seller, constitutes, or at the Closing will constitute, the legal, valid and binding obligation of Buyer or Buyer Parent, as applicable, enforceable against Buyer Parent in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

5.3 No Conflicts. The execution and delivery by Buyer and Buyer Parent of this Agreement and the other Transaction Documents to which it is, or at the Closing will be, a party the performance by Buyer and Buyer Parent of its obligations under this Agreement and the other Transaction Documents and the consummation by Buyer and Buyer Parent of the transactions contemplated by this Agreement and the other Transaction Documents do not:

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(a) violate or result in a breach of the Charter Documents of Buyer or Buyer Parent;

(b) violate or result in or constitute (with or without notice or lapse of time or both) a default, or result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any material Contract to which Buyer or Buyer Parent is a party, except for any such matters which would not reasonably be expected to result in a material adverse effect on Buyer’s or Buyer Parent’s ability to consummate the transactions contemplated by this Agreement; or

(c) assuming all required filings, waivers, approvals, consents, authorizations and notices disclosed in Schedule 5.3(c) (collectively, the “Buyer Approvals”) have been made, obtained or given, (i) violate or result in a breach of any Law or Order applicable to Buyer or Buyer Parent, except for such violations or breaches as would not reasonably be expected to result in a material adverse effect on Buyer’s or Buyer Parent’s ability to consummate the transactions contemplated by this Agreement or (ii) require any consent or approval of, or registration, notice, declaration or filing with, any Governmental Authority under any Law or Order applicable to Buyer or Buyer Parent, other than in each case any such consent or approval which, if not made or obtained, would not reasonably be expected to result in a material adverse effect on Buyer’s or Buyer Parent’s ability to consummate the transactions contemplated by this Agreement.

5.4 Legal Proceedings. There is no Proceeding (filed by any Person other than Seller or any of its Affiliates) pending or, to Buyer’s Knowledge, threatened, against Buyer or Buyer Parent before or by any Governmental Authority, which seeks an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.

5.5 Compliance with Laws and Orders. Each of Buyer and Buyer Parent is not in violation of, or in default under, any Law or Order applicable to Buyer, Buyer Parent or their Assets the effect of which, in the aggregate, would reasonably be expected to hinder, prevent or delay Buyer or Buyer Parent from consummating the transactions contemplated by this Agreement. Except as disclosed in any Buyer Parent SEC Documents filed with the Commission prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Buyer Parent SEC Documents, and excluding any information contained in any part of any such report, schedule, form, statement or other document in any section entitled “Risk Factors” or set forth in any “Forward Looking Statements” disclaimer to the extent that any such information is forward-looking or cautionary, predictive or non-specific in nature) or as would not reasonably be expected to have, individually or in the aggregate, a Buyer Parent Material Adverse Effect, each of the Buyer Entities is in compliance with all applicable Laws.

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5.6 Brokers. Buyer and its Affiliates do not have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller or any of its Affiliates, other than the Acquired Companies, could become liable or obligated after the Closing.

5.7 Acquisition as Investment. Buyer is acquiring the Interests (and through such acquisition, the Acquired Companies, the Facilities and the Purchased Assets) for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person. Buyer and its Affiliates (including Buyer Parent) have made, independently and without reliance on Seller (except to the extent that Buyer has relied on the representations and warranties of Seller expressly set forth in Article III and Article IV of this Agreement), their own analysis of the Interests, the Facilities, the Acquired Companies and the Purchased Assets for the purpose of acquiring the Interests, and Buyer and its Affiliates have had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Buyer acknowledges, on behalf of itself and its Affiliates, that the Interests are not registered pursuant to the Securities Act and that none of the Interests may be transferred, except pursuant to an applicable exemption under the Securities Act. Buyer is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.

5.8 Financial Resources.

(a) Buyer has delivered to Seller true, correct and complete copies of: Buyer’s commitment letter (together with all exhibits, annexes, schedules and term sheets attached thereto or contemplated thereby and as may be amended, modified or replaced from time to time after the date of this Agreement in accordance with Section 6.18, including any related fee letter (with the terms or substance redacted in a manner reasonably satisfactory to the Debt Financing Sources), the “Debt Commitment Letter”), by and among Buyer, Buyer Parent and each of its Debt Financing Sources, pursuant to which and subject to the terms and conditions thereof, the Debt Financing Sources have committed to provide the debt financing contemplated thereby (the “Debt Financing”) to Buyer for the purposes of funding the transactions contemplated by this Agreement to be consummated at the Closing. As of the date of this Agreement, other than the Debt Commitment Letter, there are no Contracts related to the funding of any portion of the Debt Financing.

(b) As of the date of this Agreement, the Debt Commitment Letter has not been amended, restated or otherwise modified or waived (other than to add lenders, arrangers, agents, bookrunners, managers and other Debt Financing Sources), and the commitments contained in the Debt Commitment Letter have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect.

(c) As of the date of this Agreement, (i) the Debt Commitment Letter is valid and in full force and effect and enforceable against Buyer and Buyer Parent and, to Buyer’s Knowledge, each of the other parties thereto, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar

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Laws relating to or affecting the rights of creditors generally, or by general equitable principles, (ii) to Buyer’s Knowledge, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach by Buyer or Buyer Parent under the Debt Commitment Letter and Buyer has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement and will pay in full any such amounts as and when they become payable, (iii) there are no conditions precedent or other contingencies related to the obligation of the Debt Financing Sources to fund the entire amount of the Debt Financing pursuant to the Debt Commitment Letter, other than as set forth in the Debt Commitment Letter (the “Debt Financing Conditions”) and (iv) (A) to Buyer’s Knowledge, there is no reason to believe that Buyer or Buyer Parent will be unable to satisfy on a timely basis all Debt Financing Conditions on or prior to the Closing to the extent such conditions are within its control, and (B) Buyer does not have any Knowledge that any of the Debt Financing Sources will not perform any of its obligations under the Debt Commitment Letter.

(d) The aggregate net cash proceeds to Buyer of the Debt Financing (after giving effect to any related fees or expenses) will, if funded in accordance with the terms of the Debt Commitment Letter (including after giving effect to any and all “flex” provisions contained therein), together with any cash on hand available to it, provide sufficient funds to Buyer to pay the Cash Purchase Price (as adjusted pursuant to this Agreement, including pursuant to the last paragraph of Section 2.2(a)(i)) and any and all fees and expenses required to be paid by Buyer or its Affiliates in connection with the Debt Financing or the transactions contemplated hereby to be consummated at the Closing.

5.9 [***].

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5.10 Exon Florio. Each of Buyer and Buyer Parent is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950, the Foreign Investment and National Security Act or any executive orders relating thereto.

5.11 Capitalization.

(a) The authorized capital of Buyer Parent consists solely of (i) 500,000,000 shares of Buyer Parent Common Stock and (ii) 3,000,000 shares of preferred stock of Buyer Parent, $0.01 par value per share. As of the date of this Agreement, other than with respect to 6,000,000 shares of Buyer Parent Common Stock reserved for issuance under the Buyer Parent Equity Plan and except as set forth on Schedule 5.11, the only issued and outstanding Equity Interests of Buyer Parent were 45,876,544 shares of Buyer Parent Common Stock. Buyer Parent has, and at the Closing will have, sufficient authorized shares of Buyer Parent Common Stock to enable it to issue the Equity Purchase Price at the Closing.

(b) All of the issued and outstanding shares of Buyer Parent Common Stock are duly authorized and validly issued in accordance with the Charter Documents of Buyer Parent, are fully paid and non-assessable, and were not issued in violation of any preemptive or similar right.

(c) Other than with respect to any Equity Interests outstanding under the Buyer Parent Equity Plan and except as set forth on Schedule 5.11, (i) there are no outstanding preemptive or other similar rights with respect to the Equity Interests of Buyer Parent, (ii) there are no appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, or commitments or other rights or contracts of any kind or character relating to or entitling any Person to purchase or otherwise acquire any Equity Interests of Buyer Parent or requiring Buyer Parent to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Equity Interests, (iii) there are no equity holder agreements, voting agreements, proxies, or other similar agreements or understandings with respect to the Equity Interests of Buyer Parent and (iv) no Equity Interests of Buyer Parent are reserved for issuance.

(d) Except as set forth on Schedule 5.11, Buyer Parent does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for Equity Interests having the right to vote) with the holders of Securities of Buyer Parent on any matter pursuant to such outstanding bonds, debentures, notes or other obligations.

(e) Except as set forth on Schedule 5.11(e), Buyer Parent is not party to any Contract that obligates it to (and does not otherwise have any obligation to) register for resale any debt or Equity Interests of Buyer Parent.

(f) Buyer Parent owns all of the outstanding Equity Interests in Buyer.

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5.12 Valid Issuance. The shares of Buyer Parent Common Stock comprising the Equity Purchase Price when and if issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in Buyer Parent’s Charter Documents, will not be issued in violation of any preemptive or similar rights and will, in the hands of Seller and its Affiliates, be free of any Liens, other than restrictions on transfer pursuant to applicable securities Laws, Article 11 of the Buyer Parent Charter (except as contemplated by the Buyer Parent Board Approval), and the Contract Legend.

5.13 SEC Documents. As of the date of this Agreement, Buyer Parent has filed or furnished all forms, reports, registration statements, definitive proxy statements, schedules and other materials with the Commission required to be filed or furnished by it since December 31, 2017 (all such documents, including exhibits and other information incorporated therein, collectively, including any such documents filed or furnished after the date of this Agreement, the “Buyer Parent SEC Documents”). All of the Buyer Parent SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Buyer Parent Financial Statements”), (i) affecting Buyer Parent’s eligibility to file a registration statement on Form S-3 were filed on a timely basis (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act), (ii) at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Buyer Parent SEC Document filed prior to the date of this Agreement), complied or will comply, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Buyer Parent SEC Documents, and (iii) did not or will not at the time they were or are filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer Parent SEC Documents or necessary in order to make the statements in such Buyer Parent SEC Documents, in the light of the circumstances under which they were made, not misleading. The Buyer Parent Financial Statements (x) complied, as of their respective filing dates with the Commission, in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (y) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K promulgated under the Securities Act or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (z) fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Buyer Parent as of the dates and for the periods indicated therein, except any unaudited Buyer Parent Financial Statements are subject to normal year-end adjustments which are not material in the aggregate.

5.14 Investment Company. Buyer Parent is not now, and immediately after the issuance and sale of the Buyer Parent Common Stock comprising the Equity Purchase Price will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

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5.15 Internal Controls; Listing Exchange.

(a) Except as disclosed in any Buyer Parent SEC Documents filed with the Commission prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Buyer Parent SEC Documents, and excluding any information contained in any part of any such report, schedule, form, statement or other document in any section entitled “Risk Factors” or set forth in any “Forward Looking Statements” disclaimer to the extent that any such information is forward-looking, cautionary, predictive or non-specific in nature), Buyer Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 of the Exchange Act, which such disclosure controls and procedures are designed to ensure that material information relating to Buyer Parent and its consolidated Subsidiaries is made known to Buyer Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and since December 31, 2017, Buyer Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Buyer Parent’s financial reporting and the preparation of the Buyer Parent Financial Statements for external purposes in accordance with GAAP.

(b) Except as disclosed in any Buyer Parent SEC Documents filed with the Commission prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Buyer Parent SEC Documents, and excluding any information contained in any part of any such report, schedule, form, statement or other document in any section entitled “Risk Factors” or set forth in any “Forward Looking Statements” disclaimer to the extent that any such information is forward-looking, cautionary, predictive or non-specific in nature) and since December 31, 2017, (i) Buyer Parent has not been advised by its independent auditors of any significant deficiency or material weakness (each as defined in Rule 12b-2 of the Exchange Act) in the design or operation of internal controls that could adversely affect Buyer Parent’s internal controls that remains outstanding or unresolved, and (ii) to Buyer Parent’s Knowledge, there is no fraud that involves management or other employees who have a significant role in Buyer Parent’s internal controls.

(c) The Buyer Parent Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange, and Buyer Parent has not received any written notification that the SEC is contemplating terminating such registration. Buyer Parent has not, in the twelve (12) months preceding the date of this Agreement, received written notice from the New York Stock Exchange or any other stock market or exchange to the effect that Buyer Parent is not in compliance with the listing or maintenance requirements of such market or exchange (or any other notice of delisting).

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5.16 Form S-3. As of the date of this Agreement, Buyer Parent is eligible to register the Buyer Parent Common Stock comprising the Equity Purchase Price for resale by Seller under a Registration Statement on Form S-3 promulgated under the Securities Act.

5.17 Absence of Changes. Since the date of the filing by Buyer Parent with the Commission of its most recent annual report required to be filed prior to the date of this Agreement, no Buyer Parent Material Adverse Effect has occurred.

5.18 No Stockholder Approval. Assuming that Seller and its Affiliates do not, as of the date of this Agreement, and will not immediately prior to the issuance of the Buyer Parent Common Stock to Seller on the Closing Date, beneficially own (as contemplated by Rule 13d-3 of the Exchange Act) more than one percent (1%) of the issued and outstanding shares of Buyer Parent Common Stock, the transactions contemplated hereby, taken together with any transactions consummated by Buyer or Buyer Parent as permitted by Section 6.3(f), do not require any vote of the equityholders of Buyer Parent or Buyer under applicable Law, the rules and regulations of the New York Stock Exchange or the Charter Documents of Buyer Parent or Buyer.

5.19 Takeover Laws. The transactions contemplated hereby are not subject to any applicable anti-takeover provisions related to business combinations in Delaware, or any other similar Takeover Laws or any similar provision in the Buyer Parent’s Charter Documents.

5.20 Certain Transfer Restrictions.

(a) The board of directors of Buyer Parent has taken all actions necessary to duly and validly approve (including prospectively pursuant to Section 11.3 of the Buyer Parent Charter, without requiring an opinion of counsel or imposing any other conditions thereunder), and waive any Liens or other restrictions on transfer in the Buyer Parent Charter with respect to, any Transfer by Seller or any of its Affiliates of the shares of Buyer Parent Common Stock comprising the Equity Purchase Price that would be freely transferable if Section 11.2 of the Buyer Parent Charter were revised as set forth below (the “Buyer Parent Board Approval”):

“In order to preserve the Tax Benefits, subject to Section 11.3, any attempted Transfer of Company Securities prior to the Restriction Release Date, or any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons (other than a Public Group) shall become a Five-Percent Shareholder, or (ii) the Percentage Stock Ownership interest in the Company of any Five-Percent Shareholder (other than a Public Group) shall be increased; provided, however, that nothing in the foregoing shall prohibit, void or otherwise restrict any Transfer to a direct or indirect owner of Seller to the extent that such Transfer does not cause such direct or indirect owner to become a Five Percent Shareholder or otherwise result in an owner shift, in each case as defined or described in, and for purposes of, Section 382.”

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(b) Except as set forth in Section 5.20(a), the shares of Buyer Parent Common Stock underlying the Equity Purchase Price at the Closing, in the hands of Seller or its Affiliates, shall not be subject to Article 11 of, or any other restrictions on transfer in, the Buyer Parent Charter. Buyer has made available to Seller a true and correct copy of the Buyer Parent Board Approval. The Article 11 Legend in and of itself shall not restrict any Transfer that is permitted by the Buyer Parent Board Approval or Article 11 of the Buyer Parent Charter.

ARTICLE VI

COVENANTS

6.1 Regulatory and Other Approvals. From the date of this Agreement until the earlier of termination of this Agreement in accordance with Article IX and Closing (the “Interim Period”):

(a) Each Party shall, and each shall cause its Affiliates to, use commercially reasonable efforts to obtain as promptly as reasonably practicable, but in no event later than the Termination Date, all Seller Approvals, Company Consents and Buyer Approvals applicable to such Person, and all other material consents and approvals that any of the Parties or their respective Affiliates are required to obtain in order for such Person to consummate the transactions contemplated hereby; provided that for purposes of clarification, and notwithstanding anything to the contrary in this Agreement, the obtaining of such consents and approvals shall not be a condition to Closing except to the extent expressly set forth in Section 7.5 or 8.5, as applicable.

(b) Each Party shall, and each shall cause its Affiliates to, (i) make or cause to be made the filings required of such Party or any of its applicable Affiliates under any Laws applicable to it with respect to the transactions contemplated by this Agreement and to pay any fees due of it in connection with such filings, as promptly as reasonably practicable, provided that for purposes of clarification, and notwithstanding anything to the contrary in this Agreement, such filings and payments shall not be conditions to Closing except to the extent expressly set forth in Section 7.5 or 8.5, as applicable, (ii) cooperate with the other Party and its applicable Affiliates and furnish the information in such Party’s possession that is necessary in connection with such other Party’s filings, (iii) use commercially reasonable efforts to cause the expiration of the notice or waiting periods under any Laws applicable to it with respect to the consummation of the transactions contemplated by this Agreement as promptly as reasonably practicable, but in no event later than the Termination Date, (iv) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, (v) reasonably consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of such Party in connection with meetings, actions and Proceedings

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with Governmental Authorities relating to such filings, (vi) comply, as promptly as reasonably practicable, with any requests received by such Party or any of its Affiliates under any applicable Laws for additional information, documents or other materials with respect to such filings, and (vii) use commercially reasonable efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement so as to allow the transactions contemplated by this Agreement to be consummated as promptly as reasonably practicable, but in no event later than the Termination Date. If any Party (or any of its Affiliates) intends to participate in any material communication, meeting, written communication or telephonic discussion with any Governmental Authority with respect to such filings and unless prohibited by the applicable Governmental Authorities, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, such meeting. If such participation is not possible, the Party communicating with the Governmental Authority shall promptly inform the other Party of such communication and provide a complete summary of same.

(c) Each Party shall notify the other Party as promptly as reasonably practicable when it becomes aware that any such consent or approval referred to in this Section 6.1 is obtained, taken, made, given or denied, as applicable.

(d) In furtherance of the foregoing covenants:

(i) Each Party shall, and shall cause its respective Affiliates to, prepare, as promptly as reasonably practicable following the execution of this Agreement, all necessary filings applicable to it or any of its Affiliates in connection with the transactions contemplated by this Agreement that may be required by the HSR Act, FCC or any applicable Laws; provided that for purposes of clarification, and notwithstanding anything to the contrary in this Agreement, such filings shall not be conditions to Closing except to the extent expressly set forth in Section 7.5 or 8.5, as applicable. Each Party shall, and shall cause its respective Affiliates to, submit such filings applicable to it or its Affiliates as promptly as reasonably practicable, but in no event later than ten (10) Business Days after the execution of this Agreement, or such other time as mutually agreed upon by the Parties, for filings under the HSR Act and with the FCC. The Party making such filings shall (or shall cause its applicable Affiliate to) request expedited treatment of any such filings, as promptly as reasonably practicable furnish the other Party with copies of any notices, correspondence or other written communication received by it from the relevant Governmental Authority with respect to such filing and make any appropriate or necessary subsequent or supplemental filings required of it (and the Parties shall cooperate in the preparation of any such filings as is reasonably necessary and appropriate). Any filing fees relating to such filings shall be for the account of Buyer.

(ii) Buyer and Buyer Parent shall not, and shall cause its Affiliates not to, take any action that could reasonably be expected to (x) adversely affect the approval of any Governmental Authority of any of the filings or applications referred to in this Section 6.1 or (y) cause the representation in Section 5.18 to be untrue in any respect.

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(iii) Notwithstanding the foregoing, nothing in this Section 6.1 or otherwise in this Agreement shall require Buyer or any of its Affiliates to, (A) propose, negotiate, agree to or effect, the sale, divestiture, license, or other disposition, or the holding separate, of any Assets, product lines or businesses of the Acquired Companies or of Buyer of any of its Affiliates, (B) otherwise take any action that limits the freedom of action with respect to, or its ability to retain, any of the Assets, product lines or businesses of Buyer or any of its Affiliates (including the Acquired Companies), or (C) litigate any administrative or judicial action or proceeding or any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent.

6.2 Access of Buyer.

(a) During the Interim Period, Seller will provide, and shall cause the Acquired Companies to provide, Buyer and its Representatives with reasonable access, upon reasonable prior notice and during normal business hours, to the properties, Contracts, books and records of the Acquired Companies, the appropriate officers and employees of the Acquired Companies, Seller and its Affiliates who have significant responsibility for the Acquired Companies and, with the consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), to the Facilities, but only to the extent that such access does not unreasonably interfere with the Business of Seller or any of its Affiliates or the safe commercial operations of the Facilities or any Purchased Asset and is reasonably related to Buyer’s obligations and rights hereunder; provided, however, that (i) Seller shall have the right to have a Representative present for any communication with employees or officers of the Acquired Companies, Seller or its Affiliates, (ii) Buyer shall, and shall cause its Representatives to, observe and comply with all health, safety and security requirements at any Facility or any Purchased Asset and (iii) Buyer shall not have access to the Excluded Records. For purposes of clarification, upon reasonable prior notice to Seller, Buyer shall be permitted to conduct a Phase I environmental site assessment of the Real Property or any Purchased Asset; provided that Buyer shall not be entitled, without prior written consent of Seller, to collect any air, soil, surface water, or ground water samples, or to perform any invasive or destructive sampling on, under, at or from the Real Property or any Purchased Asset. Buyer shall hold in confidence all information disclosed to Buyer or its Representatives hereunder on the terms and subject to the conditions contained in the Confidentiality Agreement. Notwithstanding anything to the contrary in this Section 6.2, Buyer shall have no right of access to, and neither Seller nor any of its Affiliates shall have any obligation to provide any information the disclosure of which would reasonably, upon advice of Seller’s counsel, be expected to jeopardize any privilege available to Seller or its Affiliates, cause Seller or its Affiliates to breach a confidentiality obligation, or result in a violation of applicable Law.

(b) Buyer agrees to defend, indemnify and hold harmless Seller, its Affiliates and their respective Representatives for any and all Losses incurred by Seller, its Affiliates or their respective Representatives arising out of any injury to any Person or property resulting from or caused by the activities of Buyer or its Representatives under this Section 6.2 while present on the Real Property, or any unauthorized access, including any Claims by any of Buyer’s Representatives for any injuries or property damage while present on the Real Property or the site of any Purchased Asset, except, in each case, as a result of the gross negligence or willful misconduct of Seller, any Acquired Company or any of their respective Affiliates or Representatives.

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6.3 Certain Restrictions.

(a) Except as (i) required or permitted by this Agreement, (ii) required by applicable Law or the terms of any Permit or Material Contract, (iii) expressly consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (iv) otherwise set forth in Schedule 6.3, during the Interim Period, Seller will cause the Acquired Companies to (A) operate in the ordinary course of business, and (B) use commercially reasonable efforts to preserve intact the Business and its relationships with customers, suppliers, vendors and others having significant business relationships with the Acquired Companies.

(b) Without limiting the foregoing, except as otherwise required or permitted by this Agreement, required by applicable Law or the terms of any Permit or any Material Contract, as expressly consented to by Buyer in writing, which consent shall not be unreasonably withheld, conditioned or delayed, or as otherwise set forth on Schedule 6.3 (and provided that none of this Section 6.3 shall apply to Terminated Contracts, the Terminated Services or insurance policies. Seller will, during the Interim Period, cause each Acquired Company not to undertake any of the following without the written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) create, grant or incur any Lien (other than a Permitted Lien) against any of the material Purchased Assets or the Interests;

(ii) sell, transfer, convey or otherwise dispose of any (A) material Purchased Assets other than in the ordinary course of business or (B) of the pipe inventory relating to the “Next Gen” project of the Acquired Companies;

(iii) other than accounts payable or Indebtedness incurred in the ordinary course of business or pursuant to the Material Contracts, incur, create, assume or otherwise become liable for Indebtedness (excluding Indebtedness that is repaid at or prior to Closing or taken into account in Net Working Capital);

(iv) other than in the ordinary course of business, enter into any Contract with respect to hedging, marketing or trading;

(v) except as may be required to meet the requirements of any applicable Law or GAAP, change any accounting method or practice in a manner that is inconsistent with past practice;

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(vi) fail to maintain its existence or consolidate with any other Person or acquire all or substantially all of the Assets of any other Person;

(vii) issue, reserve for issuance, or sell any Equity Interests in an Acquired Company or any option, warrant or right to acquire the same;

(viii) liquidate, dissolve, recapitalize, reorganize or otherwise wind up its business or operations;

(ix) (A) merge or consolidate with any Person, (B) purchase all or substantially all of the assets or businesses of any Person or (C) purchase any securities of or make an investment in any Person (other than an Acquired Company), except for short-term investments made in the ordinary course of business;

(x) other than as expressly permitted by Section 6.3(b), terminate or materially amend, grant any material waiver with respect to any material term of, or consent to the termination or material amendment of any material term of, any Material Contract;

(xi) other than as (x) expressly permitted by Section 6.3(b), (y) any Contract relating to the purchase of crude in the ordinary course of business with a term of less than three (3) months or (z) in the ordinary course of business, enter into any Contract that if in effect on the date of this Agreement would be a Material Contract (provided that such ordinary course of business exception in clause (z) shall not apply to the entry into any Contract (A) reasonably expected to require payments by the Acquired Companies of more than $3,000,000 in any 12-month period, or (B) that has a term longer than three (3) months unless such Contract is terminable by an Acquired Company on thirty (30) days’ notice or less without penalty;

(xii) except to the extent (A) undertaken in the ordinary course of business or (B) it would not have a Company Material Adverse Effect after the Closing, make any settlement of or compromise any Tax liability, change any Tax election or Tax method of accounting or make any new Tax election, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other action that would have the effect of increasing the Tax liability of any Acquired Company for any period after the Closing;

(xiii) amend or modify its Charter Documents;

(xiv) (A) increase the compensation or benefits of any of its directors, executive officers or Acquired Company Employees with annualized compensation in excess of $300,000 (provided that payments of bonuses and other grants and awards may be made in the ordinary course of business consistent with past practice), (B) grant to any director or Acquired Company Employee any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance,

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retention or termination agreement with any Acquired Company Employee, or (C) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Acquired Company Benefit Plan, except, in each case, (1) as required pursuant to applicable Law, (2) pursuant to the terms of Acquired Company Benefit Plans or any Collective Bargaining Agreements or (3) for increases in salaries, wages and benefits of directors, executive officers or Acquired Company Employees made in the ordinary course of business (including in connection with general merit-based and/or cost of living increases and in connection with promotions to fill the vacancies and otherwise done in the ordinary course of business);

(xv) establish, adopt, amend or terminate any Acquired Company Benefit Plan (or any plan that would be an Acquired Company Benefit Plan if in existence on the date of this Agreement) except (A) as required by Law or the terms of such plan or (B) for routine, immaterial or ministerial amendments;

(xvi) enter into any collective bargaining agreement with any labor union or labor organization or amend any Collective Bargaining Agreements except (A) as required by Law, (B) for routine, immaterial or ministerial amendments or (C) pursuant to collective bargaining in order to enter into any successor agreement to an existing Collective Bargaining Agreement;

(xvii) settle, assign, transfer or compromise any Proceeding brought against any Acquired Company, other than settlements or compromises involving solely payment of money damages not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate;

(xviii) declare, set aside, make or pay any non-cash dividend or other non-cash distribution, in each case, with respect to any of the Interests;

(xix) sell, assign, convey or otherwise transfer any Real Property or any interest therein; or

(xx) agree or commit to do any of the foregoing.

(c) Notwithstanding the foregoing or any other provision in this Agreement, Seller may permit any Acquired Company to take commercially reasonable actions with respect to (i) emergency situations (including to mitigate or remedy the endangerment of health or safety of any Person or the environment or in connection with any forced outage) or (ii) regulatory requirements and/or other requirements of applicable Law (including preliminary curtailment or similar operating decisions with respect to the Facilities taken as a safety precaution) and Seller shall, upon receipt of notice of any such actions, as promptly as reasonably practicable inform Buyer of any such actions.

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(d) Notwithstanding the foregoing, Buyer shall not have the right, directly or indirectly, to control or direct the operations of the Acquired Companies prior to the Closing to the extent prohibited by applicable Laws.

(e) During the Interim Period, Seller will not and will cause its Affiliates not to in any manner whatsoever, directly or indirectly, (i) offer, pledge, sell, contract to sell, make any short sale of, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of Buyer Parent Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Buyer Parent Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Buyer Parent Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Buyer Parent Common Stock or such other securities, in cash or otherwise.

(f) Except as (x) required or permitted by this Agreement, (y) required by applicable Law, or (z) expressly consented to by Seller (which consent shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, Buyer Parent shall not:

(i) repurchase or otherwise acquire, or offer to repurchase or otherwise acquire, any Equity Interests of Buyer Parent, except as permitted by the Buyer Parent Equity Plan or any applicable award Contract thereunder;

(ii) amend or adopt any change to any Governing Documents of Buyer Parent;

(iii) issue any Equity Interests of Buyer Parent or Equity Interests convertible into Equity Interests of Buyer Parent other than (A) under any Buyer Parent Equity Plan or any applicable award Contract thereunder, (B) issuances of Buyer Parent Common Stock or (C) as set forth on Schedule 5.11;

(iv) declare, issue, pay or make, or set a record date prior to the Closing with respect to, any non-cash dividend or distribution to holders of Buyer Parent Common Stock;

(v) adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of Buyer or Buyer Parent or otherwise effect any transaction whereby any Person or group acquires more than a majority of the outstanding equity interests of Buyer Parent or Buyer; or

(vi) agree or commit to do any of the foregoing.

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6.4 Use of Certain Names. Within sixty (60) days following Closing, Buyer shall cause the Acquired Companies to cease using the word “Riverstone,” “TrailStone” and any trade name, trademark, service mark, logo, word or expression similar thereto or constituting an abbreviation, derivation or extension thereof used by Seller in the ownership or operation of the Business (collectively, the “Seller Company Marks”), including eliminating the Seller Company Marks from the Real Property and Purchased Assets and disposing of any unused stationery and literature of the Acquired Companies bearing the Seller Company Marks, and thereafter, Buyer shall not, and shall cause the Acquired Companies and their respective Affiliates not to, use the Seller Company Marks or any other trade name, trademark, service mark, or logo belonging to Seller or any Affiliate thereof (collectively, the “Seller Marks”), and Buyer acknowledges that it, and its Affiliates (including, from and after Closing, the Acquired Companies) have no rights whatsoever to use the Seller Company Marks or the Seller Marks. Without limiting the foregoing, within sixty (60) days after the Closing Date, Buyer shall provide evidence to Seller, in a format acceptable to Seller, that Buyer has provided notice to all Governmental Authorities and all counterparties to the Material Contracts regarding the sale of the Acquired Companies and the Purchased Assets to Buyer and the new address for notice purposes, as applicable.

6.5 Termination of Certain Services and Contracts. Notwithstanding anything in this Agreement to the contrary, at or prior to the Closing, Seller shall, or shall cause the relevant Acquired Company to, terminate, effective upon or before the Closing, each of the Contracts set forth on Schedule 1.1-TC (as may be amended pursuant to Section 6.17(b), collectively, the “Terminated Contracts”). Notwithstanding anything in this Agreement to the contrary, at or prior to the Closing, Seller may (though it need not do so, except as provided in Section 6.15) cause or accept the resignation or removal of any manager, partner, officer, director, member and/or shareholder as applicable, nominated or appointed by Seller or its Affiliates to any board or other committee relating to any Facility or established under the Charter Documents of any Acquired Company.

6.6 Distributions; Affiliate Transactions.

(a) Notwithstanding anything in this Agreement to the contrary, Seller shall have the right to cause any Acquired Company to pay cash dividends and/or make cash distributions to Seller or its Affiliates at any time prior to the Closing. At or prior to the Closing and subject in all cases to compliance with applicable Law and any applicable Contract, Seller shall cause the Acquired Companies to distribute all of the cash of the Acquired Companies in excess of $1,000,000 as of 11:59 p.m. Pacific Time on the day before the Closing Date to Seller or any Non-Company Affiliate; provided, however, notwithstanding anything to the contrary herein, in no event shall compliance with this Section 6.6(a) result in any liability to Seller or any Non-Company Affiliate under this Agreement or otherwise, and the representations and warranties made by Seller in Article III and Article IV do not give effect to any such distribution.

(b) Prior to the Closing, Seller shall, or shall cause the relevant Acquired Company to, (i) cancel, settle, repay, satisfy or otherwise eliminate any intercompany payables, receivables, balances, accounts and obligations (contingent or otherwise) between Seller and any Non-Company Affiliate, on the one hand, and any Acquired Company, on the other hand, and

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(ii) terminate, sever, or assign to Seller or a Non-Company Affiliate (or, at Seller’s option, to any Person that is not an Acquired Company) (A) any services provided to, or from, any Acquired Company by, or to, as applicable, Seller or a Non-Company Affiliate, including Tax, administrative, legal, finance, payroll, energy management or accounting services (the “Terminated Services”) and (B) all Affiliate Contracts, in each case, without any further liability of any Acquired Company.

6.7 Insurance.

(a) From and after the Closing, Buyer shall be solely responsible for providing insurance to the Acquired Companies for any Claims made with respect to any Acquired Company or any Purchased Asset regardless of when the event or occurrence relating to the Claim arose. Notwithstanding the foregoing, Seller shall maintain or cause to be maintained in full force and effect the occurrence-based insurance coverage described on Schedule 4.14 (or, to the extent available on commercially reasonable terms, comparable replacement coverage) until the Closing.

(b) For a period of four (4) years after the Closing, to the extent not prohibited by Law, Buyer shall not, and shall not permit any of its Affiliates to, amend, waive or otherwise modify the Charter Documents of any Acquired Company to the extent such amendment, waiver or other modification does or could reasonably be expected to reduce, limit, terminate or otherwise modify (in any manner adverse to the employees, officers and/or directors of any Acquired Company (including for purposes of clarification any person that was an officer, director or employee of any Acquired Company prior to Closing) to the extent relating to the period prior to Closing) any obligation of Buyer or any of its Affiliates to indemnify pursuant to the Charter Documents the officers, directors and employees (including for purposes of clarification any person that was an officer, director or employee prior to Closing) of the Acquired Companies to the extent relating to periods prior to Closing.

(c) Notwithstanding the foregoing, Buyer may elect to discharge its obligations under Section 6.7(b), including any obligation on the Acquired Companies, by obtaining, for a one-time upfront premium payment, a “tail” insurance policy reasonably acceptable to Seller with a claims period of at least four (4) years from and after the Closing Date with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage at least as favorable to the officers, directors and employees of the Acquired Companies as the indemnification provisions of the Charter Documents of the Acquired Companies with respect to matters existing or occurring at or prior to the Closing Date (including in connection with this Agreement or the transactions or actions contemplated hereby).

6.8 Casualty and Condemnation.

(a) If, during the Interim Period, any Facility is damaged or destroyed by any casualty event or is taken by any condemnation event, then Seller shall, in good faith, prepare an estimate (or in the event Buyer acting reasonably objects to Seller’s estimate within five (5) Business Days of receipt of such estimate and within such five (5) Business Day period Buyer

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specifies such objection and the basis for such objection in reasonable detail, Seller shall request a qualified independent firm reasonably acceptable to the Parties to prepare within 45 days following such event) of (i) in the case of such a casualty event, the sum of (A) the cost of restoring such Facility(ies) damaged or destroyed by such event to a condition reasonably comparable to its condition immediately prior to such casualty event plus (B) the amount of any lost profits with respect to such Facility(ies) reasonably expected to accrue after 11:59 p.m. Pacific Time on the day before the Closing Date as a result of such casualty event, or (ii) in the case of such a condemnation event, the condemnation value therefor, in the case of clauses (i) and (ii) net of and after giving effect to (1) any insurance, condemnation award or other third-party proceeds reasonably expected to be received by the applicable Acquired Company for such event, (2) any Tax Benefit arising from or with respect to such event or any Losses related thereto, (3) any amounts to be expended by the applicable Acquired Company prior to 11:59 p.m. Pacific Time on the day before the Closing Date to restore damage caused by such casualty event, and (4) adjustments relating to such casualty event or condemnation that are to be included in Net Working Capital (as applicable, such estimate being a “Casualty Estimate”). Any Casualty Estimate shall be prepared based on the best reasonably available information as of the date of such Casualty Estimate and, if the Closing is expected to occur prior to the 45 day period referenced above, then the Closing Date and, if the Termination Date would occur prior to such expected Closing Date, the Termination Date shall be extended to the third Business Day after such Casualty Estimate is made, but no later than the date that is ninety (90) days after the original Termination Date.

(b) If a Casualty Estimate with respect to a casualty or condemnation event is greater than [***] but does not exceed [***], each of the Equity Purchase Price and the Cash Purchase Price shall automatically be reduced by an amount equal to [***] of such Casualty Estimate minus [***], in which case Seller and its Affiliates shall have no further liability hereunder due to such casualty or condemnation event and such casualty or condemnation event shall not otherwise affect the Closing.

(c) If a Casualty Estimate with respect to a casualty or condemnation event is greater than [***], Seller or Buyer may, by notice to the other Party before the expected Closing Date (as such Closing Date has been extended pursuant to Section 6.8(a)), elect to terminate this Agreement, and if neither Buyer nor Seller elects to terminate this Agreement within such period, then the Parties shall proceed to Closing subject to the terms and conditions hereof, each of the Equity Purchase Price and the Cash Purchase Price shall automatically be reduced by an amount equal to [***] of such Casualty Estimate minus [***], in which case Seller and its Affiliates shall have no further liability hereunder due to such casualty or condemnation event and such casualty or condemnation event shall not otherwise affect the Closing.

(d) If a Casualty Estimate with respect to a casualty or condemnation event is [***] or less, (i) neither Buyer nor Seller shall have the right or option to terminate this Agreement as a result of such casualty or condemnation event, (ii) there shall be no reduction in the amount of the Purchase Price with respect to such casualty or condemnation event, (iii) there shall be no liability for Seller and its Affiliates hereunder due to such casualty or condemnation event, and (iv) such casualty or condemnation event shall not delay, impair or otherwise affect the Closing.

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(e) In the event any insurance proceeds, condemnation awards or other third party proceeds reduced the Casualty Estimate and are actually realized (in each case calculated net of third party out of pocket costs and expenses of such recoveries) by Seller or a Non-Company Affiliate, Seller shall promptly after receipt thereof, notify Buyer of such receipt and transfer, or cause to be transferred, to Buyer such proceeds.

(f) Notwithstanding anything in this Agreement to the contrary, this Section 6.8 shall be the sole and exclusive remedy of the Parties with respect to any casualty or condemnation event that damages, impairs or destroys any Facility during the Interim Period.

6.9 Transfer Taxes. Notwithstanding any requirement at Law or anything to the contrary in this Agreement, Buyer and Seller shall each bear fifty percent (50%) of any Transfer Taxes which arise by reason of the consummation of the transactions contemplated by this Agreement. The Parties shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes, to file any Tax Returns with respect to any such Transfer Taxes and in remitting such Transfer Taxes to the appropriate Governmental Authority.

6.10 [Reserved.]

6.11 Tax Matters.

(a) Buyer shall prepare any and all Tax Returns required to be filed by the Acquired Companies after the Closing Date, which Tax Returns shall be prepared in a manner consistent with past practice except to the extent required by applicable Law. Not later than thirty (30) days prior to the due date (including extensions) for filing each such Tax Return (other than Tax Returns relating to sales, use, payroll, or other Taxes that are required to be filed contemporaneously with, or promptly after, the close of a Tax period, which shall be provided as promptly as practicable), Buyer shall deliver a draft of such Tax Return, together with all supporting documentation and workpapers, to Seller for its review and comment. Buyer shall revise such Tax Return to take into account any reasonable comments received from Seller not less than ten (10) days prior to the due date (including available extensions) for filing such Tax Return and shall deliver a final copy of such Tax Return to Seller not less than five (5) days prior to such due date. Buyer shall cause each such Tax Return (as revised to incorporate Seller’s timely comments) to be timely executed and filed and shall cause all Taxes shown as due thereon to be timely paid.

(b) For purposes of determining Company Taxes and Buyer Taxes, in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that are attributable to the portion of such Straddle Period ending on and including the Closing Date and the portion of such Straddle Period beginning immediately after the Closing Date shall be determined as follows:

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(i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Tax period of the Acquired Companies ended on the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning immediately after the Closing Date in proportion to the number of days in each such portion of such Straddle Period; and

(ii) in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of the Acquired Companies, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the relevant portion of the Straddle Period and the denominator of which is the number of calendar days in the entire Straddle Period.

(c) The Parties shall cooperate as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit or other Proceeding with respect to Taxes imposed on or with respect to the Assets, operations or activities of the Acquired Companies (each a “Tax Proceeding”). Such cooperation shall include the retention for a period lasting until sixty (60) days after the expiration of the applicable statute of limitations, and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder.

(d) Buyer shall promptly notify Seller regarding, and in no event after ten (10) days of, the receipt by Buyer or any of its Affiliates (including the Acquired Companies) of notice of any Tax Proceeding with respect to any Taxes for which it may be responsible pursuant to the Agreement or otherwise. Seller shall be entitled to exclusively control the resolution of any Tax Proceeding relating to any Taxes for which it may be responsible pursuant to the Agreement or otherwise and at Seller’s sole cost and expense; provided, however, that if Seller elects not to control such Tax Proceeding or the resolution of such Tax Proceeding reasonably could be expected to have a material adverse effect on Buyer or the Acquired Companies in any period beginning or ending after the Closing Date for which Seller is not responsible, then with respect to each such Tax Proceeding described in this Section 6.11(d), (i) the non-controlling Party may fully participate in the dispute of such Tax Proceeding at such Party’s sole cost and expense, including having the right to employ separate counsel (who may be selected by the non-controlling

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Party in its sole discretion), (ii) the controlling Party shall keep the non-controlling Party timely informed with respect to the commencement, status and nature of any such Tax Proceeding and (iii) the controlling Party shall not settle, compromise or dispose of any such Tax Proceeding without the consent of the non-controlling Party (which is not to be unreasonably withheld, delayed or conditioned).

(e) Any refund, rebate, abatement, reduction or other recovery (whether direct or indirect through a right of setoff or credit) of Taxes (“Tax Refunds”) of any Acquired Company for or with respect to any Tax period (or portion thereof) ending on or before the Closing Date (including as a result of carryback of any losses, credits or similar items to such a period) shall be for the account of Seller. Any Tax Refunds of any Acquired Company for or with respect to any Tax period (or portion thereof) beginning after the Closing Date shall be for the account of Buyer. Any Tax Refunds of any Acquired Company for any Straddle Period shall be equitably apportioned between Seller and Buyer in a reasonable manner consistent with the principles set forth in Section 6.11(b). Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a Tax Refund pursuant to this Section 6.11(e) the amount of such Tax Refund within ten (10) days after such refund is received, net of any reasonable costs or expenses incurred by such Party or its Affiliates in procuring such Tax Refund. For the avoidance of doubt, the determination of a Tax Benefit, of Net Working Capital or of amounts due to Seller pursuant to this Section 6.11(e) shall be made without duplication of amounts previously taken into account in another such determination.

(f) If Buyer elects to increase the Equity Purchase Price pursuant to Section 2.2(a) and Seller determines in good faith that, if Buyer complies with this Section 6.11(f), the transactions contemplated by this Agreement could be validly treated as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code, then if Seller delivers written notice to Buyer no later than two (2) Business Days prior to the Closing Date, Buyer, Seller and their Affiliates agree to take such actions as are reasonably necessary to: (i) cause Buyer (or an entity disregarded as separate from Buyer for U.S. federal income Tax purposes) to be the purchaser of title and beneficial ownership of all of the Interests of the Company pursuant to this Agreement at Closing (and for the avoidance of doubt, shall not assign the right to acquire any such Interests pursuant to this Agreement to any other Person), (ii) cause the Company to merge with and into Buyer (or an entity disregarded as separate from Buyer for U.S. federal income tax purposes) immediately following the Closing, (iii) for U.S. federal income Tax purposes (and purposes of any similar applicable state or local Tax Law) treat (A) the transactions contemplated by this Agreement as a valid “reorganization” within the meaning of Section 368(a)(1)(A) of the Code, pursuant to which no gain or income is recognized by Seller other than with respect to any “boot” received pursuant to such reorganization and no gain or loss is recognized by any Acquired Company, and (B) this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (iv) not to take any position in any Tax Return or Tax Proceeding or any other action that is inconsistent with this Section 6.11(f), in each case, unless otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code (or a similar final determination under applicable state or local Tax Law).

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(g) All obligations set forth in this Section 6.11 shall survive for a period lasting until sixty (60) days after the expiration of the applicable statute of limitations.

(h) Any Claims with respect to Taxes and Tax Proceedings shall be governed primarily by this Section 6.11, and for the avoidance of doubt, to the extent there is any conflict between the provisions of this Section 6.11 and Article X (or any other provision of this Agreement), the provisions of this Section 6.11 shall control.

6.12 Public Announcements. Except as otherwise required by applicable Law, each of the Parties will, and will cause their Affiliates (as applicable), to, consult with the other regarding the timing and content of any press releases or public statements with respect to this Agreement or the transactions contemplated hereby; provided, however, that notwithstanding the foregoing in no event will Buyer (or Buyer Parent) or Seller issue any press release or public statement naming or containing any information with respect to Seller or Buyer or their respective Affiliates without the prior written consent of the other Party.

6.13 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at either Party’s request and without further consideration, the other Party shall (and in the case of Buyer, Buyer shall and shall cause the applicable Acquired Company or Buyer Parent to) execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such Party may reasonably request in order to consummate the transactions contemplated by this Agreement; provided, however, no such instruments, materials, information or actions shall increase either Party’s liability, or decrease its rights, under this Agreement.

6.14 Employee and Benefit Matters.

(a) Within twenty (20) days following the date of this Agreement, Seller agrees to provide Buyer with an updated list of all Acquired Company Employees as of such date, which list includes the information as set forth in Section 4.16(a) for each such Acquired Company Employee.

(b) Following the Closing Date, Buyer shall, or shall cause its post-Closing Affiliates who are subject to Collective Bargaining Agreements to (i) honor the terms of all Collective Bargaining Agreements applicable to those Acquired Company Employees on the Closing Date whose employment is subject to the terms of a Collective Bargaining Agreement or who are otherwise represented by the Union or, if applicable, any other labor union (collectively, the “Union Employees”); (ii) otherwise acknowledge the Union that represents the Union Employees as of the time immediately prior to the Closing as the collective bargaining representative of such Union Employees; and (iii) engage in all bargaining that is required under applicable Law with respect to the terms and conditions of employment of any Union Employee. For the avoidance of doubt, following the Closing, Buyer shall cause USOR to continue to recognize the Union as the exclusive representative of the bargaining unit that is subject to the

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Tacoma CBA and continue to employ Union Employees who are subject to the Tacoma CBA pursuant to the terms of the Tacoma CBA, for as long as such agreement is in effect. During the twelve (12)-month period following the Closing Date, Buyer shall (or shall cause one of its Affiliates to): provide each individual who is an Acquired Company Employee on the Closing Date but not a Union Employee (each, a “Continuing Employee”) with (A) base salary or base wages, as applicable, that are no less than the base salary or base wages, as applicable, that such Continuing Employee received from an Acquired Company or any of its Affiliates immediately prior to the Closing Date, (B) incentive compensation and bonus opportunities that are no less favorable, in the aggregate, to those provided by Buyer or its Affiliates to their similarly situated employees, and (C) employee benefits that are no less favorable, in the aggregate, to those provided by Buyer or its Affiliates to their similarly situated employees.

(c) To the extent a Continuing Employee becomes eligible to participate in a Benefit Plan that is not an Acquired Company Benefit Plan following the Closing Date, Buyer shall (and shall cause its Affiliates to): (i) recognize, for all purposes, (including eligibility, vesting and benefit levels and accruals, but other than benefit accrual under a defined benefit pension plan) service with Seller, the Acquired Companies and their respective Affiliates prior to the Closing Date to the extent such service was recognized under an analogous Acquired Company Benefit Plan (except to the extent that such recognition would result in a duplication of benefits); (ii) waive any pre-existing condition exclusion, actively-at-work requirement or waiting period; and (iii) provide full credit for any co-payments, deductibles or similar payments such Continuing Employee made or incurred under an analogous Acquired Company Benefit Plan for the plan year in which the Closing Date occurs.

(d) Buyer shall, or shall cause one of its Affiliates to, credit each Continuing Employee with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Continuing Employee had with the Acquired Companies as of the Closing Date.

(e) With respect to any Continuing Employee whose employment terminates due to an Involuntary Termination during the twelve (12)-month period following the Closing Date, Buyer shall provide or cause to be provided to such Continuing Employee a lump sum payment in an amount equal to the sum of (i) six (6) months’ worth of such Continuing Employee’s base salary or base wages, as applicable, in effect immediately prior to the Closing Date and (ii) (A) six (6), multiplied by (B) the monthly amount such Continuing Employee would be required to pay if such Continuing Employee elected to continue coverage under USOR’s group health plans for such Continuing Employee and such Continuing Employee’s spouse and eligible dependents pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended, or any similar state law; provided that, if such Continuing Employee’s employment is terminated due to an Involuntary Termination prior to the date that is six (6) months following the Closing Date, the number of months used in clause (i) and (ii)(A) to calculate the Severance Payment for such Continuing Employee shall be increased by a number of months equal to the positive difference, if any, of (x) six (6) minus (y) the number of thirty (30) day periods between the Closing Date and the date such Continuing Employee’s employment is terminated due to an Involuntary Termination

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((i) and (ii) collectively, the “Severance Payment”); provided, however, that (1) such Severance Payment will not be payable pursuant to this Section 6.14(e) to the extent that the payment of such Severance Payment would result in the duplication of benefits between this Section 6.14(e) and the applicable severance plan, policy, or arrangement, if any, of Buyer or its Affiliates, and (2) such Severance Payment shall be contingent upon the Continuing Employee’s execution, and non-revocation of, a general release and waiver agreement in a form acceptable to Buyer and its Affiliates.

(f) Buyer shall be responsible for performing and discharging all requirements under the WARN Act to the extent that such requirements arise from any action taken by Buyer or its Affiliates with respect to any Continuing Employee, and Buyer shall take no action (or omit to take any action) with respect to a Continuing Employee that creates any obligation or Loss for Seller or any of its Affiliates. Seller shall not, and shall cause the Acquired Companies not to, take any action prior to the Closing that violates the WARN Act.

(g) Prior to the Closing, to the extent required by applicable Law or a Collective Bargaining Agreement, Seller or its Affiliate shall cause the Acquired Companies to provide sufficient advance notice of the transactions contemplated by this Agreement to any union or employee representative organization that is a party to the Collective Bargaining Agreements, and, in response to a request from any such union or employee representative organization to engage in bargaining over the effect of the transactions contemplated by this Agreement, Seller shall cause the Acquired Companies to engage in good faith efforts to bargain as required by any applicable Law. In the event that, during the Interim Period, any of Collective Bargaining Agreements are the subject of negotiation between any of the Acquired Companies and the applicable union or employee representative organization, (i) Buyer will be given notice by Seller or the Acquired Companies of any meeting scheduled between the Acquired Companies and the union or employee representative organization to conduct such bargaining not later than three (3) Business Days prior to such meeting; and (ii) to the extent permitted by Law, Buyer will be provided the opportunity by Seller or its Affiliate to have a representative present at any such meeting.

(h) Prior to Closing, Seller shall cause the applicable Acquired Company to take the necessary corporate action to terminate, subject to and conditioned upon the occurrence of the Closing and effective as of immediately prior to the Closing, each of the Acquired Company Benefit Plans, if any, in which Union Employees are not eligible to participate that are included on a list provided by Buyer to Seller in writing at least fifteen (15) days prior to the Closing; provided, however, that (i) if any such Acquired Company Benefit Plan is intended to satisfy the requirements of Sections 401(a) and 401(k) of the Code, such corporate action shall be effective as of the day immediately prior to the Closing Date; and (ii) in no event shall any corporate action be required to be taken pursuant to this Section 6.14(h) if such corporate action could violate any applicable Law or the terms of a Collective Bargaining Agreement.

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(i) This Section 6.14 shall be binding upon and inure solely to the benefit of each of the Parties, and nothing in this Section 6.14, express or implied, shall confer upon any other Person, including any Acquired Company Employee, any rights or remedies of any nature whatsoever under or by reason of this Section 6.14. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The Parties acknowledge and agree that the terms set forth in this Section 6.14 shall not create any right in any Acquired Company Employee or any other Person to any continued employment with an Acquired Company, Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

6.15 Resignation of Officers and Directors. Upon the written request of Buyer delivered to Seller at least three (3) Business Days prior to the Closing Date, Seller shall as promptly as reasonably practicable cause (and in any event at or prior to the Closing) the resignation or removal of the officers, directors, members and managers of the Acquired Companies as are designated in such notice, to be effective as of the Closing.

6.16 Release of Support Obligations.

(a) With respect to each of the Seller Support Obligations, Buyer shall use commercially reasonable efforts to obtain at least one (1) Business Day prior to the Closing substitute credit support arrangements to be effective as of the Closing, which provide for the full and unconditional release of such Non-Company Affiliate and, where applicable, their sureties or letter of credit issuers, in each case in a form and substance reasonably satisfactory to Seller. Prior to Closing, Buyer shall have the right to contact and have discussions with each beneficiary of a Seller Support Obligation in order to satisfy its obligations under this Section 6.16(a); provided, however, that Buyer shall give Seller reasonable prior notice before making any such contact, and Seller be offered a reasonable opportunity to have Seller’s Representatives present via telephone or in person, as applicable, during such contact or discussion.

(b) If any Seller Support Obligation has not been released as of the Closing Date:

(i) From and after the Closing, Buyer shall continue to use commercially reasonable efforts to obtain promptly the full and unconditional release of Seller and the Non-Company Affiliates from each Seller Support Obligation;

(ii) From and after the Closing until the earlier of (A) the date such Non-Company Affiliate has been fully and unconditionally released with respect to such Seller Support Obligation and (B) the date such Seller Support Obligation expires or terminates in accordance with its terms, Seller shall (1) use commercially reasonable efforts to maintain such Seller Support Obligation in full force and effect in accordance with its terms and (2) not amend, modify, terminate, revoke or repudiate such Seller Support Obligation without the prior written consent of Buyer, which consent may be withheld by Buyer in its sole and absolute discretion;

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(iii) From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and each Non-Company Affiliate from any Losses arising out of or related to any Seller Support Obligations and Buyer shall deliver to Seller at Closing and maintain at all time thereafter until the full and unconditional release of each Seller Support Obligation, an irrevocable, standby letter of credit issued by an Acceptable Issuing Bank in the amount of the maximum amount of exposure under all Seller Support Obligations, in form and substance satisfactory to Seller;

(iv) If at any point in time after the Closing Seller is fully and unconditionally released of some, but not all, of the Seller Support Obligations, upon receipt of an irrevocable, standby letter of credit issued by an Acceptable Issuing Bank in the amount of the maximum amount of exposure under all Seller Support Obligations that have not been fully and unconditionally released, in form and substance satisfactory to Seller, Seller shall return to Buyer the letter of credit delivered by Buyer pursuant to clause (iii) of this Section 6.16(b) with respect to the Seller Support Obligations;

(v) On the date that Seller has been fully and unconditionally released of all Seller Support Obligations, Seller shall return to Buyer all letters of credit delivered by Buyer to Seller pursuant to this Section 6.16(b) that have not been previously returned to Buyer; and

(vi) Buyer shall not, and shall not permit any Acquired Company to, effect any amendments or modification to the Contracts to which any of the Seller Support Obligations relate, or to otherwise take any action, in each case, that could reasonably be expected to increase, extend or accelerate the liability of the Seller or any Non-Company Affiliate under any Seller Support Obligation.

6.17 Letters of Credit; Intermediation Agreement.

(a) Buyer shall cause at least one (1) Business Day prior to the Closing Date Eligible Letters of Credit to be issued to MLC in an amount equal to the maximum amount as set forth under “Subject Amount” on Schedule 1.1-LOC for each such Existing Letter of Credit (and the full amount of each such Eligible Letter of Credit shall be available for drawing with respect to the applicable corresponding Existing Letter of Credit) to be effective as of the Closing. If Buyer has timely delivered to Seller the Terminated Contracts Notice, prior to the Closing, Seller shall cause the deposit of the Intermediation True-up Cash with MLC.

(b) At any time prior to the date that is eleven (11) Business Days prior to the Closing Date, Buyer may deliver written notice to Seller that the Intermediation Agreement and Bespoke Hedging Facility shall be added to Schedule 1.1-TC and Schedule 8.5 (the “Terminated Contracts Notice”) and, from and after the date Buyer timely delivers the Terminated Contracts Notice, the Intermediation Agreement and Bespoke Hedging Facility shall constitute Terminated Contracts for purposes of this Agreement. If Buyer has timely delivered to Seller the Terminated Contracts Notice and the Intermediation Agreement has been terminated at or prior to Closing

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pursuant to Section 6.5, following the Closing, if and when Buyer receives any proceeds or recoveries (by settlement or otherwise) in connection with the Intermediation Agreement, Buyer shall, within five (5) Business Days of receipt, pay to Seller such proceeds or recoveries. Notwithstanding anything to the contrary in this Agreement, unless Buyer delivers the Terminated Contracts Notice, Seller shall have no liability to Buyer or any of its Affiliates for any failure to obtain any Consent under the Intermediation Agreement or the Bespoke Hedging Facility.

(c) Prior to Closing, Buyer shall have the right to contact and have discussions with each beneficiary of an Existing Letter of Credit listed on Schedule 1.1-LOC in order to satisfy its obligations under this Section 6.17; provided, however, that Buyer shall give Seller reasonable prior notice before making any such contact, and Seller be offered a reasonable opportunity to have Seller’s Representatives present via telephone or in person, as applicable, during such contact or discussion.

6.18 Financing.

(a) Buyer and Buyer Parent shall use its commercially reasonable efforts to take, or cause its Affiliates to take, all actions and to do, or cause its Affiliates to do, all things necessary, proper or advisable to arrange and obtain the Debt Financing on substantially the terms and conditions described in the Debt Commitment Letter, including using its commercially reasonable efforts to (i) maintain in full force and effect the Debt Commitment Letter, negotiate and enter into definitive agreements with respect to the Debt Commitment Letter (the “Debt Financing Documents”) on substantially terms and conditions contained in the Debt Commitment Letter, (ii) satisfy on a timely basis all conditions and covenants applicable to Buyer and its Affiliates to obtaining, and funding of, the Debt Financing set forth therein that are within their control and that are applicable to Buyer and its Affiliates and otherwise comply in all material respects with their obligations thereunder, (iii) [***], and (iv) consummate the Debt Financing on or prior to the Termination Date. Without the prior written consent of Seller, Buyer and Buyer Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under the Debt Commitment Letter and shall not replace or terminate in whole or in part, the Debt Commitment Letter, in each case, in a manner that would reasonably be expected to prevent or materially impede, impair or delay the availability of the Debt Financing and the consummation of the transactions contemplated hereby.

(b) Prior to Closing, Seller shall, and shall cause each Acquired Company to, and shall use commercially reasonable efforts to cause its and each Acquired Company’s respective Representatives to, use commercially reasonable efforts to provide to Buyer such assistance with the Financing as is reasonably requested by Buyer in connection with arranging and obtaining the Financing, including using commercially reasonable efforts to provide the following: (i) reasonable cooperation with the due diligence requests of Buyer’s Financing Sources with respect to the Acquired Companies to the extent customary, including participation by senior management of Seller and the Acquired Companies in a reasonable number of due diligence sessions and meetings conducted in connection with the Financing, (ii) promptly once available,

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furnishing to Buyer and any ratings agencies with Financing Information and assisting Buyer in its preparation of the pro forma financial statements identified in Section A.2. of Annex C of the Debt Commitment Letter, (iii) cause the independent accountants of the Acquired Companies to provide reasonable assistance to Buyer (including by delivering to such independent accountants representation letters in such form as may be reasonably requested by such independent accountants), consistent with their professional practice, including by participating in a reasonable number of accounting due diligence sessions, to provide their consent to use of their audit reports relating to the Acquired Companies on customary terms and to deliver customary comfort letters (including as to negative assurance and change period comfort); (iv) delivery of customary authorization letters to the Financing Sources in connection with the Marketing Material (including with respect to the presence or absence of material non-public information, (v) assisting Buyer, its Representatives and the Financing Sources in preparing the Marketing Materials, solely with respect to the Acquired Companies, including, but not limited to, the provision of information regarding the business, operations and projections of the Acquired Companies, (vi) assisting Buyer in connection with obtaining customary consents with respect to, and the preparation of any pledge and security agreements required in connection with the Debt Financing for, the granting of a security interest (and perfection thereof) in collateral, (vii) taking all actions as may be required or reasonably requested by Buyer or its Financing Sources in connection with the repayment of the Indebtedness of the Acquired Companies, including obtaining customary payoff letters, lien releases and estoppels, participation by senior management of Seller and the Acquired Companies in, and assistance with, a reasonable number of rating agency presentations and meetings with rating agencies, and (viii) providing all documentation and information about each of the Acquired Companies as is reasonably requested in writing at least three (3) Business Days prior to the Closing Date in connection with the Financing that is related to applicable “know your customer” and other anti-money laundering Laws. Seller and the Acquired Companies hereby consent to the use of all of the Acquired Companies’ logos in connection with the Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage Seller, the Acquired Companies, their respective Affiliates or their respective businesses. Notwithstanding the foregoing, nothing in this Section 6.18(b) shall require Seller or any of the Acquired Companies to (A) provide any cooperation to the extent it would interfere unreasonably with the business or operations of Seller or any of the Acquired Companies, (B) pay any commitment or similar fee or make any other payment in connection with such Financing or enter into any agreement, document or instrument in connection with such Financing, (C) take any action that would reasonably be expected to conflict with or violate Seller’s or any Acquired Company’s Charter Documents or any Law, or result in the contravention of, or result in a violation or breach of, or default under, any Contract, or require Seller, any Acquired Company or any Affiliate of Seller to waive or amend any terms of this Agreement or any other Contract to which any of them is a party, (D) make any representation or warranty or deliver any certificate in connection with such Financing or the marketing or arrangement thereof or (E) provide any cooperation, or take any action, that would cause any condition to Closing set forth in this Agreement to fail to be satisfied.

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(c) Buyer shall indemnify and hold harmless Seller, its Acquired Companies, and its and their respective Affiliates and Representatives from and against any and all losses damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing (including any Alternative Financing) and any information utilized in connection therewith (other than any historical information relating to Seller or its Acquired Companies provided in writing by or on behalf of the Seller or its Acquired Companies), in each case, other than to the extent any of the foregoing arises from the gross negligence, Fraud, bad faith or willful misconduct of Seller or any of its Acquired Companies or its or their Affiliates and Representatives.

(d) [***].

(e) Buyer shall use commercially reasonable efforts to consult with and keep Seller informed in reasonable detail of the status of its efforts to consummate the Financing. In the event any portion of the Debt Financing contemplated by the Debt Commitment Letter becomes unavailable on substantially the terms and conditions contemplated in the Debt Commitment Letter, Buyer (i) shall promptly notify Seller thereof and the reason therefor and (ii) may, at its sole option, use its commercially reasonable efforts to, as promptly as reasonably practicable thereafter, arrange and obtain any such portion from alternative sources (the “Alternative Financing”). If Buyer pursues any Alternative Financing, Buyer shall promptly provide a true, correct and complete copy of any Alternative Financing commitment (together with a copy of any related fee letter with terms or substance redacted in a manner reasonably satisfactory to the providers of the Alternative Financing) to Seller, and, to the extent applicable, thereafter (A) any reference in this Agreement to the “Debt Financing” shall include the debt financing contemplated by such commitment and fee letters for the Alternative Financing, (B) any reference in this Agreement to the “Debt Commitment Letter” or the “Debt Financing Sources” shall be deemed to be the commitment and fee letters for the Alternative Financing and the lenders or other providers of such Alternative Financing, respectively, and (C) any reference in this Agreement to the Debt Financing Conditions shall include the conditions to the Alternative Financing set forth in the commitment and fee letters for the Alternative Financing referred to in clause (B).

6.19 Confidentiality.

(a) The terms of the Confidentiality Agreement are hereby incorporated by reference, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

(b) If the Closing occurs, Seller shall maintain in confidence, and use commercially reasonable efforts to cause its Affiliates who have received Confidential Information to maintain in confidence, any non-public information relating to Buyer, the Acquired Companies or the Business (“Confidential Information”) until the second (2nd) anniversary of the Closing Date, except that (i) the requirements of this Section 6.19(b) shall not apply to the extent that

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(A) any such information is or becomes generally available to the public other than as a result of disclosure by Seller or its Affiliates or any of Seller’s or Seller’s Affiliates’ respective Representatives in violation of this Section 6.19, (B) any such information is required by applicable Law, Governmental Authority or self-regulatory organizations having supervisory jurisdiction over such Person to be disclosed (including any report, statement, testimony or other submission to such Governmental Authority), (C) any such information is reasonably necessary to be disclosed in connection with any litigation or in any dispute with respect to this Agreement (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing party in the course of any litigation), (D) any such information was or becomes available to Seller or its Affiliates on a non-confidential basis and from a source (other than Buyer or any of its Affiliates or any Acquired Company or its or their respective Representatives) that is not bound by a confidentiality agreement with respect to such information or (E) such information constitutes the experience, “mental impressions” or similar industry knowledge known by Seller, its Affiliates or its Representatives, and (ii) this Section 6.19(b) shall not prohibit disclosure of any such information to any Representatives, or any prospective or current, direct or indirect, limited partners, of Seller or its Affiliates (provided, however, that Seller shall be responsible for any breach of the applicable terms of this Section 6.19(b) by any of such Persons to which it disclosed such information).

(c) Buyer and its Affiliates acknowledge and agree that Seller and its Affiliates (including Riverstone Holdings LLC and its Affiliates) pursue transactions with companies in the energy industry in the ordinary course of business and that this Section 6.19 shall in no way be construed to prohibit or restrict the ability of Seller or its Affiliates to pursue any such transactions or be involved with such companies. Without limiting the foregoing, Buyer and its Affiliates further acknowledge that Seller and its Affiliates are private equity funds or other investment vehicles and that (i) Seller and its Affiliates (including any investment fund managed by any such person or any portfolio company of any such investment fund or other investment vehicle) shall not be deemed to be a Representative or have any obligations under this Section 6.19 unless such Person has received Confidential Information and (ii) neither Seller nor any of its Affiliates nor their portfolio companies will be deemed to have violated this Section 6.19 solely due to the fact that one or more of such Person’s managers, directors or employees who has received or had access to Confidential Information serves as an officer or member of the board of directors (or similar governing body) of such Affiliate or portfolio company.

6.20 Title Insurance Policies; Surveys.

(a) If, in connection with its purchase of the Interests (including the Debt Financing), Buyer elects to obtain a policy or policies of title insurance covering all or any portion of the Real Property, as well as any endorsements thereto that Buyer may elect or be required to obtain (individually and collectively, the “Title Insurance Policy”), Seller agrees to cause the Acquired Companies to execute as of Closing customary owner’s affidavits, non-imputation affidavits and, with respect to sites where the Title Company has agreed to rely on existing, recent ALTA surveys obtained by an Acquired Company prior to the date of this Agreement, rather than

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new ALTA surveys obtained by Buyer pursuant to Section 6.20(b) below, survey affidavits, each such affidavit in substantially the forms attached hereto as Exhibit B (collectively, the “Title Affidavits”), and provide such other customary documents or information, in each and every case in form and substance reasonably acceptable to Seller, and as may be reasonably requested by the Title Company, in each case, to issue the Title Insurance Policy as of Closing. Buyer shall be solely responsible for the cost of any Title Insurance Policy. Notwithstanding the foregoing, Seller and its Non-Company Affiliates shall not be required to execute any so-called non-imputation affidavits or similar such instruments in favor of the Title Company, any indemnities in favor of the Title Company or any other Person, or any instrument in favor of Buyer which expands the representations and warranties contained in this Agreement or the liabilities or obligations of Seller or its Affiliates to Buyer hereunder.

(b) During the Interim Period, subject to the limitations contained in Section 6.2, Seller and its Affiliates shall, at no out of pocket cost to Seller or its Affiliates, use commercially reasonably efforts to cooperate with and assist Buyer and its Representatives, including by providing reasonable access to the Real Property, in connection with Buyer’s efforts to procure one or more ALTA surveys of each parcel of Real Property prepared by a surveyor licensed in the jurisdiction in which the relevant Real Property is located. The costs and expenses associated with the preparation and delivery of such survey shall be borne solely by Buyer.

6.21 Financial Statement Assistance. From and after the Closing, for so long as Buyer Parent is required under Regulation S-X of the Securities Act to separately include the financial statements of the Company in documents filed with the Commission by Buyer Parent pursuant to the Securities Act or the Exchange Act, Seller shall use its commercially reasonable efforts, if requested by Buyer Parent, to provide to Buyer Parent such additional information with respect to the financial statements of the Company for the periods ending prior to the Closing as Buyer Parent may reasonably request from time to time (provided that Buyer shall promptly reimburse Seller for the documented out-of-pocket costs incurred by Seller in connection with such cooperation), so long as any such commercially reasonable efforts do not unreasonably interfere with the business of Seller and its Affiliates; provided, however, that Seller (i) shall not be required to deliver any representation letter, certificate or other information with respect to any use of such financial statements by Buyer or its Affiliates, including Buyer Parent, subsequent to the Closing Date, (ii) shall not be responsible for any misstatement or omission in any of Buyer’s or its Affiliates’, including Buyer Parent’s, securities filings or in respect of any of Buyer’s or its Affiliates’, including Buyer Parent’s, financings caused by or resulting from the use by Buyer or its Affiliates, including Buyer Parent, of such financial statements and (iii) makes no representation or warranty with respect the information provided pursuant to this Section 6.21. Buyer shall indemnify and hold harmless Seller and its Affiliates and Representatives from and against any and all losses damages, claims, costs or expenses suffered or incurred by any of them in connection with complying with this Section 6.21 and any information provided in connection therewith, in each case, other than to the extent any of the foregoing arises from the gross negligence, Fraud, bad faith or willful misconduct of Seller or its Affiliates and Representatives.

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6.22 Excluded Litigation.

(a) Prior to Closing, to the extent permitted by applicable Law, Seller shall cause the Acquired Companies to assign to Seller or a Non-Company Affiliate, and Seller or such Non-Company Affiliate shall assume, all claims and liabilities resulting from the Excluded Litigation without any further right, liability, or obligation of any Acquired Company.

(b) From and after the Closing, upon the reasonable request of Seller, Buyer shall (including by causing the Acquired Companies to): (i) cause any officer or employee of Buyer or the Acquired Companies with actual knowledge of relevant facts pertaining to any Excluded Litigation to provide reasonable assistance and information to Seller as reasonably requested by Seller with respect to the Excluded Litigation and to participate in any discovery or testimony as reasonably requested by Seller for the Excluded Litigation, (ii) provide Seller and its Representatives with reasonable access, upon reasonable prior notice and during normal business hours, to the Purchased Assets (including access to and the ability to make copies of the Records, correspondence, emails and other information relating to any Acquired Company) reasonably related to the Excluded Litigation, but only, in each case, to the extent such assistance, participation, and access does not unreasonably interfere with the Business of Buyer or any of its Affiliates and (iii) enter into a mutually agreed joint defense agreement with Seller with respect to the Excluded Litigation. Notwithstanding anything to the contrary in this Section 6.22(b), Seller shall have no right of access to, and neither Buyer nor any of its Affiliates (or any of their respective officers or employees) shall have any obligation to provide any information the disclosure of which could reasonably be expected to jeopardize any privilege available to Buyer or its Affiliates, cause Buyer or its Affiliates (or any of their respective officers or employees) to breach a confidentiality obligation, or result in a violation of applicable Law. Seller shall reimburse Buyer for any documented out of pocket costs, attorneys’ fees, or other out of pocket expense incurred by Buyer or any Acquired Company from and after the Closing in connection with performing their respective obligations under this Section 6.22.

(c) From and after the Closing, unless the failure to take such action would reasonably be expected to adversely affect Buyer or any of the Acquired Companies in any material respect, Buyer shall, and shall cause the Acquired Companies to, not take any action intended to (i) jeopardize, weaken or damage, in each case in any material respect, those claims or (ii) materially impair the benefits of, or be materially detrimental to Seller or any Non-Company Affiliate in the advancement or defense of, the Excluded Litigation. Buyer and Seller share a common interest in the successful prosecution of the Excluded Litigation.

(d) Following the Closing, if Buyer or any of its Affiliates receives any proceeds or recoveries (by settlement or otherwise) in connection with the Excluded Litigation (the “Excluded Litigation Proceeds”), Buyer shall, within five (5) Business Days of receipt, pay to Seller an amount equal to (i) the Excluded Litigation Proceeds less (ii) any documented out of

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pocket costs, attorneys’ fees, or other out of pocket expenses incurred by Buyer or any Acquired Company in connection with performing their respective obligations under this Section 6.22 that have not been reimbursed by Seller.

6.23 RIN Payment.

(a) From and after Closing, Buyer shall (and shall cause USOR to) use commercially reasonable efforts to pursue USOR’s small refinery hardship petition filed with the EPA seeking a temporary exemption from its Renewable Volume Obligation for calendar year 2018 pursuant to 40 C.F.R. Part 80, Subpart M (the “Hardship Application”).

(b) In response to the Hardship Application:

(i) If the EPA action on such petition results in the elimination of USOR’s Renewable Volume Obligation for calendar year 2018 in its entirety, Buyer shall, within thirty (30) days following the date on which EPA’s action on such petition becomes final and nonappealable, cause the Acquired Companies to (A) liquidate the RIN Inventory ratably over a ten (10) Trading Day period, using commercially reasonable efforts to maximize the value of the RIN Inventory, and (B) remit to Seller the proceeds of such liquidated RIN Inventory (less any and all out of pocket, documented transaction costs and expenses reasonably incurred by the Buyer or any of its Affiliates (including the Acquired Companies) in connection with such liquidation);

(ii) If the EPA’s action on such petition results in no change to any component of USOR’s Renewable Volume Obligation for calendar year 2018, Seller shall, within thirty (30) days of a demand being made by Buyer, reimburse each Acquired Company for all Losses arising out of or resulting from any liability of such Acquired Company with respect to any Renewable Volume Obligation attributable to the period prior to 11:59 p.m. Pacific Time on the day before the Closing Date; and

(iii) If the EPA’s action on such petition reduces USOR’s Renewable Volume Obligation for calendar year 2018 in part, then (A) if the RIN Inventory is in excess of the RIN Inventory required to satisfy the Renewable Volume Obligation of the Acquired Companies attributable to the period prior to the 11:59 p.m. Pacific Time on the day before the Closing Date, Buyer shall, within thirty (30) day following the date on which EPA’s action on such petition becomes final and nonappealable, cause the Acquired Companies to (x) liquidate such excess RIN Inventory ratably over a ten (10) Trading Day period, using commercially reasonable efforts to maximize the value of such excess RIN Inventory, and (y) remit to Seller the proceeds of such liquidated excess RIN Inventory (less any and all out of pocket, documented transaction costs and expenses reasonably incurred by Buyer or any of its Affiliates (including the Acquired Companies) in connection with such liquidation) and (B) if the RIN Inventory is not sufficient to satisfy the Renewable Volume Obligation of the Acquired Companies attributable to the period prior to 11:59 p.m. Pacific Time on the day before the Closing Date, Seller shall, within

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thirty (30) days of a demand being made by Buyer, reimburse each Acquired Company for all Losses arising out of or resulting from any liability of such Acquired Company with respect to any Renewable Volume Obligation attributable to the period prior to 11:59 p.m. Pacific Time on the day before the Closing Date.

6.24 Listing Application. At the Closing, Buyer Parent shall cause the shares of Buyer Parent Common Stock comprising the Equity Purchase Price to be issued in accordance with the rules and regulations of the New York Stock Exchange. Without limiting the generality of the foregoing, Buyer Parent shall cause all such filings with the New York Stock Exchange to be completed and otherwise to take all such actions as may be reasonably necessary for the shares of Buyer Parent Common Stock comprising the Equity Purchase Price to be approved for listing on the New York Stock Exchange from and after the time of Closing, subject to official notice of issuance.

6.25 Buyer Parent Board Approval; Takeover Laws. From and after the Closing, Buyer Parent shall not, and shall cause the board of directors of Buyer Parent not to, take any action (including by amending the Buyer Parent Charter or any other Charter Documents of Buyer Parent) that would revoke, modify, amend or otherwise affect the Buyer Parent Board Approval. Buyer Parent shall, and shall cause the board of directors of Buyer Parent to, exempt (or ensure the continued exemption of) the transactions contemplated hereby (including the issuance of the Equity Purchase Price) from the Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby. Assuming no other restrictions on transfer are applicable, Buyer Parent shall cause the Transfer Agent to effect on its books and records, at the time of such Transfer, any Transfer by Seller or any of its Affiliates that is permitted by the Buyer Parent Board Approval or Article 11 of the Buyer Parent Charter.

6.26 Tax Insurance Policies. The Parties shall use commercially reasonable efforts to cooperate in obtaining Tax Insurance Policies on commercially reasonable terms.

6.27 Guaranty.

(a) [***].

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(b) [***].

(c) [***].

(d) [***].

6.28 Return of Buyer LC. If prior to Closing this Agreement is validly terminated in accordance with the terms of this Agreement, other than a termination of this Agreement by Seller pursuant to Section 9.1(b), Seller shall, promptly after such termination, return the Buyer LC to Buyer.

6.29 Delivery of Commitment Fee and Buyer LC. Within one (1) Business Day following the date of this Agreement, Buyer shall deliver to Seller a non-refundable wire transfer of $3,390,314, and within two (2) Business Days following the date of this Agreement, Buyer shall deliver to Seller the Buyer LC (including the original signature page thereto).

ARTICLE VII

BUYER’S CONDITIONS TO CLOSING

The obligation of Buyer to consummate the Closing is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Buyer, to the extent permitted by applicable Law, in its sole discretion):

7.1 Representations and Warranties. (a) The representations and warranties made by Seller in Article III or IV (other than the Seller Fundamental Representations and the representations and warranties in Section 4.18 (Absence of Changes)) (without giving effect to any materiality or Company Material Adverse Effect qualifier contained therein) shall be true and correct on and as of the Closing as though made on and as of the Closing (other than those representations and warranties that speak to an earlier date, which representations and warranties shall be true and correct as of such earlier date), except where the failure to be true and correct, taken as a whole, would not reasonably be expected to result in a Company Material Adverse Effect and would not reasonably be expected to result in a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby, (b) the Seller Fundamental

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Representations shall be true and correct in all respects on and as of the Closing as though made on and as of the Closing (other than those representations and warranties that speak to an earlier date, which representations and warranties shall be true and correct as of such earlier date) and (c) the representations and warranties in Section 4.18 (Absence of Changes) shall be true and correct in all respects as of the date on which they speak; provided that for purposes of this Section 7.1, the reference to “as of the date of this Agreement” in the lead in to Article III and Article IV, which precede respectively Sections 3.1 and 4.1, shall be disregarded.

7.2 Performance. Seller shall have performed and complied, in all material respects, with the covenants required by this Agreement to be performed or complied with by Seller at or before the Closing.

7.3 Officer’s Certificate. Seller shall have delivered to Buyer at the Closing an officer’s certificate, dated as of the Closing Date, confirming the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

7.4 Orders and Laws. There shall not be any effective Law or Order (except for any such Order issued in connection with a Proceeding instituted by Buyer or its Affiliates) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

7.5 Consents and Approvals. The Buyer Approvals listed on Schedule 7.5 and Company Consents listed on Schedule 8.5, shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority with respect to the Buyer Approvals shall have occurred; provided, however, that the absence of any appeals and the expiration of any appeal period with respect to any of the foregoing shall not constitute a condition to Closing hereunder.

7.6 Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Buyer under Section 2.4.

7.7 No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

7.8 Financing Failure. No Financing Failure has occurred and is continuing.

ARTICLE VIII

SELLER’S CONDITIONS TO CLOSING

The obligation of Seller to consummate the Closing is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Seller, to the extent permitted by applicable Law, in its sole discretion):

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8.1 Representations and Warranties. (a) The representations and warranties made by Buyer in Article V (other than the Buyer Fundamental Representations and the representations and warranties in Section 5.16 (Absence of Changes)) (without giving effect to any materiality or Buyer Parent Material Adverse Effect qualifier contained therein) shall be true and correct on and as of the Closing as though made on and as of the Closing (other than those representations and warranties that speak to an earlier date, which representations and warranties shall be true and correct as of such earlier date), except where the failure to be true and correct, taken as a whole, would not reasonably be expected to result in a Buyer Parent Material Adverse Effect and would not reasonably be expected to result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby, (b) the Buyer Fundamental Representations shall be true and correct in all respects on and as of the Closing as though made on and as of the Closing (other than those representations and warranties that speak to an earlier date, which representations and warranties shall be true and correct as of such earlier date) and (c) the representations and warranties in Section 5.17 (Absence of Changes) shall be true and correct in all respects as of the date on which they speak; provided that for purposes of this Section 8.1, the reference to “as of the date of this Agreement” in the lead in to Article V, which precedes Section 5.1, shall be disregarded.

8.2 Performance. Buyer shall have performed and complied, in all material respects, with the covenants required by this Agreement to be so performed or complied with by Buyer at or before the Closing (and for purposes of clarification the failure by Buyer to pay any amounts pursuant to Section 2.2 shall be deemed to be a material failure by Buyer).

8.3 Officer’s Certificate. Buyer shall have delivered to Seller at the Closing a certificate of an officer of Buyer, dated as of the Closing Date, confirming the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

8.4 Orders and Laws. There shall not be any effective Law or Order (except for any such Order issued in connection with a Proceeding instituted by Seller or its Affiliates) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

8.5 Consents and Approvals. The Seller Approvals and Company Consents, in each case listed on Schedule 8.5, shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority with respect to the Seller Approvals shall have occurred; provided, however, that the absence of any appeals and the expiration of any appeal period with respect to any of the foregoing shall not constitute a condition to Closing hereunder.

8.6 Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 2.5.

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8.7 No Buyer Parent Material Adverse Effect. Since the date of this Agreement, no Buyer Parent Material Adverse Effect shall have occurred and be continuing.

8.8 Listing. The shares of Buyer Parent Common Stock comprising the Equity Purchase Price shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

8.9 Buyer Parent Board Approval. The Buyer Parent Board Approval shall be in full force and effect and shall not have been rescinded, amended, restated or otherwise modified in any respect.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated, as follows:

(a) at any time before the Closing, by Seller or Buyer, by notice to the other Party, in the event that any effective Law or final and non-appealable Order restrains, enjoins or otherwise prohibits or makes illegal the sale of the Interests pursuant to this Agreement;

(b) at any time before the Closing, by Seller, by written notice to Buyer, if Buyer has breached any of its representations, covenants or agreements hereunder and such breach would or does result in the failure of any condition expressly set forth in Article VIII, and (other than a breach of Buyer’s obligation to make any payment set forth in and in accordance with Section 2.5 or Buyer’s obligation under Section 6.29, each of which shall not have any cure period) such breach has not been cured within the earlier to occur of 30 days following written notification to Buyer thereof or by the Termination Date; provided, however, that if, such 30-day period ends prior to the Termination Date and Buyer is endeavoring in good faith, and proceeding diligently, to cure such breach, Buyer shall have an additional 30 days (or, if the Termination Date occurs prior to the expiration of such additional 30 days, until the Termination Date) in which to effect such cure;

(c) at any time before the Closing, by Buyer, by written notice to Seller, if Seller has breached any of its representations, covenants or agreements hereunder and such breach would or does result in the failure of any condition expressly set forth in Article VII, and such breach has not been cured within the earlier to occur of 30 days following written notification to Seller thereof or by the Termination Date; provided, however, that if, such 30-day period ends prior to the Termination Date and Seller is endeavoring in good faith, and proceeding diligently, to cure such breach, Seller shall have an additional 30 days (or, if the Termination Date occurs prior to the expiration of such additional 30 days, until the Termination Date) in which to effect such cure;

(d) at any time before the Closing, by Buyer or Seller, by notice to the other Party, if the Closing has not occurred on or before 5:00 p.m. Pacific Time on the earlier to occur of January 25, 2019, as such date is extended, if applicable, pursuant to and in accordance with

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Section 6.8(a) (the “Termination Date”); provided, however, that Seller may, prior to 5:00 p.m. Pacific Time on January 25, 2019, extend the Termination Date to a date that is not later than February 25, 2019 (and if so extended, such later date shall then, for all purposes under this Agreement, be the “Termination Date”); provided further, neither Buyer nor Seller may terminate this Agreement, and Seller may not extend the Termination Date, pursuant to this Section 9.1(d) if it is in breach of this Agreement and such breach has caused or resulted in the failure of the transactions contemplated by this Agreement to have been consummated prior to the Termination Date;

(e) at any time before the Closing, by Buyer or Seller pursuant to Section 6.8, by notice to the other Party in accordance with Section 6.8; or

(f) by mutual written consent of the Parties.

9.2 Effect of Termination.

(a) If this Agreement is validly terminated pursuant to Section 9.1, except as set forth in Section 9.2(b), this Agreement shall become null and void and have no effect, the obligations of the Parties under this Agreement shall terminate, there will be no liability or obligation on the part of Seller or any of its Affiliates or Buyer or any of its Affiliates, and Seller and its Affiliates shall be free immediately to enjoy all rights of ownership of the Interests and the Purchased Assets and to sell, transfer, encumber or otherwise dispose of any such Interests or any Purchased Asset to any Person without any restriction under this Agreement, provided that, notwithstanding the foregoing, the Confidentiality Agreement, Sections 6.2(b), 6.12, 6.27, 6.28, 9.2, 10.3, 10.5, 10.6, 10.9, and Article XI (other than Section 11.14) will survive any such termination and, subject to the limitations in this Section 9.2 and Section 10.6(b), each Party shall continue to be liable for (x) knowing and intentional breach made in bad faith by such Party prior to termination of this Agreement of any covenant or agreement of such Party under this Agreement or (y) any Fraud

(b) In the event (i) Seller validly terminates this Agreement pursuant to Section 9.1(b) due to (x) a breach of Buyer’s obligation to make any payment set forth in and in accordance with Section 2.5 (unless a Buyer Parent Material Adverse Effect has occurred and is continuing) or (y) a breach of Buyer’s obligation under Section 6.29, the Parties agree that Seller shall have suffered a loss of incalculable nature and amount, and Buyer shall pay to Seller a fee equal to ten percent (10.0%) of the Base Purchase Price, or (ii) other than as contemplated by clause (i), Seller validly terminates this Agreement pursuant to Section 9.1(b) (including due to a breach of Buyer’s obligation to make any payment set forth in and in accordance with Section 2.5 (even if a Buyer Material Adverse Effect has occurred and is occurring), the Parties agree that Seller shall have suffered a loss of incalculable nature and amount, and Buyer shall pay to Seller a fee equal to seven and a half percent (7.5%) of the Base Purchase Price (the termination fee contemplated by clause (i) or clause (ii), as applicable, the “Buyer Termination Fee”), it being understood that in no event shall Buyer be required to pay the Buyer Termination Fee on more than one occasion. Seller shall have the right to immediately draw upon the Buyer LC posted on behalf of Buyer to satisfy a

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portion of such Buyer Termination Fee without the need for any consent, approval or other action of the part of Buyer or any other Person, and Buyer shall pay immediately to Seller an amount in immediately available funds equal to the Buyer Termination Fee, less the lesser of (x) the face amount of the Buyer LC and (y) any amounts actually received by Seller under the Buyer LC. Notwithstanding anything to the contrary in this Agreement, in the event the Closing fails to occur due to a default or breach by Buyer hereunder, Seller, on behalf of itself and each of its Affiliates, acknowledges and agrees that Seller’s right to receive payment of the Buyer Termination Fee pursuant to this Section 9.2(b) shall be the sole and exclusive remedy of Seller and its Affiliates against Buyer or any of its Affiliates for any and all Losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to the failure of the Closing to occur. The Parties acknowledge that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that the Parties would not have entered into this Agreement without the agreements in this Section 9.2(b).

ARTICLE X

LIMITATIONS ON LIABILITY, WAIVERS AND INDEMNITY

10.1 Indemnity. From and after Closing:

(a) [***].

(b) [***].

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10.2 Limitations of Liability. [***]

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10.3 Indirect Claims. From and after the Closing, other than claims for indemnification pursuant to this Article X or claims for Fraud, Buyer, on behalf of itself and each Acquired Company, hereby releases, indemnifies and holds harmless Seller and its Affiliates and their respective Representatives (acting in their capacity as such) from and against any Losses, and shall not make any Claim, for officer, director, partner, manager or controlling (or any other) stockholder or member liability or for breach of any fiduciary or other duty or breach of any employment contract (or similar arrangement) relating to any pre-Closing actions or failures to act (including negligence or gross negligence) in connection with the business, ownership or operation of any Acquired Company prior to the Closing.

10.4 [Reserved]

10.5 [***].

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10.6 [***].

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10.7 Procedure with Respect to Third-Party Claims.

(a) Promptly after any Party (the “Claiming Party”) believes that it has a Claim for indemnification against another Party (the “Responding Party”) as a result of a pending or threatened Claim by a third party (a “Third Party Claim”), the Claiming Party shall promptly notify the Responding Party of such Third Party Claim and specify in such notice, in reasonable detail, each individual Loss subject to indemnification hereunder, the basis for any alleged indemnification obligation related to each such Loss (including, the nature of the misrepresentation, breach of warranty, breach of covenant or indemnification Claim on which such Claim for indemnification is based) and the computation of the amount of indemnification to which such Claiming Party claims to be entitled hereunder. The Claiming Party shall enclose with such notice a copy of all papers served with respect to such Third Party Claim, if any, and any other material documents in the possession or under the control of such Claiming Party relating to such Third Party Claim. Any failure of a Claiming Party to so notify a Responding Party shall not relieve the Responding Party of liability hereunder except to the extent that the defense of such Third Party Claim is materially prejudiced by the failure to give such notice.

(b) Within thirty (30) days following receipt by a Responding Party of a notice from a Claiming Party pursuant to Section 10.7(a), the Responding Party shall be entitled to assume the defense or prosecution of such Third Party Claim, if (i) the Responding Party provides notice to the Claiming Party that the Responding Party intends to undertake such defense and acknowledges in writing its obligation to indemnify the Claiming Party for Losses related to such Third Party Claim or compromise, settlement or defense thereof, (ii) the Responding Party conducts the defense of the Third Party Claim with counsel reasonably satisfactory to the Claiming Party, and (iii) if the Responding Party is a party to the Proceeding, the Responding Party has not determined in good faith that joint representation would be inappropriate because of a conflict in interest. The Claiming Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by the Claiming Party in its sole discretion) in any such action and to participate in the defense thereof; provided that the Claiming Party may not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Responding Party. The fees and expenses of any counsel retained by the Claiming Party shall be paid by such Claiming Party; provided, however, that if the Responding Party determines in good faith that there exists a conflict in interest that would make it inappropriate for the same counsel to represent both the Claiming Party and the Responding Party, then the Claiming Party shall be entitled to retain a single firm to serve as its own counsel, at the expense of the Responding Party. The Claiming Party shall, at the cost and expense of the Responding Party, fully cooperate with the Responding Party and its counsel in the defense or prosecution of such Third Party Claim. The Responding Party may compromise or settle any such Third Party Claim without the Claiming Party’s written consent; provided, however, that the prior written consent of the Claiming Party shall be required with respect to any such compromise or settlement if (A) the Claiming Party or any of its Affiliates would be required to pay any monetary damages as a result of such compromise or settlement, (B) such compromise or settlement contains any sanction or restriction that would adversely affect the conduct of any

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business of the Claiming Party or its Affiliates in any material respect, or (C) such compromise or settlement does not fully and unconditionally release the Claiming Party with respect to such Third Party Claim. The Responding Party will not be obligated to indemnify the Claiming Party hereunder for any settlement or compromise of any Third Party Claim entered into without the Responding Party’s prior written consent.

(c) If the conditions set forth in clauses (i) through (iii) of Section 10.7(b) are not satisfied, then the Claiming Party may (upon notice to the Responding Party) undertake the defense or prosecution of such Third Party Claim with counsel reasonably satisfactory to the Responding Party; provided, however, that the Responding Party shall reimburse the Claiming Party for the costs of defending against such Third Party Claim (including reasonable attorneys’ fees and expenses of a single firm) and shall remain otherwise responsible for any indemnifiable Losses with respect to amounts arising from or related to such Third Party Claim, in both cases, to the extent it is ultimately determined that such Responding Party is obligated to indemnify the Claiming Party with respect to such Third Party Claim under this Agreement.

10.8 Access to Information. After the Closing, Buyer shall, upon reasonable prior notice from Seller, grant Seller and its Representatives, and Buyer shall cause each Acquired Company to grant to Seller and its Representatives, access, at all reasonable times and at Seller’s sole cost and expense, to all of the Records relating to each Acquired Company in its possession or the possession of any Acquired Company, and shall afford Seller the right to take extracts therefrom and to make copies thereof, to the extent relating to events that occurred prior to Closing and to the extent needed for a legitimate business purpose (excluding any investigation, Claim or Proceeding among the Parties and/or their Affiliates arising under this Agreement but expressly including any investigation, Claim or Proceeding that was initiated by Buyer or any of its Affiliates, on the one hand, against Seller or any of its Affiliates, on the other hand). Buyer shall maintain, and shall cause each Acquired Company to maintain, such Records in accordance with Buyer’s good faith retention policies in effect from time to time, or if any of the Records pertain to any Claim or dispute pending on the date such retention period expires in accordance with the applicable policy of Buyer then in effect, Buyer shall maintain any of the Records designated by Seller or its Representatives until such Claim or dispute is finally resolved and the time for all appeals has been exhausted. Notwithstanding anything herein to the contrary, Seller and its Representatives shall have no right of access to, and Buyer shall have no obligation, and shall have no obligation to cause any of its Affiliates, including the Acquired Companies, to provide any information the disclosure of which could reasonably be expected to (a) jeopardize any attorney-client privilege or work product doctrine available to Buyer or any of its Affiliates, including any Acquired Company, (b) cause Buyer or any of its Affiliates, including any Acquired Company, to breach a third-party Contract, if and to the extent Buyer or such Affiliate has utilized reasonable efforts to obtain consent from the third party to grant access to Seller, or (c) result in any violation of Law. Notwithstanding anything to the contrary in this Agreement, Buyer shall not have access to the Excluded Records, whether prior to, at or after the Closing.

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10.9 Tax Characterization of Indemnity Payments. Any indemnity payments made from one Party to another under this Agreement will be treated for all Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

10.10 Indemnification Insurance Policies. Notwithstanding anything to the contrary contained herein, other than claims for Fraud, from and after the Closing, the Buyer Indemnified Parties shall have no recourse to Seller or any of the Non-Company Affiliates for Losses as a result of, arising out of, or related to (a) any breach of or inaccuracy in any representation or warranty of Seller in this Agreement (or in any certificate delivered hereunder), and (b) any and all Company Taxes and Buyer Taxes, and the sole and exclusive remedy and recourse of the Buyer Indemnified Parties for Losses as a result of, arising out of, or related to any breach of or inaccuracy in any representation or warranty of Seller in this Agreement (or in any certificate delivered hereunder) or Company Taxes shall be to recover against Indemnification Insurers under any Indemnification Insurance Policy. If purchased, Buyer shall cause each Indemnification Insurance Policy to expressly provide that the Indemnification Insurer(s) issuing such policy shall waive or otherwise not pursue any subrogation rights against Seller or any of its Affiliates and/or any of their respective equityholders, officers, directors, employees, agents, advisors or representatives, except in the case of Fraud by such Person, as applicable. From and after the date of this Agreement, Buyer shall not (and shall cause its Affiliates to not) grant any right of subrogation or otherwise amend, modify, terminate, or waive any term or condition of an Indemnification Insurance Policy in a manner inconsistent with the immediately preceding sentence. Subject to the Purchase Price adjustment for the Tax Insurance Policy Costs contemplated in Section 2.2(a)(vii), at or prior to Closing, Buyer shall pay or cause to be paid, all costs and expenses related to each Indemnification Insurance Policy, including the total premium, underwriting costs, brokerage commission, and other fees and expenses of such policy. From and after issuance of each Indemnification Insurance Policy, Buyer, the Acquired Companies and their Affiliates shall not amend, modify, or otherwise change, terminate, or waive any provision of such Indemnification Insurance Policy in a manner adverse to Seller.

10.11 Holdback Amount.

(a) If at any time prior to the Holdback Deadline, Buyer delivers to Seller a Notice of Claim that Buyer is entitled to indemnity pursuant to Section 10.1(a) from the Holdback Amount for any alleged Losses, within thirty (30) days after receipt of any such Notice of Claim, Seller shall either (i) (A) provide the Transfer Agent with the applicable Transfer Agent Documentation, in which case Buyer shall also provide the Transfer Agent with any applicable Transfer Agent Documentation, and (B) Seller and Buyer shall deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to (1) transfer to Buyer Parent from the Holdback Amount a number of shares of Buyer Parent Common Stock (calculated at the Current Price) equal to all or a stipulated amount of such alleged Losses set forth in such Notice of Claim and (2) remove the Contract Legend on such shares or (ii) deliver to Buyer (A) a notice that Seller disputes that the members of the Buyer Indemnified Group are entitled to indemnity of all or any portion of the amount of the alleged Losses in Buyer’s Notice of Claim or (iii) any combination of clause (i) or (ii).

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(b) If Seller (i) fails to timely deliver a notice to Buyer in response to a Buyer’s Notice of Claim in accordance with this Agreement or (ii) timely delivers a notice that Seller disputes only a portion of the Losses alleged in Buyer’s Notice of Claim in accordance with this Agreement, then (A) in the case of subpart (i) of this Section 10.11(b), Seller and Buyer shall (1) provide the Transfer Agent with the applicable Transfer Agent Documentation and (2) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to (I) transfer from the Holdback Amount to Buyer a number of shares of Buyer Parent Common Stock (calculated at the Current Price) equal to entire amount of the alleged Losses specified in the applicable Notice of Claim and (II) remove the Contract Legend on such shares and (B) in the case of subpart (ii) of this Section 10.11(b), Seller and Buyer shall (1) provide the Transfer Agent with the applicable Transfer Agent Documentation and (2) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to (I) transfer to Buyer Parent from the Holdback Amount a number of shares of Buyer Parent Common Stock (calculated at the Current Price) equal to the alleged Losses specified in Seller’s notice that are not in dispute and (II) remove the Contract Legend on such shares.

(c)

(i) Promptly after the Holdback Deadline (but in no event more than three Business Days thereafter), Seller and Buyer shall (A) provide the Transfer Agent with the applicable Transfer Agent Documentation and (B) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to remove the Contract Legend on the amount, if any, of the Buyer Parent Common Stock equal to the remainder of (x) the Holdback Amount minus (y) a number of shares of Buyer Parent Common Stock (calculated at the Current Price as of the Holdback Deadline) equal to all undisbursed or unpaid alleged Losses alleged by Buyer in one or more Buyer’s Notices of Claims.

(ii) If following the Holdback Deadline the Parties reach final agreement or other final non-appealable resolution as to the Losses alleged by Buyer in one or more Buyer’s Notices of Claim that remained unresolved as of the Holdback Deadline, Seller and Buyer shall (A) provide the Transfer Agent with the applicable Transfer Agent Documentation and (B) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to (x) transfer to Buyer a number of shares of Buyer Parent Common Stock (calculated at the Current Price as of the Holdback Deadline) equal to any amounts to which Buyer is entitled upon resolution of such dispute and remove the Contract Legend on such shares and (y) remove the Contract Legend on the remaining shares of Buyer Parent Common Stock that were held back in respect of the applicable claim pursuant to Section 10.11(c)(i).

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(d) In the event that the Transfer Agent fails to remove the Contract Legend within five (5) Business Days of (x) delivery of the Transfer Agent Documentation by Seller and Buyer, as applicable, and (y) joint written instructions from Buyer and Seller with respect to the shares of Buyer Parent Common Stock to which Seller is entitled under this Section 10.11 (the “Eligible Shares”), Buyer shall either (1) pay to Seller an amount in cash equal to the product of (x) the number of Eligible Shares and (y) the Current Price (on the date on which the Transfer Agent was required to remove the Contract Legend pursuant to this Agreement) or (2) issue to Seller additional shares equal to the number of Eligible Shares without any Contract Legend. After Buyer shall have satisfied its obligations under this Section 10.11(d), (A) Seller and Buyer shall provide the Transfer Agent with the applicable Transfer Agent Documentation and (B) deliver the Transfer Agent joint written instructions to transfer to Buyer the applicable Eligible Shares and remove the Contract Legends on such shares.

(e) The Current Price and the number of shares recoverable by the Buyer and Seller hereunder shall be adjusted equitably in the event of any stock dividend, stock split, subdivision or reclassification with respect to the Buyer Parent Common Stock.

ARTICLE XI

MISCELLANEOUS

11.1 Notices.

(a) Any notice, notification, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered by electronic mail, in person or sent by facsimile or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:

If to Buyer, to:

Par Petroleum, LLC

c/o Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

Attn: General Counsel

Facsimile No.: (832) 518-5203

E-mail: mvaughn@parpacific.com

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in each case with a copy to:

Bracewell LLP

711 Louisiana St., Suite 2300

Houston, Texas 77002

Attn: Ryan S. Holcomb

Facsimile No.: (800) 404-3970

E-Mail: ryan.holcomb@bracewell.com

If to Seller, to:

TrailStone NA Oil & Refining Holdings, LLC

2901 Via Fortuna, Suite 125

Austin, Texas 78746

Attn: General Counsel

Facsimile No.: (512) 628-4300

E-Mail: DJ.Withee@TrailStoneGroup.com

and

Riverstone Holdings LLC

1000 Louisiana, Suite 1450

Houston, Texas 77002

Attn: General Counsel

Facsimile No.: (212) 993-0077

E-Mail: rgray@riverstonellc.com

in each case with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attn: Trina Chandler

Facsimile No.: (713) 615-5088

E-Mail: tchandler@velaw.com

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(b) Notice given by personal delivery, mail or overnight courier pursuant to this Section 11.1 shall be effective upon physical receipt. Notice given by electronic mail pursuant to this Section 11.1 shall be effective upon receipt of an appropriate electronic answerback or confirmation when so delivered. Notice given by facsimile pursuant to this Section 11.1 shall be effective as of the date of confirmed delivery if delivered before 5:00 p.m. Pacific Time on any Business Day or the next succeeding Business Day if confirmed delivery is after 5:00 p.m. Pacific Time on any Business Day or during any non-Business Day. Each Party may change the address by which proper notice shall be given pursuant to this Section 11.1 by providing notice to the other Party in accordance with this Section 11.1.

11.2 Entire Agreement. Except for the Confidentiality Agreement and the Buyer LC, this Agreement supersedes all prior discussions, representations and warranties, and agreements between the Parties and/or their Affiliates with respect to the subject matter hereof and contains the sole and entire agreement between the Parties and their Affiliates hereto with respect to the subject matter hereof.

11.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

11.4 Disclosure.

(a) Seller may, at its option, include in the Schedules items that are not material, and any such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed in any Schedule shall constitute a disclosure for all purposes under this Agreement notwithstanding any reference to a specific section, and all such information shall be deemed to qualify the entire Agreement and not just such section to the extent such item is disclosed in such a way as to make its relevance to such other section reasonably apparent on its face.

(b) In no event shall disclosure of any matter, fact, occurrence, information or circumstance in this Agreement be deemed or interpreted to broaden the scope of, or alter or otherwise change, the representations and warranties, obligations, covenants, conditions, indemnities or agreements contained in this Agreement, or to create any representation, warranty, obligation, covenant, condition, indemnity or agreement that is not contained in the Agreement. The inclusion of any matter, fact, information or circumstance in this Agreement shall not be construed as an admission or acknowledgment or otherwise imply that such matter, fact, occurrence, information or circumstance is required to be listed in this Agreement in order for any representation or warranty in the Agreement to be true and correct, or that any such matter, fact, occurrence, information or circumstance arises to a Company Material Adverse Effect or is material (or not material) to or outside (or in) the ordinary course of business of any Acquired Company (or the Business) (or that any such matter, fact, occurrence, information or circumstance is above or below any specified threshold).

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(c) Any exception, qualification or other disclosure set forth in this Agreement with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception, qualification or other disclosure with respect to all other representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter disclosed is adequate so as to make reasonably apparent that such exception, qualification or disclosure is applicable to such other representations, warranties or covenants whether or not such exception, qualification or disclosure is so numbered.

(d) Matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Schedules. In particular, although the Schedules may contain supplementary information not specifically required under this Agreement to be included in the Schedules, such additional matters are set forth for informational purposes, are not represented or warranted in this Agreement and do not necessarily include other matters of a similar nature.

(e) All references in this Agreement to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the Parties and are not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party, or give rise to any Claim or benefit to any Person. In addition, the disclosure of any matter in the Schedules is not to be deemed an admission against any Party that such matter actually constitutes noncompliance with or a violation of Contract or Law or other topic to which such disclosure is applicable.

(f) In disclosing any matter, fact, occurrence, information or circumstance in this Agreement, the disclosing party is not waiving any attorney-client privilege associated with any such matter, fact, occurrence, information or circumstance, or any protection afforded by the “work product doctrine” with respect to any of the same.

11.5 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof. No agreement on the part of a Party to any waiver or any consent under this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of such Party. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law, will, subject to Section 10.6, be cumulative and not alternative.

11.6 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Seller and Buyer. Notwithstanding anything to the contrary herein, this Section 11.6, Section 11.7 (No Third Party Beneficiaries), Section 11.12

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(Governing Law; Venue; and Jurisdiction), Section 11.16 (No Recourse to Debt Financing Parties) and the definition of “Debt Financing Sources” in Section 1.1 may not be amended or modified in a manner that adversely affects the right of the Debt Financing Parties without the prior written consent of the Debt Financing Sources.

11.7 No Third Party Beneficiaries. Except for the provisions of Sections 6.2(b), 6.7, and 10.3 (which are intended to be for the benefit of the Persons identified therein) and except for the Debt Financing Parties who shall be express third-party beneficiaries with respect to this Section 11.7 and Section 11.6 (Amendments), Section 11.12 (Governing Law; Venue; and Jurisdiction), and Section 11.16 (No Recourse to Debt Financing Parties), the terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

11.8 Assignment; Binding Effect. Any Party may, without the prior written consent of the other Party, assign its rights and obligations hereunder to an Affiliate and Buyer may, without the prior written consent of Seller, assign this Agreement or any other Transaction Document or all or any portion of Buyer’s rights, interest or obligations hereunder or thereunder to any Debt Financing Party in connection with the grant of a security interest in the collateral for the Debt Financing; provided that, (a) no such assignment shall release the assigning Party from its obligations hereunder, (b) the Buyer Indemnified Parties shall be responsible for and indemnify, defend and hold harmless Seller and its Affiliates from any Taxes resulting from any assignment by Buyer (or any of its successors and assigns) of its rights pursuant to this Agreement and (c) prior to the Closing, Seller may not assign any of its rights or obligations hereunder. Except as provided in the preceding sentence, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 11.8, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

11.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.

11.10 Invalid Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

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11.12 Governing Law; Venue; and Jurisdiction.

(a) This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, or performance of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s Law.

(b) Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court, in each case, sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom), in connection with any Proceeding brought in connection with the rights and obligations of the Parties pursuant to this Agreement, and agrees that any such Proceeding may be brought in such court. Each Party hereby irrevocably waives the defense of an inconvenient forum to the maintenance of any such Proceeding. Each Party further agrees to accept service of process out of any of the before mentioned courts in any such dispute by registered or certified mail addressed to the Party at the address set forth in Section 11.1.

(c) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM THEREIN.

(d) Notwithstanding anything in this Agreement to the contrary, each of the Parties agrees that it will not bring or support any dispute, suit, action or claim against any Debt Financing Source, or any Affiliates of any such Person or any of their respective stockholders, members, partners, managers, officers, directors, employees, agents, advisors, representatives, successors or permitted assigns (each such Person, a “Debt Financing Party”) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than the forums identified above in this Section 11.12.

11.13 Attorneys’ Fees. If either Party shall bring an action to enforce the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and expenses incurred in such action from the unsuccessful Party.

11.14 Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby (including the satisfaction of any condition to Closing) are special, unique and of extraordinary character and that, if either Party violates, fails or refuses to perform or otherwise breaches any covenant or agreement made by it herein, the non-breaching Party will be without an adequate remedy at law. If either Party violates,

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fails or refuses to perform or otherwise breaches any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof, may (at any time prior to the earlier of valid termination of this Agreement pursuant to Article IX and the Closing) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. For purposes of clarification, nothing contained in this Agreement, shall prevent or impair the ability of a Party to seek specific performance prior to the earlier of valid termination of this Agreement in accordance with Article IX and the Closing; provided that, notwithstanding anything to the contrary in this Agreement, it is agreed that Seller shall not be entitled to specific performance of Buyer’s obligation to consummate the Closing (but Seller shall be entitled to specific performance of each of Buyer’s other obligations under this Agreement), even if all of the conditions to Buyer’s obligation proceed with the Closing under Article VII have been satisfied or waived by Buyer and Buyer fails to close, and Seller recognizes that its sole and exclusive remedy in such instance is to terminate this Agreement pursuant to Section 9.1(b) and recover the Buyer Termination Fee pursuant to Section 9.2. Each Party further agrees that no Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.15 Counsel Waiver. Buyer agrees, on its own behalf and on behalf of its Affiliates and Representatives (including the Acquired Companies following Closing), that, following the Closing, Vinson & Elkins L.L.P. (“Seller Counsel”) may serve as counsel to Seller and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated by this Agreement, including any dispute arising out of or relating to this Agreement and the transactions contemplated by this Agreement notwithstanding any representation by Seller Counsel of the Acquired Companies prior to the Closing. Buyer, on behalf of itself and its Affiliates and Representatives (including the Acquired Companies after the Closing) hereby (a) consents to representation of Seller and its Affiliates by Seller Counsel in connection with any matters related to this Agreement and the transactions contemplated by this Agreement, (b) waives any Claim it has or may have that Seller Counsel has a conflict of interest or is otherwise prohibited from engaging in such representation based on its representation of the Acquired Companies prior to the Closing, and (c) agrees that, in the event that a dispute arises between Buyer and/or either of the Acquired Companies or any of their respective Affiliates on the one hand, and Seller and/or its Affiliates on the other hand, Seller Counsel may represent Seller and/or their Affiliates in such dispute even though the interests of Seller and its Affiliates may be directly adverse to Buyer or the Acquired Companies or any of their respective Affiliates and even though Seller Counsel may have represented the Acquired Companies in a matter substantially related to such dispute. Buyer further agrees that, as to all communications among Seller Counsel, the Acquired Companies, Seller or their respective Affiliates and Representatives prior to the Closing that relate in any way to this Agreement or the transactions contemplated by this Agreement, the attorney-client privilege belongs, to the extent such privilege exists, to Seller and their Non-Company Affiliates and may be controlled by Seller and their Non-Company Affiliates and will not, with respect to such

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privileged communications, pass to or be claimed by Buyer or the Acquired Companies or any of their respective Affiliates. To the extent that Buyer, the Acquired Companies, or any of their respective Affiliates has or maintains any ownership of the privilege with respect to these communications, they agree, except as may be required by applicable Law, not to waive or to attempt to waive the privilege without the express written approval of Seller. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or any Acquired Company, on the one hand, and a Person (other than Seller and its Non-Company Affiliates) or any Governmental Authority, on the other hand, after the Closing, the Acquired Companies may assert the attorney-client privilege against such Person to prevent disclosure of confidential communications by or with Seller Counsel.

11.16 No Recourse to Debt Financing Parties. Subject to the rights of the parties to the Debt Commitment Letter under the terms thereof, none of Seller nor any of its Affiliates, solely in their capacities as parties to this Agreement, shall have any rights or claims against any Debt Financing Party, in connection with this Agreement or the Debt Financing, whether at law or equity, in contract, in tort or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

SELLER:

TRAILSTONE NA OIL & REFINING HOLDINGS, LLC

By:	/s/ Jarek Kozlowski
Name:	Jarek Kozlowski
Title:	Chief Financial Officer

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BUYER:

PAR PETROLEUM, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

BUYER PARENT:

PAR PACIFIC HOLDINGS, INC. (solely for purposes of Section 6.1, Section 6.3(f), Section 6.12, Section 6.18, Section 6.24, Section 6.25, Section 6.27, Article I and Article XI)

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

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